PURCHASE AND SALE AGREEMENT
This PURCHASE AND SALE AGREEMENT (this “Agreement”) is made as of November 20, 2015, by and between Four Star Holdings, LLC, a Delaware limited liability company (“Seller”), and Western Megawatt Resources, LLC, a Delaware limited liability company (“Buyer”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article X.
WHEREAS, Seller owns all of the equity interests of Southwest Coal Holdings, LLC, a Delaware limited liability company (“Southwest Holdco”) which consists of 100% of the outstanding membership interest in Southwest Holdco (the “Holdco Equity”), and Southwest Holdco directly owns, or will as of the Closing own, all of the equity interests in CO Holdco, which (directly or indirectly) owns, or will as of the Closing own, each of the Colorado Target Companies, and all of the equity interests in NM Holdco, which (directly or indirectly) owns, or will as of the Closing own, each of the New Mexico Target Companies (CO Holdco, NM Holdco, the Colorado Target Companies and the New Mexico Target Companies each a “Target Company” and collectively, the “Target Companies”), which consist of all of the equity ownership interest in each of the Target Companies (the “Target Companies Equity”; the Holdco Equity together with the Target Companies Equity shall be referred to as the “Equity”; and Southwest Holdco and each Target Company shall each individually be referred to as a “Company” and collectively, the “Companies”);
WHEREAS, Seller is the direct parent entity of Southwest Holdco and the indirect parent entity of the Target Companies; and
WHEREAS, subject to the terms and conditions set forth herein, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, the Holdco Equity such that Buyer acquires direct ownership of Southwest Holdco and indirect ownership, through Southwest Holdco, of each of the Target Companies.
NOW, THEREFORE, in consideration of the premises, representations and warranties and mutual covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of the Holdco Equity free and clear of all Liens (other than Liens created by or on behalf of Buyer and applicable federal and state securities law restrictions) for an aggregate purchase price equal to: (a) the Enterprise Value less (b) the amount of Debt, less (c) the amount of any Company Transaction Expenses, less (d) the amount of the Reopener Adjustment, as applicable, less (e) the AR Adjustment Amount, all as determined in Section 1.04 (the “Purchase Price”).

Section 1.02 Payment of Estimated Purchase Price. At the Closing, Buyer shall pay the Estimated Purchase Price, as determined in accordance with Section 1.04(a), to Seller by wire transfer of immediately available funds to the account specified by Seller to Buyer at least two (2) Business Days prior to the Closing.

Section 1.03 The Closing. The closing of the transactions contemplated in this Agreement (the “Closing”) shall take place at the offices of Baker & McKenzie LLP located at 300 East Randolph Street, Suite 5000, Chicago, Illinois 60601 at 10:00 a.m. U.S. Central Time, as soon as practicable, but in no event later than the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article II (other than those conditions that by their nature will not be satisfied until the Closing, but subject to those conditions being satisfied or waived); provided, that, notwithstanding the satisfaction or waiver of the conditions set forth in Article II, Buyer shall not be required to effect the Closing prior to February 1, 2016. The date on which the Closing actually occurs is hereinafter referred to as the “Closing Date.”

Section 1.04 Purchase Price Adjustment.

(a) At least two (2) Business Days prior to the Closing Date, Seller shall deliver to Buyer (i) its good faith estimate of the amounts of Debt, Working Capital, and Company Transaction Expenses, (ii) the amount of the Reopener Adjustment, if any, and (iii) a calculation of the resulting Enterprise Value and the resulting Purchase Price based on the foregoing (the “Estimated Purchase Price”) and a calculation of each of the components of each of the foregoing, in each case as of the Adjustment Time (“Estimated Purchase Price Statement”). Absent manifest error, the Estimated Purchase Price as calculated on the Estimated Purchase Price Statement shall be the Estimated Purchase Price for purposes of the Closing.

(b) As promptly as practicable, but no later than sixty (60) days after the Closing Date, Buyer shall cause to be prepared in good faith in accordance with Section 1.04(c) and delivered to Seller a combined balance sheet which shall set forth the combined assets and liabilities of the Companies as of the Adjustment Time (the “Closing Date Balance Sheet”) and a statement (the “Statement”) setting forth in reasonable detail Buyer’s determination of Debt, Working Capital, Company Transaction Expenses, Reopener Adjustment and Enterprise Value based on the Closing Date Balance Sheet and a calculation of the Purchase Price based on the foregoing determinations, together with supporting calculations and all other schedules and workpapers related thereto (the “Support Materials”). No fact or event, including any market or business development, occurring after the Closing Date, and no change in Applicable Laws after the date of this Agreement, shall be taken into consideration in the determination of the Statement. If Buyer fails to deliver to Seller any of the Closing Date Balance Sheet, the Statement and the Support Materials within sixty (60) days after the Closing Date, then the Estimated Purchase Price Statement shall be deemed final and binding on Buyer and Seller and the Estimated Purchase Price shall be deemed the Final Purchase Price.

(c)    For the purposes of this Agreement, each accounting term will have the meaning that is applied thereto in accordance with GAAP as in effect on December 31, 2014 and, to the extent consistent with GAAP as in effect on December 31, 2014, the accounting principles, policies, procedures and methodologies applied in preparing the balance sheet included in the Interim Financial Statements and the accompanying statement of operations. Each account included in the Estimated Purchase Price Statement, the Statement and the Closing Date Balance Sheet shall be: (i) calculated in accordance with GAAP as in effect on December 31, 2014, and, to the extent consistent with GAAP as in effect on December 31, 2014, utilizing the accounting principles, policies, procedures and methodologies applied in preparing the Financial Statements (without regard to materiality), including with respect to the nature or classification of accounts, and determining levels of reserves or levels of accruals (the “Accounting Principles”); and (ii) consistent with the books and records of the Companies and the definitions herein.

In addition, whether or not the Adjustment Time coincides with a fiscal quarter-end for the Companies, the fiscal quarter-end close procedures of Seller and its Affiliates applicable to the financial reporting protocols of the Companies shall be used for the preparation of the Estimated Purchase Price Statement, the Statement and the Closing Date Balance Sheet, including procedures with respect to accruals and adjustments. By way of illustration only, each of the Estimated Purchase Price Statement and the Statement shall be prepared in the form set forth on Exhibit A.

(d) The Closing Date Balance Sheet and the Statement shall become final and binding upon the parties on the thirtieth (30th) day following delivery thereof, unless Seller gives written notice of its disagreement with the Closing Date Balance Sheet and the Statement (a “Notice of Disagreement”) to Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If Seller timely submits a Notice of Disagreement, then the Closing Date Balance Sheet and the Statement (as revised in accordance with this sentence) shall become final and binding upon Seller and Buyer on the earlier of: (i) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement; or (ii) the date any disputed matters are finally resolved in writing by the Accounting Firm as set forth below. During the thirty (30) day period following the delivery of a Notice of Disagreement (the “Resolution Period”), Seller and Buyer shall seek in good faith to resolve any differences that they may have with respect to the matters specified in the Notice of Disagreement. Any disputed item resolved in writing by Buyer and Seller shall be deemed final, binding and conclusive on Buyer and Seller. If at the end of the Resolution Period any matters in the Notice of Disagreement remain in dispute, Seller and Buyer will submit to KPMG LLP or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing (in any such case, the “Accounting Firm”) for determination by the Accounting Firm, in accordance with this Section 1.04, any and all such unresolved matters. The Accounting Firm may conduct such proceedings as it believes, in its sole discretion, will assist in the determination of the unresolved matters; provided, that, except as Buyer and Seller may otherwise agree in writing, all communications between Buyer and Seller or any of their respective representatives, on the one hand, and the Accounting Firm, on the other hand, shall be in writing with copies simultaneously delivered to the non‑communicating party. Buyer and Seller shall instruct the Accounting Firm to render a written decision resolving the matters submitted to the Accounting Firm within thirty (30) days of the receipt of such submission(s). The Accounting Firm’s determination of such matters submitted to the Accounting Firm shall be final, binding and conclusive on Buyer and Seller, effective as of the date Buyer and Seller receive the Accounting Firm’s written determination. The scope of the disputes to be resolved by the Accounting Firm shall be limited to whether the calculation of the Purchase Price reflected in the Statement strictly complies with this Section 1.04 and whether the Closing Date Balance Sheet and the Statement contain any mathematical errors. The Accounting Firm may not make any other determination and any other determination shall have no effect on the rights and obligations of the parties under this Agreement. The Accounting Firm shall address only those items in dispute and may not assign a value greater than the greatest value for such item claimed by either party or smaller than the smallest value for such item claimed by either party. Without limiting the generality of the foregoing, the Accounting Firm may not make any determination as to the accuracy of any representation or warranty in this Agreement or as to compliance by Seller with any of its covenants or agreements in this Agreement (other than in this Section 1.04) and any such determination shall have no effect on the rights and obligations of the parties under this Agreement. Any determinations by the Accounting Firm, and any work or analyses performed by the Accounting Firm, in connection with its determination of any dispute under this Section 1.04, shall not be admissible in evidence in any suit, action or proceeding involving this Agreement or the transactions contemplated under this Agreement other than to the extent necessary to enforce payment obligations under Section 1.04(e). Judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The cost of any fees and expenses of the Accounting

Firm pursuant to this Section 1.04 shall be borne by Buyer and Seller in inverse proportion as they may prevail on all matters in the aggregate resolved by the Accounting Firm, as determined by the Accounting Firm at the time it renders its determination on the aggregate net impact on the adjustment to the Estimated Purchase Price. For the avoidance of doubt and solely as an illustration of the methodology set forth in the preceding sentence, if (x) the Notice of Disagreement delivered by Seller assigns values to the disputed matters such that the Purchase Price set forth in the Statement would be increased by an aggregate amount equal to $1,000,000, (y) Buyer maintains that the Purchase Price set forth in the Statement is correct and (z) the Accounting Firm’s final resolution of the disputed items in accordance with this Section 1.04(d) is that the Purchase Price is increased from the amount set forth in the Statement by $600,000 (i.e., sixty percent (60%) of the amount in dispute is resolved in favor of Seller), then Seller shall be responsible for forty percent (40%) of such cost of determination and Buyer shall be responsible for sixty percent (60%) of such cost of determination. The fees and disbursements of Buyer’s independent accountants and Buyer’s legal fees incurred in connection with its review of the Closing Date Balance Sheet, the Statement and any Notice of Disagreement shall be borne by Buyer, and the fees and disbursements of Seller’s independent accountants and Seller’s legal fees incurred in connection with its review of the Closing Date Balance Sheet, the Statement and any Notice of Disagreement shall be borne by Seller. The Purchase Price as finally determined pursuant to this Section 1.04 is referred to as the “Final Purchase Price.”

(e) Within five (5) Business Days after the determination (or deemed determination) of the Final Purchase Price in accordance with this Section 1.04: (i) if the Final Purchase Price is greater than the Estimated Purchase Price, Buyer shall pay to Seller, by wire transfer of immediately available funds, cash in an amount equal to such excess; and (ii) if the Final Purchase Price is less than the Estimated Purchase Price, Seller shall pay to Buyer, by wire transfer of immediately available funds, cash in an amount equal to such deficit. If the Final Purchase Price is equal to the Estimated Purchase Price, neither Buyer nor Seller shall be required to make any payment pursuant to this Section 1.04.

(f) During the period of time from and after the Closing Date through the final determination of the Final Purchase Price in accordance with this Section 1.04, Buyer shall not alter the accounting books and records of the Companies, or the items reflected thereon, on which the Closing Date Balance Sheet and the Statement are to be based in any manner that would impact the calculation of the Final Purchase Price, the components thereof or the adjustments thereto. During the period of time from and after the Closing Date through the final determination of the Final Purchase Price in accordance with this Section 1.04, Buyer shall afford, and shall cause the Companies to afford, to Seller and its accountants, counsel and/or financial advisers involved in the transactions contemplated by this Agreement and the determinations in this Section 1.04, reasonable access during normal business hours to all the properties, books, contracts, personnel and records of the Companies relevant to all determinations in this Section 1.04.

(g) For the avoidance of doubt, each of the Purchase Price and the Final Purchase Price, the components thereof and adjustments thereto shall each be determined without duplication of any amounts contained therein. In addition and notwithstanding anything to the contrary contained in this Agreement, as more particularly described in Section 8.07, no Damages may be claimed under this Agreement by any Indemnified Party to the extent such Damages are included or otherwise reflected in the calculation of any adjustment to the Purchase Price pursuant to this Section 1.04.

ARTICLE II
CONDITIONS TO CLOSING

Section 2.01 Conditions to All Parties’ Obligations. The obligations of Seller and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions as of the Closing Date, all or any portion of which may be waived, in whole or in part, by the parties in a writing signed by Seller and Buyer:

(a) The filings of Buyer and Seller pursuant to the HSR Act, if any, shall have been made and the applicable waiting period and any extensions thereof shall have expired or been terminated; and

(b)    Except for any pending action or proceeding directly or indirectly initiated by the party asserting its right to not consummate the transactions contemplated by this Agreement, no Governmental Body of competent jurisdiction shall have: (i) enacted a law, rule or regulation that is in effect and renders the performance of this Agreement or the consummation of any of the material transactions contemplated by this Agreement illegal; or (ii) formally issued an injunction or other order that is in effect and prohibits the performance of this Agreement or the consummation of any of the transactions contemplated by this Agreement (each, a “Prohibitive Order”).

Section 2.02 Conditions to Buyer’s Obligations. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or waiver by Buyer in its sole discretion) of the following conditions as of the Closing Date:

(a) (i) The representations and warranties of Seller in Section 3.04, Section 3.05, and Section 3.23 shall be true and correct in all respects as of the Closing Date with the same effect as though made at and as of such date, (ii) the representations and warranties of Seller in Section 3.08 shall be true and correct in all material respects (disregarding all qualifications or limitations as to materiality or “Material Adverse Effect” set forth therein) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date or time, which shall be true and correct in all respects as of that specified date or time) and (iii) all other representations and warranties of Seller contained in Article III shall be true and correct in all respects (disregarding all qualifications or limitations as to materiality or “Material Adverse Effect” set forth therein other than such qualifications or limitations with respect to Section 3.06 and Section 3.15(b)) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date or time, which shall be true and correct in all respects as of that specified date or time), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have a Material Adverse Effect;

(b)    With respect to: (i) Section 5.08, Section 5.09, and Section 5.15, Seller shall have performed all of the covenants, obligations and agreements required to be performed by it therein in all respects at or prior to the Closing; and (ii) all other covenants, obligations and agreements contained herein, Seller shall have performed in all material respects all of such covenants, obligations and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c)    Seller shall have delivered to Buyer a certificate of Seller, dated the Closing Date and executed by an executive officer of Seller, stating that the conditions specified in Section 2.02(a) and Section 2.02(b) have been satisfied;

(d)    Seller shall have delivered to Buyer the certificates representing the Holdco Equity or, if the Holdco Equity is not certificated, duly executed transfer instruments conveying the Holdco Equity to Buyer;

(e)    Buyer shall have received evidence reasonably satisfactory to it that: (i) all Liens on the Equity (other than Liens created by or on behalf of Buyer and applicable federal and state securities law restrictions) and all Liens (other than Permitted Liens) on any property or assets of the Companies shall have been discharged and released or will be discharged and released contemporaneously with Closing pursuant to documentation reasonably satisfactory to Buyer; and (ii) (as applicable) each Company shall have been released as a borrower or guarantor under any credit facility or indenture (which, for the avoidance of doubt, excludes any operating or capital leases) of Seller and its Affiliates;

(f)    The Transition Services Agreement shall have been executed by PIC and delivered to Buyer;

(g)    Since the date of this Agreement, there shall not have occurred and be continuing any Material Adverse Effect;

(h)    Seller shall have delivered to Buyer a fully executed copy of a binding written agreement between PIC and Peabody Natural Resources Company, a Delaware limited liability company, to make any applicable elections pursuant to Section 336(e) of the Code in connection with the sale of the Holdco Equity;

(i)    The “Contract Price” (as defined in the Subject Contract) in effect as of January 1, 2016 shall have been established in accordance with the terms of the Subject Contract;

(j)    Seller shall have delivered to Buyer a certificate of non-foreign status meeting the requirements of U.S. Treasury Regulation Section 1.1445-2(b)(2); and

(k)    The Restructuring as described in Section 5.14 shall be completed in the manner set forth in the Contribution and Restructuring Agreement (other than with respect to (i) the transfer of all Permits listed on Schedule 1(g)-3 of the Restructuring Agreement, to which, if any such Permits have not been transferred as of the Closing, the provisions of Section 9.08 hereof shall apply and (ii) the receipt of all Consents necessary to effect the Restructuring, if any, set forth on Schedule 3.03(b) hereof), including without limitation, the execution and delivery of the Subsidence Rights and Easement Agreements and Water Lease contemplated by the Contribution and Restructuring Agreement, and Seller shall have delivered to Buyer duly executed instruments (as applicable), evidencing the transfer of the equity interest of CO Holdco and NM Holdco to Southwest Holdco and otherwise evidencing the completion of the Restructuring in the manner set forth in the Contribution and Restructuring Agreement.

Section 2.03 Conditions to Seller’s Obligations. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Seller in its sole discretion) of the following conditions as of the Closing Date:

(a)    The representations and warranties of Buyer contained in Article IV shall be true and correct in all respects (disregarding all qualifications or limitations as to materiality or “Buyer Material Adverse Effect” set forth therein) as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date or time, which shall be true and correct in all respects as of that specified date or time), except where the failure of such representations and warranties to be true and correct, individually or in the aggregate, would not have or would not reasonably be expected to have a Buyer Material Adverse Effect;

(b)    With respect to (i) Section 5.10(a), Buyer shall have performed all of the obligations required to be performed at or prior to the Closing therein by Buyer in all respects and (ii) all other covenants contained herein, Buyer shall have performed in all material respects all obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c)    Buyer shall have delivered to Seller a certificate of Buyer, dated the Closing Date and executed by an executive officer of Buyer, stating that the conditions specified in Section 2.03(a) and Section 2.03(b) have been satisfied;

(d)    The Transition Services Agreement shall have been executed by Buyer and delivered to PIC;

(e)    Buyer shall have caused the Companies to deliver to Seller general releases of the officers and directors of the Companies, releasing and discharging each of them from any claims, actions, liabilities, damages, costs, expenses and attorneys’ fees related to such persons acting in their capacity as directors or officers of the Companies, whether known or unknown or whether asserted or unasserted, which the Companies ever had or may have, except in connection with fraud; and

(f)    Buyer shall have paid the Estimated Purchase Price to Seller in accordance with Section 1.02.

Section 2.04     Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article II to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the transactions contemplated in this Agreement.

Section 2.05     Effect of Closing. If the Closing occurs, all closing conditions set forth in Section 2.01, Section 2.02 and Section 2.03 that have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Buyer or Seller (as applicable); provided, that, such waiver will not affect any right to indemnification pursuant to Section 5.03, Section 5.13, Section 8.01, Section 8.03, Section 9.08, or Section 9.11.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the schedules hereto and delivered by Seller to Buyer on the date of this Agreement (the “Schedules”), Seller hereby represents and warrants to Buyer as follows:
Section 3.01    Organization and Standing. Seller, Southwest Holdco and each Target Company is a company duly organized, validly existing and in good standing under the laws of the State of Delaware. Southwest Holdco and each Target Company has full company power and authority necessary to enable such Company to own, lease or otherwise hold its respective properties and assets and to carry on its business as presently conducted and is or will be, as applicable, duly qualified to do business and in good standing in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing would not have a Material Adverse Effect. Seller has made available to Buyer a true and complete copy of the certificate of formation, limited liability company agreement, certificate of incorporation, bylaws and other governing documents (collectively, “Charter Documents”) of Southwest Holdco and each Target Company.

Section 3.02    Authority; Execution and Delivery; Enforceability.

(a)    Seller has all necessary company power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Seller. Seller has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and similar laws and by the availability of injunctive relief, specific performance and other equitable remedies.

(b)    Seller Guarantor has full power and authority to execute, deliver and perform its obligations under the Seller Guaranty, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller Guarantor of the Seller Guaranty, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller Guarantor. Seller Guarantor has duly executed and delivered the Seller Guaranty and the Seller Guaranty constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 3.03 No Conflicts; Consents.

(a)    The execution and delivery by Seller of this Agreement, the performance by Seller of the terms hereof, the consummation of the transactions contemplated hereby and compliance by Seller with the terms hereof do not conflict with, or result in any violation or breach of or default (with or without notice or lapse of time, or both) under, or give rise to a penalty or to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of Seller or any of the Companies under, any provision of: (i) the Charter Documents of Seller or any of the Companies; (ii) any Contract to which Seller or any of the Companies is a party or by which any of their respective properties or assets are bound; or (iii) any judgment, order or decree entered by or with any Governmental Body (a “Judgment”) or Applicable Law applicable to Seller, any Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that would not have a Material Adverse Effect.

(b)    No Permit or Consent is required to be obtained or made by or with respect to Seller or any Company or any of their respective properties or assets for the execution and delivery of this Agreement, the performance by Seller of the terms hereof, the consummation of the transactions contemplated hereby and compliance by Seller with the terms hereof, other than: (i) compliance with and filings under the HSR Act or any Antitrust Law set forth on Schedule 3.03(b); (ii) the Consents required to complete the Restructuring set forth on Schedule 3.03(b); (iii) Consents required under SMCRA set forth on Schedule 3.03(b), or (iv) any other Consent not referred to above, the failure of which to obtain or make would not have a Material Adverse Effect.

Section 3.04     Ownership of Equity.

(a)    Seller is the record, legal and beneficial owner of the Holdco Equity free and clear of all Liens (other than Liens created by or on behalf of Buyer, applicable federal and state securities law restrictions and Liens terminated effective as of the Closing).

(b)    On the Closing Date, Southwest Holdco will be the record, legal and beneficial owner of the Target Company Equity free and clear of all Liens (other than Liens created by or on behalf of Buyer, applicable federal and state securities law restrictions and Liens terminated effective as of the Closing). Set forth on Schedule 3.04(b) is an entity structure chart depicting the direct and indirect ownership of each Company (and the Equity) after giving effect to the Restructuring.

Section 3.05     Capitalization; Subsidiaries.

(a)    Except for the Equity, there are no equity securities of the Companies issued, reserved for issuance or outstanding. All Equity is duly authorized, validly issued and fully paid, and is not subject to, and was not issued in violation of, any purchase option, call option, right of first refusal, pre-emptive right or any similar right provided for under Applicable Law or the Charter Documents, each as amended to the date of this Agreement, of Southwest Holdco or any Target Company or any Contract to which any Company or Seller is a party or otherwise bound. There are no options, warrants, rights, convertible or exchangeable securities, “phantom” equity rights, appreciation rights, performance units, commitments, Contracts, arrangements or undertakings of any kind to which any Company is a party or by which it is bound: (i) obligating such Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests in, or any security convertible into or exercisable for or exchangeable into any equity interest in, such Company; or (ii) obligating such Company to issue, grant or enter into any such option, warrant, right, security, commitment, Contract, arrangement or undertaking. No Company has any obligation to repurchase, redeem or otherwise acquire any equity interests of such Company.

(b)    Other than the Target Company Equity held by Southwest Holdco or by the Target Companies and the Baca Spur LP Interest, no Company owns, directly or indirectly, any equity securities of any Person.

(c)    As of the Closing, Seller and its Affiliates (other than the Companies) will not hold any interest in LRCS Limited Partnership.

Section 3.06    Financial Statements. Schedule 3.06 sets forth: (a) an unaudited combined balance sheet of (i) CO Holdco and the Colorado Target Companies and (ii) NM Holdco and the New Mexico Target Companies as of December 31 in each of the years 2014 and 2013 and the related combined statement of operations of (x) CO Holdco and the Colorado Target Companies and (y) NM Holdco and the New Mexico Target Companies for each of years then ended; and (b) the unaudited combined balance sheet of (i) CO Holdco and the Colorado Target Companies and (ii) NM Holdco and the New Mexico Target Companies as of September 30, 2015 and the related combined statement of operations of (x) CO Holdco and the Colorado Target Companies and (y) NM Holdco and the New Mexico Target Companies for the portion of the current fiscal year of the Companies then ended (the “Interim Financial Statements” and, together with the financial statements described in part (a) above, the “Financial Statements”). The Financial Statements have been prepared, in all material respects, in a consistent manner in accordance with GAAP and fairly present in all material respects (subject to customary year-end adjustments for the Interim Financial Statements) the financial condition of (i) CO Holdco and the Colorado Target Companies and (ii) NM Holdco and the New Mexico Target Companies as of such dates and the results of operations of (x) CO Holdco and the Colorado Target Companies and (y) NM Holdco and the New Mexico Target Companies for such periods, all in accordance with GAAP.

Section 3.07    Assets Other than Real Property Interests or Intellectual Property.

(a)    Schedule 3.07(a) sets forth a true, correct and complete list of all the material items of machinery, equipment, vehicles and other assets and tangible personal property solely used in, or substantially dedicated for use in, the Business as of the date hereof (the “Material Personal Property”). As of the Closing Date, the Companies collectively will have good and valid title to, or hold by a valid and existing lease or license for, the Material Personal Property, free and clear of all Liens other than Permitted Liens. Each item of the Material Personal Property is in good working order and repair (normal industry wear and tear excepted) and has been maintained in the Ordinary Course of Business.

(b)    This Section 3.07 does not relate to real property or interests in real property (including the Contract Mining Rights) or Intellectual Property, such items being the subjects of Section 3.08 and Section 3.09, respectively.

Section 3.08    Real Property.

(a)    Other than the real property included in the Excluded Assets, Schedule 3.08(a) sets forth a true, correct and complete list as of the date of this Agreement of all material real property and interests in real property, including surface and mineral interests, owned by the Seller or any of its Affiliates for use solely in, or substantially dedicated for use in, the Business (each individually, an “Owned Property”).

(b)    Schedule 3.08(b) contains a true, correct and complete list as of the date of this Agreement of all material real property and interests and rights in real property, including surface and mineral interests, leased, subleased, licensed or granted by easements, rights of way or similar agreements by the Seller or any of its Affiliates for use solely in, or substantially dedicated for use in, the Business (each individually, a “Leased Property”).

(c)    The Companies collectively have, or as of the Closing, will have, good and valid title to the leasehold estates in all Leased Property and good and valid title to the fee estates in all Owned Property, in each case free and clear of all Liens except Permitted Liens.

(d)    In addition to the Owned Property and the Leased Property, Schedule 3.08(d) sets forth a true, correct and complete list as of the date of this Agreement of all contractual mining rights (other than Target Company Permits) held by or to which Seller or any of its Affiliates is a party or otherwise bound granting rights in respect of the Business (individually, a “Contract Mining Right” and collectively, the “Contract Mining Rights”). The Companies collectively have, or as of the Closing will have, good and valid contractual interests in the Contract Mining Rights, free of and clear of all Liens except the Permitted Liens. Within the twelve (12) month period prior to the date of this Agreement, neither Seller, the Companies nor their Affiliates have received written notice of any material adverse Claim against the title to or ownership of the Contract Mining Rights or any Proceeding to revoke any Contract Mining Rights.

(e)    To Seller’s knowledge, Schedule 3.08(e) sets forth a true, correct and complete list of the Water Rights used solely in, or substantially dedicated for use in, the Business (the “Target Water Rights”). To Seller’s knowledge, the Target Water Rights have not expired, terminated or otherwise been forfeited, defeated, condemned, revoked or abandoned, provided that no representation or warranty is made with respect to title to, historical use of, or the quantity or quality of water available under, any individual water right or well permit included in the Target Water Rights.

(f)    Except for the Excluded Assets, the Owned Property, Leased Property, Contract Mining Rights and Target Water Rights include all of the material owned real property, material leased real property, material contractual mining rights and material Water Rights held by Seller or any Affiliate of Seller (including the Companies) used solely in, or substantially dedicated for use in, the Business.

(g)    Each Company has paid in full or accrued a liability in its books and records for all royalties due and payable by such Company under any coal lease included in the Leased Property or other Contract included in the Contract Mining Rights between a Company on the one hand and a Governmental Body or any other third party on the other hand.

(h)    The Companies collectively have, or as of the Closing will have, good and valid title to or a good and valid leasehold interest in the facilities, fixtures, buildings and other improvements located on the Owned Property and Leased Property. To Seller’s knowledge, the Companies collectively have rights of ingress and egress on the Owned Property and Leased Property.

(i)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in Section 3.08 are the sole and exclusive representations and warranties in this Agreement concerning Owned Property, Leased Property, Contract Mining Rights and Target Water Rights.

Section 3.09     Intellectual Property.

(a)    To Seller’s knowledge, no material Intellectual Property owned by the Companies (the “Company Intellectual Property Rights”) is subject to any outstanding Lien, judgment, injunction, order or government determination materially restricting the use thereof by any Company or materially restricting the licensing or assignment thereof by the owner thereof to any Person, except as would not have a Material Adverse Effect. Within the twelve (12) month period prior to the date of this Agreement, none of the Companies has, to Seller’s knowledge, received written notice of any Claim for infringement, misappropriation or violation of the Intellectual Property of any third party, except for those which if adversely determined to a Company would not have a Material Adverse Effect.

(b)    As of the date of this Agreement, there are no actions, lawsuits, cases, hearings, investigations or proceedings at law or in equity, by or before any Governmental Body or arbitration panel, mediator or arbitrator (a “Proceeding”) pending or, to Seller’s knowledge, overtly threatened in writing against a Company, for infringement, misappropriation or violation of the Intellectual Property of any third party, except for those which if adversely determined to a Company would not have a Material Adverse Effect.

(c)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in Section 3.09 are the sole and exclusive representations and warranties in this Agreement concerning Intellectual Property.

Section 3.10     Contracts.

(a)    Other than Contracts concerning Owned Property, Leased Property, Contract Mining Rights, and Target Water Rights, and other than Contracts between or among any Companies or with any Affiliates of a Company (which are set forth on Schedule 3.19), Schedule 3.10 sets forth a true, correct and complete list of all Contracts outstanding as of the date of this Agreement of the following types to which any of the Companies is a party or is otherwise bound, to which any of Seller or its Affiliates (other than the Companies) is bound solely or substantially in respect of the Business, or by which any assets or properties used solely in, or substantially dedicated for use in, the Business is bound (each such contract, a “Material Contract”):

(i)Contract (other than purchase order or similar instrument) requiring the annual expenditure by a Company (or Seller or its Affiliate (other than any Company) in respect of the Business) of more than $1,250,000 in any instance for the purchase of materials, goods, supplies, equipment or services, excluding any such contract that is terminable by a Company (or by Seller or its Affiliate (other than any Company), as applicable) without penalty on not more than sixty (60) days’ notice;

(ii)Contract expressly prohibiting or expressly restricting the ability of any Company to conduct any line of business;

(iii)Contract under which a Company (or Seller or its Affiliate (other than any Company) in respect of the Business) has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any Person or any other note, bond, debenture or other evidence of indebtedness of a Company (or Seller or its Affiliate (other than any Company) in respect of the Business) (other than trade accounts payable incurred in the Ordinary Course of Business, any intercompany indebtedness repaid or cancelled on or before Closing and any intercompany indebtedness between or among any of the Companies) in any such case which, individually, is in excess of $500,000;

(iv)Contract (including any so-called take-or-pay or keepwell agreements) under which: (A) any Person other than the Companies, has guaranteed indebtedness, liabilities or obligations of any Company; or (B) a Company (or Seller or its Affiliate (other than any Company) in respect of the Business) has guaranteed indebtedness, liabilities or obligations of any Person other than another Company (in each case other than endorsements for the purpose of collection or arrangements that will be terminated prior to or concurrent with Closing), in any such case which, individually, is in excess of $500,000;

(v)    Contract under which a Company (or Seller or its Affiliate (other than any Company) in respect of the Business) has made any advance, loan, extension of credit or capital contribution to a Person (other than extensions of trade credit and other advances of operating expenses in the Ordinary Course of Business), in any such case which, individually, is in excess of $500,000;

(vi)    Contract (other than in the Ordinary Course of Business) in excess of $500,000 that involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate, or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices, in any case with respect to any assets of a Company (or of Seller or its Affiliate (other than any Company) solely used in, or substantially dedicated for use in, the Business);

(vii)    Contract relating to the acquisition or disposition by any Company of any business (whether by merger, sale of stock, sale of assets or otherwise), entity or joint venture or partnership;

(viii)    Contract for the sale of any material asset of any Company (or of Seller or its Affiliate (other than any Company) that is used solely in, or substantially dedicated for use in, the Business) (other than inventory sales and dispositions of obsolete or excess assets in the Ordinary Course of Business) or the grant of any preferential rights to purchase any such asset;

(ix)    Contract involving the annual expenditure or receipt by any Company (or Seller or its Affiliate (other than any Company) in respect of the Business) of more than $5,000,000 for the purchase, sale, transportation or storage of coal sourced from the mining operations conducted by the Business;

(x)    Contract granting to the Companies (or Seller or its Affiliate (other than any Company) in respect of the Business) any license or right to use any material Company Intellectual Property Rights, or Contract pursuant to which the Companies (or Seller or its Affiliate (other than any Company) in respect of the Business) have granted any third Person any license or right to use any material Company Intellectual Property Rights (in each case, other than (A) non-exclusive license agreements granted in the Ordinary Course of Business, and (B) off-the shelf and other commercially available software licenses);

(xi)    all Contracts that provide any customer of the Business with pricing, discounts or benefits with respect to the purchase of coal sourced from the mining operations conducted by the Business that change based on the pricing, discounts or benefits offered to other customers of any Company or the Business, including any Contract which contains a “most favored nation” provision; and

(xii)    Contract (other than as addressed in clauses (i) through (xi) above) that requires aggregate annual payments by any Company to any Person in excess of $1,250,000 that cannot be terminated on not more than sixty (60) days’ notice without payment by any Company (or Seller or its Affiliate (other than any Company) in respect of the Business) of any penalty other than as set forth above and other than purchase and sale orders entered into in the Ordinary Course of Business.

(b)    Each Material Contract listed on Schedule 3.10 is, or as of the Closing will be, a valid and binding obligation of the Company party thereto and, to Seller’s knowledge, each counterparty thereto, and is in full force and effect and is enforceable in accordance with its terms against the Company party thereto, and, to Seller’s knowledge, each counterparty thereto, except: (i) to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies; (ii) to the extent that any such listed Material Contract has expired or terminated pursuant to its terms; and (iii) for such failures to be valid, binding, in full force and effect or enforceable that would not have a Material Adverse Effect. No Company is (with or without notice or lapse of time, or both) in breach or default under any Material Contract to which it is a party and, to Seller’s knowledge, no other party to any Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, except for such non-compliance, breaches and defaults that would not have a Material Adverse Effect.

Section 3.11    Tax Matters.

(a)    Each Company has timely filed (or will timely file) all Tax Returns that are required to be filed by it (after giving effect to extensions timely filed). Each such Tax Return is true, correct and complete in all material respects. Each Company has paid or will timely pay all Taxes shown as due thereon and all other material Taxes payable by it, except where such Taxes are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in the Financial Statements in accordance with GAAP. All Tax withholding and deposit requirements imposed on or with respect to each Company have been satisfied in full in all material respects. There are no Liens (other than Permitted Liens) currently existing, pending or, to Seller’s knowledge, threatened with respect to any of the assets of any Company that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)    There is no audit, dispute, assessment, levy, administrative or judicial Proceeding or, to Seller’s knowledge, any Claim concerning any deficiency or proposed adjustment for any amount of Tax or with respect to Tax Returns of or with respect to any Company pending, proposed, or threatened by any taxing authority. No Company has waived, nor within the twelve (12) months preceding the date of this Agreement did any Company receive any written request from a taxing authority to waive, any statute of limitations in respect of any material Taxes.

(c)    No Company is a party to or bound by any Tax allocation agreement or Tax sharing agreement, or any indemnity agreements or arrangements, other than tax-related provisions of leases, loan agreements and similar agreements entered into in the Ordinary Course of Business.

(d)    None of the property of any Company is held in an arrangement that is a partnership within the meaning of Subchapter K of Chapter 1 of the Code, and no Company owns any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1297 of the Code), or other entity (other than another Company) the income of which is required to be included in the income of such Company.

(e)    No Company will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) closing agreement, as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) executed on or prior to the Closing Date; (iii) intercompany transaction or any excess loss account described in the U.S. Treasury Regulations under Section 1502 of the

Code (or any corresponding or similar provision of state, local, or foreign Tax law) entered into or created on or prior to the Closing Date; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; (v) cash method of accounting or long-term contract method of accounting utilized prior to the Closing Date; or (vi) prepaid amount received on or prior to the Closing Date.

(f)    To Seller’s knowledge, neither any Company, Seller or any of Seller’s Affiliates received written notice within the twelve (12) month period prior to the date of this Agreement from any taxing authority proposing reassessment (for property or ad valorem tax purposes) for any asset or any property owned by any Company except for current year ad valorem assessments.

(g)    No Company is a party to any agreement with any taxing authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

(h)    No Company has: (i) claimed any deduction, credit, or other tax benefit by reason of any “tax shelter” within the meaning of former Section 6111(c) of the Code and the U.S. Treasury Regulations thereunder or any “confidential corporate tax shelter” within the meaning of former Section 6111(d) of the Code and the U.S. Treasury Regulations thereunder; or (ii) purchased or otherwise acquired an interest in any “potentially abusive tax shelter” within the meaning of U.S. Treasury Regulation Section 301.6112-1. No Company is, or has been, a party to, or a promoter of, a “listed transaction” within the meaning of Section 6707A(c)(2) of the Code and Treasury Regulations Section 1.6011-4(b)(2).

(i)    Within the three-year period ending as of the date of this Agreement, no Company has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code).

(j)    No Company has granted a power of attorney with respect to any matter relating to Taxes other than any powers of attorney that will be terminated at Closing.

(k)    Each Company has been treated as a disregarded entity for U.S. federal Income Tax purposes since its formation. With respect to each Company listed on Schedule 3.11 which is an entity other than an entity organized as a corporation, no such Company has made an election on IRS Form 8832 to be treated as a corporation for U.S. federal income tax purposes within the past sixty (60) months.

(l)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in Sections 3.11, 3.13(f), 3.13(g), 3.13(j), 3.13(k), 3.13(l) and 3.24 are the sole and exclusive representations and warranties in this Agreement concerning Taxes and Tax Returns.

Section 3.12    Proceedings. There is no material Proceeding pending or, to Seller’s knowledge, threatened against a Company affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to a Company), and, to Seller’s knowledge, no Company is subject to any outstanding Judgment under any Applicable Law.

Section 3.13     Employee Benefit Plans.

(a)    The term “Plan” means each Employee Benefit Plan providing benefits to any current or former employee, consultant, officer or director of any of the Companies or any beneficiary or dependent thereof, or that any Company sponsors, maintains or contributes to, or with respect to which the Companies have or are reasonably expected to have any liability. Schedule 3.13(a) identifies each material Plan, separately indicating those Plans sponsored directly and solely by a Company or Companies (the “Subsidiary Plans”), and all other Plans not so identified that are sponsored by the Seller or one of its Affiliates (other than the Companies) are hereinafter referred to as the “Seller Plans.” The term “Employee Benefit Plan” means each: (i) “employee benefit plan,” as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and (ii) each other (A) equity bonus, equity ownership, option, restricted equity, equity purchase, equity appreciation rights, phantom equity, or other equity-based compensation plan or arrangement; (B) bonus plan or arrangement, incentive award plan or arrangement, deferred compensation agreement or arrangement, executive compensation or supplemental income or retirement arrangement, personnel policy, vacation or paid time off policy, severance pay plan, policy or agreement, change in control agreement, consulting agreement, or employment agreement; and (C) other employee benefit plan, agreement, arrangement, program, practice or understanding providing for employee benefits or for the remuneration, direct or indirect, of employees, former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees or the dependents of any of them (whether written or oral, other than workers’ compensation, unemployment compensation and other governmental programs).

(b)    True, correct and complete copies of each of the Subsidiary Plans, and related trusts, if applicable, including all amendments thereto, have been delivered or made available to Buyer. There has also been delivered or made available to Buyer, with respect to each Subsidiary Plan and to the extent applicable: (i) the most recent annual or other report filed with each Governmental Body with respect to each such Subsidiary Plan, including all applicable schedules and audited financial statements attached thereto; (ii) each insurance contract and other funding agreement and all amendments thereto; (iii) the most recent summary plan description, all material employee communications and any summaries of material modifications thereto; (iv) the most recent audited financial statements or accounts and actuarial report or valuation required to be prepared under Applicable Laws; and (v) the most recent determination letter or opinion letter issued by the Internal Revenue Service.

(c)    The terms of each Subsidiary Plan allow for amendment or termination of such Plan at any time without any material liability except for benefits accrued to date.

(d)    No Subsidiary Plan is: (i) a plan subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA or Section 412 of the Code; (ii) a “multiemployer plan” as defined in Section 3(37) of ERISA; (iii) a plan described in Section 413 of the Code; or (iv) a plan funded through a trust that is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code.

(e)    Except as would not have a Material Adverse Effect, no “reportable event” (as defined under Section 403 of ERISA), other than any “reportable event” occurring as a result of the consummation of the transactions contemplated by this Agreement, has occurred within the prior six (6) years with respect to any Plan (including any Seller Plan) or any plan established or maintained by any ERISA Affiliate of a Company. The term “ERISA Affiliate” means any Person that, together with a Company and Seller, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code. The Companies, Seller, or an ERISA Affiliate have previously or currently maintain, sponsor, participate in or contribute to one or more Pension Plans (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or Section 412 of the Code (each, a “Seller Pension Plan”) and as of the Closing Date: (i) no legal or administrative action has been taken by the Pension Benefit Guaranty Corporation (the “PBGC”) to terminate or to appoint a trustee to administer a Seller Pension Plan has occurred in the pass three (3) years; (ii) no liability to the PBGC under Title IV of ERISA has been incurred by the Companies or an ERISA Affiliate that is delinquent or in dispute; and (iii) no Seller Pension Plan has incurred any event described in Section

4062 or 4063 of ERISA. No complete or partial termination of any Plan subject to Title IV of ERISA has occurred or is expected to occur and no proceedings have been instituted and, to Seller’s knowledge, no condition exists and no event has occurred that could constitute grounds under Title IV of ERISA to terminate or appoint a trustee to administer any Plan. Except for payments of premiums to the PBGC, which have been paid when due, Seller, its ERISA Affiliates, and the Companies have not incurred any liability (including any indirect, contingent or secondary liability) to the PBGC in connection with any Plan, or ceased operations at any facility or withdrawn from any such Plan in a manner which could lead to liability under Sections 4062, 4063 or 4064 of ERISA, and, to Seller’s knowledge no facts or circumstances exist that might give rise to any liability of the Companies or any ERISA Affiliate to the PBGC under Title IV of ERISA that could reasonably be anticipated to result in any claims being made against the Companies or Buyer by the PBGC (“PBGC Claims”). There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Liability under (A) Title IV of ERISA, (B) Section 302 of ERISA, or (C) Sections 412 and 4971 of the Code, in each case, that would be a material liability of any Company following the Closing.

(f)    Each Plan has been established, documented, administered, funded and operated in compliance in all material respects with Applicable Laws and its governing documents, except for instances of non-compliance as would not have a Material Adverse Effect. Each of the Plans intended to be qualified under Section 401(a) of the Code: (i) is maintained pursuant to a prototype document approved by the Internal Revenue Service or has received a currently effective favorable determination letter from the Internal Revenue Service regarding such qualified status, and has not been amended or operated in a way which would reasonably be expected to adversely affect such qualified status; or (ii) still has a remaining period of time in which to apply for or receive such letter and to make any amendments necessary to obtain a favorable determination without penalty under applicable IRS guidance.

(g)    There has been no transaction with respect to any Plan for which the Companies would reasonably be expected to be subject to a material liability for either a civil penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code.

(h)    Except as would not have a Material Adverse Effect, there are no Proceedings pending (other than routine claims or appeals for benefits) or, to Seller’s knowledge, threatened against, or with respect to, any of the Subsidiary Plans, their fiduciaries or administrators or their assets.

(i)    Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereunder will (either alone or upon the occurrence of any additional event not initiated by or at the behest of Buyer): (i) result in any payment becoming due to any employee, former employee, officer, consultant or director of any Company; (ii) materially increase any amounts or benefits otherwise payable under any Subsidiary Plan; (iii) result in the acceleration of the time of payment or vesting of any such benefits under any Subsidiary Plans; or (iv) result in the incurrence or acceleration of any other obligation of the Companies related to the Subsidiary Plan or to any employee or former employee of any Company.

(j)    In connection with the consummation of the transactions contemplated by this Agreement, no payments of money or property, acceleration of benefits or provisions of other rights have or will be made hereunder, under the Plans or under any other agreement which would be reasonably likely to result, separately or in the aggregate, in the payment or provision (whether in connection with any termination of employment or otherwise) of any “excess parachute payment” within the meaning of Section 280G of the
Code with respect to a current or former employee or current or former consultant or contractor of any of the Companies.

(k)    Except as would not have a Material Adverse Effect, each Plan that is a “non-qualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered, in all material respects, in compliance with Section 409A of the Code and any guidance issued thereunder, to the extent applicable to such plan.

(l)    Except to the extent required pursuant to Section 4980B of the Code and the corresponding provisions of ERISA, no Subsidiary Plan provides retiree medical or retiree life insurance benefits to any Person and no Company is a party to or bound by any Contract or other obligation (other than pursuant to participation in a Seller Plan) to provide any Person with life insurance or medical benefits upon retirement or termination of employment.

(m)    No Plan is subject to or governed by the laws of a nation other than the United States.

(n)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in this Section 3.13 are the sole and exclusive representations and warranties in this Agreement concerning Plans and other matters addressed in this Section 3.13.

Section 3.14     Labor Matters and Employees.

(a)    Schedule 3.14(a) identifies for the following, in each case as of the date of this Agreement:
(i)for each employee of a Company, his or her: (A) name, job title, employing entity, principal employment location, original hire date, service date and current classification status as exempt or non-exempt; (B) accrued and unused vacation and other paid time off; (C) current annualized salary (or hourly rate of pay); and (D) leave status (including type of leave, duration of leave and expected return date);

(ii)any increase scheduled to become effective after the date of this Agreement in the total compensation or rate of total compensation (including bonus, profit-sharing, pension benefits and other compensation) payable by a Company to any employee or individual contractor of a Company; and

(iii)all presently outstanding loans and advances made by a Company to, or made to a Company by, any current or former manager, director, officer, employee or contractor of a Company.

(b)    No Company is a party to any collective bargaining agreement or other Contract with any labor organization or other representative of any Company employees, nor is any such agreement presently being negotiated by any Company. To Seller’s knowledge, no labor union or representative thereof claims to or is currently seeking to represent any such employees.

(c)    There are no unfair labor practice complaints pending or, to Seller’s knowledge, threatened against the Companies before the National Labor Relations Board or any other labor relations tribunal or authority.

(d)    There are no strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to Seller’s knowledge, threatened against the Companies.

(e)    During the twelve (12)-month period preceding the date of this Agreement, to Seller’s knowledge, no labor organization or group of employees of the Companies has filed any representation petition or made any written demand for recognition.

(f)    During the twelve (12)-month period preceding the date of this Agreement, to Seller’s knowledge, no Company received any written notice from any employee, former employee or a Governmental Body alleging non-compliance with Applicable Laws respecting labor and employment, including all Applicable Laws relating to employment and employment practices, terms and conditions of employment, wages, overtime pay, employee leave, non-discrimination and non-retaliation, payment of employment-related taxes, recordkeeping, FLSA compliance, employee and independent contractor classification, hours of work and occupational safety and health, except for violations and non-compliance that would not have a Material Adverse Effect.

(g)    To Seller’s knowledge, none of the Companies, Seller or any of Seller’s Affiliates received any written notice within the twelve (12)-month period preceding the date of this Agreement from the Mine Safety and Health Administration or any other Governmental Body that threatened to file any citation, and, to Seller’s knowledge, there are no pending citations, against a Company relating to any current or former employee of any Company.

(h)    To Seller’s knowledge, none of the Companies, Seller or any of Seller’s Affiliates received written notice within the twelve (12)-month period preceding the date of this Agreement from any Governmental Body of the filing of any: (i) violation or Proceeding under the FLSA asserting claims against a Company for failure to pay wages or overtime, (ii) Proceeding asserting claims against a Company for sexual harassment, discrimination or retaliation or involving any termination of employment by a current or former employee of any Company; or (iii) audit of any Company by the Office of Federal Contractor Compliance Programs.

(i)    During the twelve (12)-month period preceding the date of this Agreement, no Company has effectuated: (i) a “plant closing” (as defined in the U.S. Worker Adjustment and Retraining Notification Act of 1988 (the “WARN Act”)) affecting a Company’s site of employment or facility; or (ii) a “mass layoff” (as defined in the WARN Act) affecting a Company’s site of employment or facility, nor has a Company engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local law.

(j)    To Seller’s knowledge, during the twelve (12)-month period preceding the date of this Agreement, no Company has received written notice of any pending or threatened investigation from any Governmental Body regarding the classification of any independent contractor engaged by any Company as an independent contractor in the conduct of the Business.

(k)    Schedule 3.14(k) sets forth as of the date of this Agreement, to Seller’s knowledge: (i) each Claim for payments and/or benefits payable by Seller or any of its Affiliates (including any Company) to any current or former employee of the Companies who are or have been disabled from pneumoconiosis (black lung disease) arising from employment in or around the coal mines of the Companies (and/or any death benefits to any such former employees’ dependent survivors if such black lung disease caused or hastened such employee’s death) (each such Person, a “Claimant”), all pursuant to the Black Lung Benefits Act (30 USC Sec. 901) under Part C of Title IV of the Federal Mine Safety and Health Act, as amended as of the date hereof, that has been: (A) filed by a Claimant; or (B) received in writing by Seller or any of its Affiliates; and (ii) whether such claim has been approved for payment or disputed by Seller, any of its Affiliates or such representative thereof.

(l)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in Section 3.14 are the sole and exclusive representations and warranties in this Agreement concerning the subject matter addressed in this Section 3.14.

Section 3.15    Absence of Changes or Events. Except as contemplated by this Agreement and as reflected in the Interim Financial Statements, from the Balance Sheet Date to the date of this Agreement (a) each Company has conducted its business in the Ordinary Course of Business and (b) there has not been a Material Adverse Effect.

Section 3.16     Absence of Undisclosed Liabilities. Except as reflected in, reserved against or otherwise described in the Financial Statements (including the notes thereto), none of (i) CO Holdco and the Colorado Target Companies, or (ii) NM Holdco and the New Mexico Target Companies has any liabilities of the type required to be reflected on a combined balance sheet of (x) CO Holdco and the Colorado Target Companies, or (y) NM Holdco and the New Mexico Target Companies prepared in accordance with GAAP, applied on a basis consistent with the accounting principles specified in Section 1.04(c), except for those: (a) incurred in the Ordinary Course of Business since the Balance Sheet Date; (b) reflected on Schedule 3.16; or (c) satisfied at or before Closing.

Section 3.17     Compliance with Applicable Laws. Each Company currently conducts, and during the twelve (12) month period preceding the date of this Agreement, has conducted, its business in compliance with all Applicable Laws other than any violations or non‑compliance that would not have a Material Adverse Effect.

Section 3.18     Environmental Matters.

(a)    Schedule 3.18(a) sets forth a true, correct and complete list of all Permits issued and effective as of the date of this Agreement used in the Business under Environmental Laws (“Environmental Permits”) and also identifies all pending applications for new Permits or modifications to existing Permits and the status of those applications.

(b)    All Environmental Permits identified on Schedule 3.18(a) are valid under Environmental Laws according to their terms and are currently in full force and effect and, where required by applicable Environmental Law, timely and substantially complete applications for renewal of such Environmental Permits have been filed with the appropriate Governmental Body in the Ordinary Course of Business. To Seller’s knowledge, none of the Companies, Seller or any of their Affiliates have received written notice from any Governmental Body stating that any pending application for renewal or a new Permit or a modification to an existing Permit will not be granted, or that any Permit is subject to cancellation, revocation or modification.

(c)    Each Company is in compliance with all requirements of each of its Environmental Permits other than any violations or non-compliance that would not have a Material Adverse Effect.

(d)    None of the Companies, Seller or any of Seller’s Affiliates are subject to any material Claim made in writing or any Proceeding pending under any Environmental Law including any that seek or relate to the revocation of or material adverse modification to any Environmental Permit.

(e)    The Business is conducted in compliance with applicable requirements of Environmental Laws other than any violations or non-compliance that would not have a Material Adverse Effect.

(f)    To Seller’s knowledge, there have been no Releases of any Hazardous Substances by Seller, the Companies or any of their Affiliates on any Owned Property, Leased Property or Contract Mining

Rights in violation of applicable Environmental Laws or Environmental Permits that would have a Material Adverse Effect.

(g)    Schedule 3.18(g) sets forth a true, correct and complete list, as of the date of this Agreement, of each Company Bond, including the amounts thereof, posted by a Company or any of its Affiliates on behalf of a Company or otherwise in connection with the Business as required for the conduct of the Business.

(h)    To Seller’s knowledge, no Company is a party to a Contract whereby such Company has assumed, retained or agreed to indemnify or defend a third party for liabilities arising under Environmental Laws that would have a Material Adverse Effect.

(i)    None of the Companies, Seller or any of their Affiliates have received written notice from any Governmental Body or any other party alleging that the operation of the Business and the state of reclamation with respect to the Company Bonds are not “current” or in “deferred status” regarding reclamation obligations.

(j)    No real property currently owned operated or leased by any of the Companies or, to Seller’s knowledge, formerly owned, operated or leased by any of the Companies is listed on, or has been formally proposed for listing on, the National Priorities List or the Comprehensive Environmental Response, Compensation, and Liability Information System or any similar state list.

(k)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in Section 3.18 are the sole and exclusive representations and warranties in this Agreement concerning Environmental Laws, Environmental Permits, Hazardous Substances, Company Bonds and other matters addressed in this Section 3.18.

Section 3.19     Transactions with Affiliates. Schedule 3.19 lists as of the date of this Agreement, all Contracts between or among the Companies, on the one hand, and (a) Seller or any other Affiliate of Seller or (b) any officer, director or employee of Seller or any other Affiliate of Seller (other than any Plan and company indemnity obligations), on the other hand.

Section 3.20    Customers and Suppliers.

(a)    Schedule 3.20(a) sets forth a true, correct and complete list of the top ten (10) end-use customers for coal sourced from the mining operations conducted by the Business, measured by revenues generated from the sale of such coal, for the year ended December 31, 2014, showing the approximate total sales to each such customer attributed to the sale of such coal for the year ended December 31, 2014. None of Seller, Peabody COALSALES, LLC or any Company received any written notice within the twelve (12) month period preceding the date of this Agreement from any customer set forth on Schedule 3.20(a) stating that such customer intends to terminate or materially reduce, or materially change the terms of, its business with any of the Companies or Peabody COALSALES, LLC with respect to the mining operations conducted by the Business.

(b)    Schedule 3.20(b) sets forth a true, correct and complete list of the top ten (10) suppliers of the Companies, measured by expenditures made solely in respect of the Business, for the year ended December 31, 2014, showing the approximate total expenditures made solely in respect of the Business to each such supplier for the year ended December 31, 2014. None of Seller or any Company received any written notice within the twelve (12) month period preceding the date of this Agreement from any supplier set forth on Schedule 3.20(b) stating that such supplier intends to terminate or materially reduce, or materially change the terms of, its business with any of the Companies or solely in respect of the Business (other than in the Ordinary Course of Business).

Section 3.21     Permits; Parent Guarantee.

(a)    Schedule 3.21(a) sets forth a true, correct and complete list of all material Permits (other than Environmental Permits) issued as of the date of this Agreement and used solely in, or substantially dedicated for use in, the operation of the Business under Applicable Laws, including all Permits issued to Seller or one of its Affiliates under Applicable Laws authorizing coal mining, preparation, load out or reclamation operations currently conducted by the Business (“Target Company Permits”) and also identifies all pending applications for new Permits or modifications to, or renewals of existing Target Company Permits and the status of those applications.

(b)    All Target Company Permits identified on Schedule 3.21(a) are valid under Applicable Laws according to their terms and are currently in full force and effect and, to Seller’s knowledge, where required by Applicable Law, timely and substantially complete applications for renewal of the Target Company Permits have been filed with the appropriate Governmental Body in the Ordinary Course of Business. To Seller’s knowledge, none of the Companies, Seller or any of their Affiliates received written notice from any Governmental Body stating that any pending application for renewal or a new Permit or a modification to an existing Permit will not be granted.

(c)    Each Target Company is in compliance with all requirements of each of its Target Company Permits other than any violations or non-compliance that would not have a Material Adverse Effect.

(d)    To Seller’s knowledge, none of the Companies, Seller or any of Seller’s Affiliates received any written notice within the twelve (12) month period preceding the date of this Agreement from any Governmental Body of any Proceeding involving any revocation or modification to any Target Company Permit.

(e)    Schedule 3.21(e) sets forth a true, correct and complete list, as of the date of this Agreement, of each Parent Guarantee.

(f)    Notwithstanding anything elsewhere in this Agreement to the contrary, the representations and warranties in Section 3.21 are the sole and exclusive representations and warranties in this Agreement concerning Target Company Permits and Parent Guarantees.

Section 3.22     Insurance.

(a)    Schedule 3.22(a) sets forth a true, correct and complete list as of the date of this Agreement of all policies of property, fire, casualty, liability, life, workmen’s compensation and other forms of insurance in force with respect to or maintained for the benefit of the Business or the Companies and their assets and properties.

(b)    As of the date of this Agreement, there is no material Claim relating to the Business or the Companies or their businesses or assets pending under any insurance policy listed on Schedule 3.22(a). The premiums due and payable under such insurance policies prior to the date hereof have been paid. During the twelve (12) month period preceding the date of this Agreement, each of the Companies, Seller and its Affiliates have complied in all material respects with each such insurance policy and, to Seller’s knowledge, none of the Companies, Seller or its Affiliates failed to give any notice or present any claim arising from the business conducted by the Companies under any insurance policies listed on Schedule 3.22(a) in due and timely fashion.

Section 3.23    Brokerage. No agent, broker, investment banker, financial advisor or other Person, other than Morgan Stanley & Co., LLC, the fees and expenses of which will be paid by Seller, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

Section 3.24     Unclaimed Property and Escheatment Claims. To Seller’s knowledge, no unsatisfied unclaimed property or escheatment claims exist with respect to any of the Companies or their respective assets.
Section 3.25     Ownership of Assets. Except (a) for the exclusion of the Excluded Assets and (b) for the exclusions described in Section 9.09, and assuming the completion of the Restructuring, and acknowledging that the Business has historically been operated with support from Seller and its Affiliates (other than the Companies), the Companies own or have the right to use all of the material assets used solely in, or substantially dedicated for use in, the Business, in the Ordinary Course of Business.

Section 3.26    No Other Representations and Warranties. Except for the representations and warranties contained in this Article III (including the related portions of the Schedules), none of Seller, the Companies or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Seller or any of the Companies with respect to Seller, any Company, its or their respective assets or business, the Equity, the Business, the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, including any representation or warranty as to the accuracy or completeness of any information regarding any of the Companies furnished or made available to Buyer and its representatives (including any information, documents or material made available to Buyer whether in any “Data Rooms”, “Virtual Data Rooms” or otherwise, management presentations, information memorandums or in any other form or any statement made by Seller or any of its Affiliates or advisors in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Companies, or any representation or warranty arising from statute or otherwise in law.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:
Section 4.01     Organization, Standing and Power. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full company power and authority necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

Section 4.02     Authority; Execution and Delivery; Enforceability.

(a)    Buyer has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of Buyer. Buyer has duly executed and delivered this Agreement, and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

(b)    Buyer Guarantor has full power and authority to execute, deliver and perform its obligations under the Buyer Guaranty, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Buyer Guarantor of the Buyer Guaranty, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer Guarantor. Buyer Guarantor has duly executed and delivered the Buyer Guaranty and the Buyer Guaranty constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

Section 4.03     No Conflicts; Consents.

(a)    The execution and delivery by Buyer of this Agreement, the performance by Buyer of the terms hereof, the consummation of the transactions contemplated hereby and compliance by Buyer with the terms hereof do not and will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of Buyer or any of its Subsidiaries under, any provision of: (i) the Charter Documents of Buyer or any of its Subsidiaries; (ii) any Contract to which Buyer or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound; or (iii) any Judgment or Applicable Law applicable to Buyer or any of its Subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have or reasonably be expected to have a Buyer Material Adverse Effect.

(b)    No Consent is required to be obtained or made by or with respect to Buyer or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby other than: (i) compliance with and filings under the HSR Act or any Antitrust Law (set forth on Schedule 4.03(b)); and (ii) any other Consent the failure of which to obtain or make, individually or in the aggregate, would not have or reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.04     Litigation. As of the date of this Agreement, there are no: (a) outstanding Judgments against Buyer or any of its Subsidiaries; (b) Proceedings pending or, to Buyer’s knowledge, threatened in writing against Buyer or any of its Subsidiaries; or (c) investigations by any Governmental Body that are, to Buyer’s knowledge, pending or threatened against Buyer or any of its Subsidiaries that, in any case, individually or in the aggregate, have had or would reasonably be expected to have a Buyer Material Adverse Effect.

Section 4.05    Brokerage. No agent, broker, investment banker, financial advisor or other Person, other than Deutsche Bank Securities, Inc., the fees and expenses of which will be paid by Buyer, is entitled to any broker’s, finder’s or financial advisor’s fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

Section 4.06     Investment Representation. Buyer is acquiring the Equity for its own account with the intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws. Buyer is an “accredited investor” as defined in Regulation D promulgated by the SEC under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Equity. Buyer acknowledges that the Equity has not been registered under any securities laws and may not be sold, transferred, offered for sale, assigned, pledged, hypothecated or otherwise disposed of except in accordance with applicable securities laws.

Section 4.07     Financial Ability.

(a)    Buyer has delivered to Seller a true, correct and complete copy of the agreement dated the date hereof by and among Bowie Resource Partners, LLC (“BRP”) and Louisville Resources LLC, a Delaware limited liability company (the “Equity Investor”) (such agreement, the “Equity Commitment Letter”) relating to the Equity Investor’s equity investment in BRP on the terms contemplated thereby (the “Equity Financing”).

(b)    Except as expressly set forth in the Equity Commitment Letter, there are no conditions precedent to the obligations of the Equity Investor to provide the Equity Financing or any contingencies that would permit the Equity Investor to reduce the total amount of the Equity Financing.

(c)    The Equity Commitment Letter is a valid and binding obligation of Buyer and, to Buyer’s knowledge, the counterparties thereto, and is in full force and effect and is enforceable in accordance with its respective terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies, and no event has occurred that, with or without notice or lapse of time, or both, would reasonably be expected to constitute a material default, breach or failure to satisfy a condition precedent on the part of Buyer under the terms and conditions of the Equity Commitment Letter, other than any such default, breach or failure that has been waived by the Equity Investor or otherwise cured in a timely manner by Buyer to the satisfaction of the Equity Investor; provided, that, Buyer is not making any representation regarding the effect of the inaccuracy of the representations and warranties in Article III. The Equity Commitment Letter has not been amended, restated or otherwise modified or waived on or prior to the date of this Agreement and, except as agreed to in writing by Seller, as of the Closing Date, and the commitments contained in the Equity Commitment Letter have not been withdrawn, modified or rescinded on or prior to the date of this Agreement, except as agreed by Seller in writing. Buyer has paid in full any and all commitment fees or other fees or expenses required to be paid pursuant to the term of the Equity Commitment Letter on or before the date of this Agreement.

(d)    As of the date of this Agreement, Buyer is pursuing the Debt Financing in good faith in an amount which, together with the Equity Financing, will provide Buyer with sufficient funds to consummate the Closing.

Section 4.08     Solvency. Upon and immediately after the consummation of the transactions contemplated hereby, Buyer and the Companies will not: (a) be insolvent or left with unreasonably small capital; (b) have incurred debts beyond their ability to pay such debts as they mature; or (c) have liabilities in excess of the reasonable market value of their assets. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of any of Buyer and its Subsidiaries, including the

Companies. In connection with the transactions contemplated hereby, Buyer has not incurred, nor plans to incur, debts beyond its ability to pay as they become absolute and matured.

Section 4.09    Qualifications as Lessee; Coal Acreage Limitations.

(a)    Buyer and its Affiliates are qualified in every respect, including limitations and parameters imposed in 43 C.F.R. Part 3400, to take, hold, own and control federal coal and mineral leases. The acquisition, directly or indirectly, by Buyer of the Holdco Equity and its interests in the Target Companies will not cause Buyer or any of its Affiliates to violate any limitations or parameters imposed in 43 C.F.R. Part 3400.

(b)    As of the execution and delivery hereof and after giving effect to the purchase of the Holdco Equity and Southwest Holdco’s interest in the Target Companies, Buyer and its Affiliates will not exceed the coal acreage lease or permit limit set forth in 30 U.S.C. Section 184.

Section 4.10     Permit Blocking. Neither Buyer nor any of its Affiliates has been notified (nor to Buyer's knowledge is there any pending or threatened notification) by the Federal Office of Surface Mining or the agency of any state administering SMCRA that Buyer or any of its Affiliates is: (a) ineligible to receive surface mining permits; or (b) under investigation to determine whether its eligibility to receive a SMCRA permit should be revoked (i.e. “permit blocked”). To Buyer's knowledge there is no basis for any matter set forth in clause (a) or (b).

Section 4.11     Independent Investigation. Buyer acknowledges and agrees, for itself, its successors and assigns, and other Buyer Indemnified Parties, that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and upon consultations with Buyer’s legal, technical and financial advisors and the express representations and warranties of Seller set forth in Article III of this Agreement (including the related portions of the Schedules); (b) Buyer placed no reliance upon any representations or warranties, any financial projections, estimates or forecasts, mine plans, designs, exploration results, field work, engineering work or other technical work or any information, documents, or materials made available to Buyer or any of its legal, technical or financial advisors in “Data Rooms”, “Virtual Data Rooms”, management presentations, information memoranda or in any other form or any statement made by Seller or any of its Affiliates or advisors in expectation of the transactions contemplated hereby other than the representations and warranties of Seller contained in Article III of this Agreement; and (c) except as expressly set forth in Article III of this Agreement (including the related portions of the Schedules) and, subject to the foregoing, Buyer acquires the Equity and the Companies on an “AS IS, WHERE IS” basis.

Section 4.12    No Other Representations and Warranties. Except for the representations and warranties contained in this Article IV, none of Buyer or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Buyer with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

ARTICLE V
CERTAIN PRE-CLOSING COVENANTS

Section 5.01     Confidentiality.

(a)    Buyer acknowledges and agrees that, prior to Closing, all information received from or on behalf of Seller or any of the Companies in connection with the transactions contemplated in this Agreement shall be deemed received pursuant to the Confidentiality and Nondisclosure Agreement, dated as of June 25, 2015, between PIC and BRP (the “Confidentiality Agreement”) and, except as otherwise permitted by this Agreement, prior to Closing, Buyer shall, and shall cause its officers, directors, managers, owners, employees, Affiliates, advisors, consultants, agents and other representatives to, comply with the provisions of the Confidentiality Agreement with respect to such information and the provisions of the Confidentiality Agreement are hereby incorporated herein by reference with the same effect as if fully set forth herein.

(b)    Seller shall, or shall cause its relevant Affiliate to, assign to one of the Companies effective as of the Closing all rights any such entity has under any confidentiality or non-disclosure agreement related to the Companies or any of their properties or assets as of the Closing.

Section 5.02     Conduct of the Business.

(a)    Except as set forth on Schedule 5.02(a) or as required or expressly contemplated by the terms of this Agreement or consented to in writing by Buyer (which consent Buyer will not unreasonably withhold, delay or condition) or except as required by Applicable Law or any Governmental Body, from the date of this Agreement to the Closing Date, Seller shall cause each of the Companies to: (i) use commercially reasonable efforts to conduct their business in the Ordinary Course of Business; (ii) to the extent consistent therewith, use commercially reasonable efforts to keep substantially intact their business and to keep available the services of principal officers and key employees; and (iii) make capital expenditures consistent with the Budgeted Capital Expenditures subject to deviations therefrom that may occur in the Ordinary Course of Business in connection with mine development and operations.

(b)    In addition (and without limiting the generality of the foregoing), except as set forth on Schedule 5.02(b) or as required or expressly contemplated by the terms of this Agreement or consented to in writing by Buyer (which consent Buyer will not unreasonably withhold, delay or condition) or except as required by Applicable Law or any Governmental Body, Seller shall not and shall not cause or permit any of its Affiliates (including any Company) to do, and shall prevent each of its Affiliates (including any Company) from doing, any of the following, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed):

(i)amend the Charter Documents of the Companies;

(ii)issue any equity interest in any of the Companies or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any equity interest in any of the Companies;

(iii)adopt or amend in any material respect any material Plan (or any plan that would be a Plan if adopted) except in each case (A) as required by any existing agreement or Plan, (B) in connection with actions that are not specifically targeted at Company Employees or (C) in the Ordinary Course of Business; provided, that, none of the Companies shall be restricted from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case in the Ordinary Course of Business, plans, agreements, benefits and compensation arrangements that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

(iv)    grant to any officer or employee of any Company, or who will be an officer or employee of any Company as of the Closing any increase in compensation or benefits, except as may be required under any existing agreement or Plan and for annual compensation adjustments in the Ordinary Course of Business; provided, that, the foregoing shall not restrict any Company from entering into or making available to newly hired employees or to employees in the context of promotions based on job performance or workplace requirements, in each case in the Ordinary Course of Business, plans, agreements, benefits and compensation arrangements that have a value that is consistent with the past practice of making compensation and benefits available to newly hired or promoted employees in similar positions;

(v)    voluntarily recognize any labor union or other employee representative, or enter into any collective bargaining agreement or other Contract with any labor union or representative with respect to any Company Employees or to which any Company would be a party, except as otherwise required by Applicable Laws;
(vi)    (A) engage or hire, other than in the Ordinary Course of Business, or terminate the service relationship or employment of, other than for cause or in the Ordinary Course of Business, any individual contractor or employee of any Company, or who will be an officer or employee of any Company as of the Closing, or (B) transfer the employment or service relationship of any individual contractor or employee to or from a Target Company, other than pursuant to Section 6.01(g);

(vii)    impose any Liens on any of the assets of any Company, or any assets expressly contemplated by the Restructuring Agreement to be transferred to any Company, other than Permitted Liens or Liens released at Closing;

(viii)    redeem or purchase any equity interests of a Company;

(ix)    make any loans, advances or capital contributions to any other Person outside of the Ordinary Course of Business or which would be an obligation of the Company as of the Closing;

(x)    pay, loan or advance any amount to, or enter into any Contract between any Company, on the one hand, and Seller or any of its Affiliates, on the other hand except for: (A) transactions between or among the Companies; (B) cash dividends, cash distributions or transfers of cash to equity holders of the Companies; (C) intercompany transactions in the Ordinary Course of Business; and (D) payments, loans or advances made pursuant to existing agreements;

(xi)    cancel any material debts owed to or waive any material Claims or material rights of the Companies or with respect to any of the assets of any Company, or any assets expressly contemplated by the Restructuring Agreement to be transferred to any Company;

(xii)    cause any Company to make any capital expenditure in excess of $1,000,000 in the aggregate (other than (A) capital expenditures made in accordance with the Budgeted Capital Expenditures or (B) in connection with an emergency, as reasonably determined by Seller or any Company);

(xiii)    make any material change in the accounting methods or practices, collection policies, pricing policies or payment policies used by any of the Companies, except as required by GAAP or applicable securities listing standards;

(xiv)    cause any Company to acquire by merging or consolidating with, or by purchasing a substantial portion of the equity interests or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

(xv)    sell, lease, license or otherwise dispose of any assets of any Company, or any assets expressly contemplated by the Restructuring Agreement to be transferred to any Company, except inventory and obsolete or excess equipment or other assets sold or disposed of in the Ordinary Course of Business;

(xvi)    amend in any material respect or terminate any Material Contract, enter into any Contract that would be a Material Contract or that would otherwise require disclosure on the Schedules in response to the representations and warranties made by Seller in Article III if entered into prior to the date hereof, or waive or assign any material right under any Material Contract or any other Contract disclosed on the Schedules prepared in response to the representations and warranties made by Seller in Article III, in each case other than in the Ordinary Course of Business;

(xvii)    enter into any lease of real property solely used in, or substantially dedicated for use in, the Business, except in the Ordinary Course of Business (provided that any such lease would not require consent of the counterparty to (x) assign to a Company or (y) consummate the transactions contemplated by this Agreement);

(xviii)    make or change any material Tax election of any Company, make any material change in any method of Tax accounting of any Company or any Tax accounting period of any Company, file any material amended Tax return of any Company, waive or extend the statute of limitations applicable to, or settle, compromise or surrender (or enter into any closing agreement with respect to), any material Tax liability or refund of any Company, except in each case as required under the Ordinary Course of Business;

(xix)    exercise the option set forth in Section 6.2.3 of the PRB Agreement (as defined in the Subject Contract); or

(xx)    authorize any of, or commit or agree to take, whether in writing or otherwise, any of the foregoing actions.

(c)    Nothing contained in this Agreement shall give Buyer, directly or indirectly, the right to control or direct any Company’s operations prior to Closing. Each Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business, assets and operations.

Section 5.03     Access to Books and Records. From the date hereof until the Closing Date, Seller shall provide Buyer and its representatives with reasonable access during normal business hours and upon reasonable notice to the offices, properties, books and records of the Companies and Seller to the extent relating to the transition of the ownership of the Companies and their businesses to Buyer; provided, that, (a) such access does not unreasonably interfere with the normal operations of Seller or any of the Companies; (b) all requests for such access shall be directed in writing to Seller or such other Person as Seller may designate in writing from time to time; (c) Seller shall not be required to disclose any information if Seller reasonably determines that: (i) information is subject to attorney-client privilege to the extent doing so would reasonably be expected to cause such privilege to be waived; or (ii) disclosure may contravene any Applicable Laws, including any Antitrust Law, fiduciary duty or agreement; (d) Buyer shall cause all personnel and other representatives of Buyer seeking on-site access to the properties of the Companies and Seller to sign any waivers or releases of the Companies and Seller as the Companies and Seller may reasonably require prior to such access and to comply with all applicable safety procedures and protocols of the Companies and Seller during their visit to such properties; and (e) the conduct of Buyer’s Environmental Assessments shall be further subject to the provisions of Section 5.13. The parties will use commercially reasonable efforts to make appropriate substitute disclosure arrangements under circumstances in which the preceding sentence applies to the extent commercially practicable. In addition to and not in limitation of Section 3.26 and the terms of the Confidentiality Agreement, Seller makes no representation or warranty as to the accuracy of any information (if any) provided pursuant to this Section 5.03, and Buyer may not rely on the accuracy of any such information, in each case other than as expressly set forth in the representations and warranties contained in Article III. The information provided pursuant to this Section 5.03 will be used solely for the purpose of evaluating and effecting the transactions contemplated hereby and is otherwise subject to the requirements of Section 5.01. Buyer shall indemnify, defend and hold harmless Seller and its Affiliates (including, prior to the Closing, the Companies) from and against all Damages or claims resulting from or relating to death or bodily injury or damage to real or personal property resulting from or relating to the activities of any Person under this Section 5.03 unless caused by the gross negligence or willful misconduct of Seller or its Affiliates (including, prior to the Closing, the Companies) or their respective employees or contractors.

Section 5.04     Efforts.

(a)    On the terms and subject to the conditions of this Agreement, each party shall use its reasonable best efforts to cause the Closing to occur as promptly as practicable, including taking all actions necessary to comply promptly with all legal requirements that may be imposed on it or any of its Affiliates with respect to the Closing. Each party hereto shall not take, and shall prevent their respective Affiliates from taking, any actions that would, or that would reasonably be expected to, result in the failure of any of the conditions set forth in Article II. This Section 5.04(a) shall not apply to: (i) the actions of the parties addressed by Section 5.04(c); (ii) the actions of the parties addressed by Section 5.04(e) through Section 5.04(i); or (iii) the actions of the parties addressed by Section 5.10(b).

(b)    Without limiting the generality of the foregoing and except as required to consummate the transactions contemplated in this Agreement, Buyer will not take, and shall prevent its Affiliates from taking, any action, including incurring any indebtedness, issuing any securities or acquiring (including by merger, consolidation or acquisition of equity interests or assets) or disposing of any assets or equity interests, in each case that would, or that could reasonably be expected to, have an adverse effect on the receipt or timing of receipt of any approval, consent, authorization, action or inaction required to consummate the transactions contemplated in this Agreement. In using its respective reasonable best efforts, each of Seller and Buyer shall cooperate in all respects with each other in connection with any filing or submission to any Governmental Body and in connection with any investigation or other inquiry related to any Applicable Law and shall promptly: (i) furnish to the other party hereto such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary or advisable under any Applicable Law; (ii) inform the other party of any material communication from any Governmental Body regarding any of the transactions contemplated by this Agreement, including any inquiries or requests for information from any Governmental Body; (iii) permit counsel for the other party, with reasonable notice and subject to Applicable Law, to review in advance, and consider in good faith the views of the other party in connection with any proposed communication to any Governmental Body in connection with the transactions contemplated by this Agreement; and (iv) provide counsel for the other party with copies of all filings made by such party, and all correspondence between such party (and its advisors) with any Governmental Body and any other information supplied by such party and such party’s Subsidiaries or Affiliates to a Governmental Body or received from such a Governmental Body in connection with the transactions contemplated by this Agreement; provided, however, that materials may be redacted (x) to remove references concerning the valuation of the Companies; and (y) as necessary to comply with contractual arrangements or Applicable Law. Each of Seller and Buyer agree not to participate, or to permit their Affiliates to participate, in any substantive meeting or discussion, either in person or by telephone, with any Governmental Body in connection with the transactions contemplated by this Agreement unless it consults with the other party in advance and, to the extent not prohibited by such Governmental Body, gives the other party the opportunity to attend and participate. This Section 5.04(b) shall not apply to (i) the actions of the parties addressed by Section 5.04(c), (ii) the actions of the parties addressed by Section 5.04(e) through Section 5.04(i), or (iii) the actions of the parties addressed by Section 5.10(b).

(c)    Prior to the Closing, each party hereto shall, and shall cause its Affiliates to, use commercially reasonable efforts to obtain, and to cooperate in obtaining, all Permits and Consents from third parties necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement including the Restructuring; provided, that, no party or its Affiliates shall be required to pay or commit to pay any amount to (or incur any obligation in favor of) any Person from whom any such Permit or Consent may be required (other than nominal filing or application fees with any Governmental Body). To the extent that the rights of Seller or its Affiliates under any Permits or Contracts contemplated by the preceding sentence may not be assigned without the Consent of a third party which has not been obtained prior to the Closing, this Agreement shall not constitute an agreement to assign the same unless and until such Consent has been obtained or is no longer required. If any such Consent is not obtained as of the Closing or if an attempted assignment would be ineffective or would adversely affect a party’s rights such that a Company or Buyer would not in fact receive all such rights to any such Contract or Permit, Seller and Buyer will cooperate in a mutually agreeable arrangement under which the relevant Company would obtain, to the extent practicable, all rights and assume the corresponding Liabilities thereunder, including by means of sub-contracting, sub-licensing or sub-leasing arrangement, or under which Seller would enforce, or cause its Affiliates, as appropriate, to enforce, for the benefit of such Company, with such Company assuming and agreeing to pay the Seller’s and its Affiliate’s obligations and expenses, any and all rights of Seller or its Affiliates against third parties; provided, that, (i) if any such Consent required in connection with any coal sales agreement applicable to the Business is not obtained as of Closing or (ii) if any such Consent required in connection with any master leasing agreement set forth on Schedule 5.04(c)(ii) is not obtained as of Closing without modification of the economic terms of such master leasing agreements, then, in each case Buyer and Seller will follow the additional procedures set forth on Schedule 5.04(c)(i) and Schedule 5.04(c)(ii), respectively. From and after the Closing, Seller shall, and shall cause its Affiliates to, exercise or exploit their respective rights and options under each such Contract (including the right to elect to terminate such Contract in accordance with the terms thereof) only as reasonably directed by Buyer and at Buyer’s sole cost. This Section 5.04(c) shall not apply to the actions of the parties addressed by Section 5.10(b).

(d)    In using its respective reasonable best efforts, each of Seller and Buyer, subject to Applicable Law, shall not: (i) agree to extend any waiting period under Applicable Law without the prior written consent of the other party; (ii) enter into any agreement with any Governmental Body not to consummate the transactions contemplated by this Agreement without the prior written consent of the other party; or (iii) take any other action that would be reasonably likely to prevent consummation of the transactions contemplated by this Agreement prior to the Termination Date; provided, that, Buyer may conduct a Pull and Refile consistent with Section 5.05(b).

(e)    Buyer shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or reasonably advisable to consummate, and obtain the proceeds of, debt financing (the “Debt Financing”), together with the Equity Financing, in an amount sufficient to consummate the transactions contemplated by this Agreement (the “Financing”). In the event that all conditions to the Equity Commitment Letter have been satisfied, or upon funding will be satisfied, Buyer shall use reasonable best efforts to cause the Equity Investor to fund on the Closing Date the Equity Financing as necessary to cause the Closing to occur on the date on which the Closing is to occur pursuant to Section 1.03. Buyer shall provide all information reasonably requested by Seller in connection with the status, completion and other matters addressed in this Section 5.04(e) and shall use reasonable best efforts to permit, in consultation and coordination with Buyer, Seller and its Affiliates and their respective officers, employees, advisors and representatives to meet with Buyer’s financing sources promptly upon Seller’s request.

(f)    Prior to the Closing, subject Section 5.04(g) and Section 5.04(h), Seller shall, and shall cause the Companies to, use commercially reasonable efforts to cause their respective directors, officers, employees, consultants and advisors, including legal and accounting advisors, to provide to Buyer, all reasonable cooperation reasonably requested by Buyer to assist Buyer in connection with the Financing, including to: (i) promptly provide Buyer (and on behalf of Buyer to its financing sources and their respective representatives) with the Required Information; (ii) cause senior management and other representatives to participate in a reasonable number of meetings, presentations, due diligence sessions, sessions with prospective financing sources and their representatives, and sessions with rating agencies, in each case, at reasonable times and locations mutually agreed; (iii) assist Buyer or on behalf of Buyer its financing sources with the preparation of materials for rating agency and investor presentations, bank information memoranda, confidential information memoranda, marketing materials and similar documents required in connection with the Financing; (iv) provide appropriate representations consistent with those contained in Article III of this Agreement in connection with the preparation of financial statements and other financial data of the Companies and cause Seller’s independent auditors to provide reasonable and customary assistance and cooperation in connection with the Companies’ financial information in the Financing; (v) facilitate the preparation on behalf of Buyer of guarantees, pledging of collateral of the Companies in connection with the Debt Financing, including executing and delivering any customary guarantee, pledge and security documents, or other definitive financing documents or other customary certificates (including a solvency certificate), or documents as may be reasonably requested by Buyer to facilitate any guarantee, obtaining and perfection of security interests in collateral from and after the Closing (provided that any obligations contained in such documents shall be effective no earlier than as of the Closing); (vi) provide to Buyer (and on behalf of Buyer to its financing sources) all documentation and other information related to the Companies required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; (viii) take corporate action (subject to the occurrence of the Closing) reasonably necessary to permit the completion of the Financing; (ix) provide reasonable access to the lenders to evaluate the Companies’ inventory, current assets, cash management and accounting systems, and policies and procedures relating thereto for the purpose of establishing collateral arrangements (including allowing access for field exams and inventory appraisals); and (x) assist with the payoff of existing indebtedness of the Companies on the Closing Date from the proceeds of the Financing and the release of related liens on the Closing Date upon confirmation of payment from the proceeds of the Financing (including obtaining customary payoff letters prior to Closing, and after confirmation of payoff the delivery and release of lien terminations and other instruments of discharge and possessory collateral, if any).

(g)    Buyer shall, promptly upon request of Seller, reimburse Seller for all reasonable out-of-pocket and documented costs (including reasonable and documented out-of-pocket attorneys’ fees) incurred by Seller or any of its Affiliates in connection with Seller’s obligations in Section 5.05(f) (the “Cooperation Covenant”). Buyer shall indemnify and hold harmless Seller, its Subsidiaries and its and their respective officers, directors, employees, agents, Affiliates and representatives from and against any and all Damages suffered or incurred by them in connection with their obligations under the Cooperation Covenant or the financing contemplated by the Debt Financing and any information utilized in connection therewith, except to the extent such Damages arise from (x) fraud, gross negligence or willful misconduct by any such Person or (y) breach of any representation or warranty set forth in Section 3.06.

(h)    Nothing in the Cooperation Covenant shall require Seller or its Affiliates to (i) pay any fees, reimburse any expenses or give any indemnities or incur any cost or Liability (in the case of the Companies, prior to the Closing Date), (ii) cause its directors to adopt or pass any resolutions or consents approving the agreements, documents and instruments authorizing the execution of the Debt Financing (other than in the case of directors that will remain as directors of the Companies after Closing only, and provided that such resolutions or consents would be effective only following the Closing) or otherwise incur any Liability with respect thereto, (iii) provide any assistance to the extent it would materially interfere with the day-to-day operations of the Business, (iv) execute or deliver any certificate, document or agreement in connection with the Debt Financing unless the effectiveness of such certificate, document or agreement is contingent upon the occurrence of the Closing or (iv) provide any solvency opinion (as opposed to a solvency certificate) or legal opinion or other opinion of counsel, or any information that would, in the reasonable opinion of Seller, result in a violation of Applicable Law or loss of attorney-client privilege.

(i)    Notwithstanding anything to the contrary in this Agreement, the Cooperation Covenant shall be deemed satisfied and Seller shall not be deemed to have breached or failed to perform or observe any covenants, obligations or other agreements contained in any Cooperation Covenant, in each case, unless promptly upon becoming aware of an alleged breach or failure to perform or observe any Cooperation Covenant, and in any event no later than ten (10) Business Days prior to the Termination Date, Buyer provides a written notice to Seller specifying in reasonable detail such breach or failure and the specific steps required to be taken by Seller to cure such alleged breach or failure to perform or observe such Cooperation Covenant in a commercially reasonable and practicable manner consistent with such Cooperation Covenant, and Seller has not cured or caused to be cured such alleged material breach or failure to perform or observe such Cooperation Covenant within five (5) Business Days of such notice.

Section 5.05     Antitrust Efforts.

(a)    Each of Seller and Buyer shall use its respective reasonable best efforts, and shall cause their respective Subsidiaries and Affiliates to use their respective reasonable best efforts to obtain termination of any waiting periods relating to the HSR Act or other Antitrust Law, and to remove each and every other impediment relating the HSR Act or other Antitrust Law that would prevent consummation of the transactions prior to the Termination Date.

(b)    In using its respective reasonable best efforts, each of Seller and Buyer shall file or cause to be filed with the FTC and the Antitrust Division of the DOJ the Notification and Report Form for Certain Mergers and Acquisitions, if any, required for the transactions contemplated by this Agreement either within eighteen (18) Business Days following the execution and delivery of this Agreement or within such time as the parties hereto may agree in writing and thereafter as promptly as reasonably practicable provide any information, documents, or material requested in connection therewith pursuant to the HSR Act, including responding to inquiries and requests from the FTC or DOJ (including requests for production of documents or production of witnesses for interviews, hearings, or depositions) and complying, in accordance with Applicable Law, with any request for additional information or documentary material made pursuant to 15 U.S.C. Section 18a(e)(1)(A) (a “Second Request”). Any such Notification and Report Form and supplemental information shall be in substantial compliance with the requirements of the HSR Act and other Applicable Law. If either Buyer or Seller determines that a withdrawal and re-filing of Buyer’s Notification and Report Form for Certain Mergers and Acquisitions (a “Pull and Refile”) will enable the parties to expedite Closing,

Buyer shall conduct a Pull and Refile in compliance with FTC Rule 16 C.F.R. 803.12 and any other Applicable Law as promptly as practicable.

(c)    In using its respective reasonable best efforts, each of Seller and Buyer shall as promptly as reasonably practicable: (i) make such other filings as are necessary to comply with Antitrust Law in other jurisdictions; and (ii) provide any information requested by applicable Governmental Bodies relating to Antitrust Law including responding to inquiries and requests for production of documents or production of witnesses for interviews, hearings, or depositions and complying with any request from a Governmental Body similar to a Second Request. Any such filings and information shall be in substantial compliance with Applicable Law.

(d)    Buyer’s obligation to use reasonable best efforts is further understood to require Buyer, its Subsidiaries and Affiliates to, between the date hereof and the Termination Date, take any and all steps necessary, proper, or advisable to avoid or eliminate each and every impediment, including any and any Proceeding, Claim, demand letter or Order instituted or threatened by the FTC, DOJ or other Governmental Body under any Antitrust Law (“Antitrust Litigation”) asserted with respect to the transactions contemplated by this Agreement or any Order that enjoins, prohibits, prevents, or restricts consummation of the transactions contemplated by this Agreement so as to enable the transactions contemplated by this Agreement to occur as expeditiously as possible and in any event, prior to the Termination Date, including (i) responding promptly to and vigorously contesting, resisting and resolving any such Antitrust Litigation and (ii) having promptly vacated, lifted, reversed or overturned any such Order, and, if prior to the Termination Date, to appeal promptly any adverse decision or Order by any Governmental Body (including prosecuting all available appeals) or, if requested by the Seller, to promptly commence or threaten to promptly commence and to pursue vigorously any Antitrust Litigation reasonably believed by the Seller to be helpful in obtaining necessary authorizations from any Governmental Body or in terminating any such outstanding Antitrust Litigation. For the purposes of the immediately preceding sentence, reasonable best efforts shall include the defense through litigation on the merits of any Claim asserted in any court, agency or other Proceeding by any Person or Governmental Body, seeking to delay, restrain, prevent, enjoin or otherwise prohibit consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, nothing contained in this Agreement shall require or obligate Buyer or any of its Affiliates to, and Seller shall not, without the prior written consent of Buyer, agree or otherwise be required to, sell, divest, dispose of, license, hold separate, or take or commit to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any businesses, products, rights, services, licenses, or assets of Buyer, the Companies, or any of their respective Subsidiaries or Affiliates, or any interest or interests therein. As used in this Section 5.05(d) the term “Order” means any decision or award, decree, injunction, judgment, order, verdict, subpoena, mandate, directive, approval, quasi-judicial decision or award, ruling, or writ of any Governmental Body.

Section 5.06     Resignations. Seller shall obtain the resignations, effective contemporaneously with the Closing, of the officers, directors and managers (as applicable) of each of the Companies.

Section 5.07     Notification of Changes. From time to time prior to the Closing, Seller shall have the right (but not the obligation) to supplement or amend the Schedules with respect to any matter hereafter arising or of which it becomes aware after the date hereof (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement, including for purposes of the indemnification or termination rights contained in this Agreement or of determining whether or not the conditions set forth in Section 2.02 have been satisfied; provided, that, if Buyer has the right to, but does not elect to, terminate this Agreement under Section 7.01(a)(iv) within ten (10) Business Days of its receipt of such Schedule

Supplement, and Seller has irrevocably confirmed in writing to Buyer that Buyer is entitled to terminate the Agreement due to such Schedule Supplement, then Buyer shall be deemed to have irrevocably waived any right to terminate this Agreement solely with respect to such Schedule Supplement and, further, shall have irrevocably waived its right (if any) to indemnification under this Agreement with respect to such Schedule Supplement.

Section 5.08 Intercompany Accounts. On or prior to the Closing Date, Seller shall cause all intercompany accounts between Seller and/or any of its Affiliates (other than the Companies), on the one hand, and the Companies, on the other hand, to be settled or otherwise eliminated without any Liability to any Target Company in such a manner as Seller shall determine. Intercompany accounts between and among the Companies shall not be affected by this provision.

Section 5.09 Intercompany Arrangements. Effective at the Closing, Seller shall cause all arrangements, understandings or Contracts set forth Schedule 3.19 and any other similar Contracts executed during the period between the date of this Agreement and Closing (except for the Transition Services Agreement, the Contribution and Restructuring Agreement and any Contracts executed pursuant to the terms of the Contribution and Restructuring Agreement) to be terminated without any Liability to any Target Company.

Section 5.10     Guarantees/Commitments; Insurance.

(a)    Buyer shall, prior to the Closing, post replacement bonds or otherwise qualify for self-bonding in respect of the obligations of Seller and any of its Affiliates (other than the Companies) under each of the Company Bonds posted by a Company or any of its Affiliates on behalf of a Company or otherwise in connection with the Business as required for the conduct of the Business, such that the applicable Governmental Bodies or other third parties (as applicable) shall cause Seller and its Affiliates (other than the Companies) to be irrevocably, unconditionally and completely released in respect of their obligations under each such Company Bonds at Closing; provided that Seller acknowledges that, in accordance with Applicable Law, such release may not be received as of the Closing, in which case Buyer, Seller and the Companies shall take all actions necessary to ensure such irrevocable, unconditional and complete release as promptly as practicable following the Closing.

(b)    Buyer shall, as promptly as practicable after the date hereof, use commercially reasonable efforts to cause Buyer or one or more of the Companies to be substituted for Seller and its Affiliates (other than the Companies) and for Seller and its Affiliates (other than the Companies) to be irrevocably, unconditionally and completely released, effective as of the Closing, in respect of the obligations of Seller and any of its Affiliates (other than the Companies) under each of the Parent Guarantees set forth on Schedule 3.21(e) and otherwise arising after the date of this Agreement in the Ordinary Course of Business (each, a “Subject Guarantee”). Seller shall use commercially reasonable efforts to structure any Subject Guarantee arising after the date of this Agreement in a manner that facilitates, to the extent practicable, the substitution of Buyer or one or more of the Companies for Seller and its Affiliates (other than the Companies) and for Seller and its Affiliates (other than the Companies) to be irrevocably, unconditionally and completely released in respect of their obligations under such Subject Guarantee at or promptly following Closing. In using its commercially reasonable efforts, Buyer, its Subsidiaries and Affiliates, and with respect to the immediately preceding sentence, Seller, shall not be required to, among other things, agree to, and Seller shall not cause any Company to agree to (i) post any bonds, cash, letter of credit or any type of credit support other than providing such replacement guarantee, (ii) pay any consideration to any third party, or (iii) amend any provisions of any Contract (other than ministerial amendments). To the extent Seller and its Affiliates have not been irrevocably, unconditionally and completely released in respect of their obligations under any Subject Guarantee as of the Closing, the parties shall follow the provisions set forth on Schedule 5.10(b).

(c)    Seller shall, and shall cause its Affiliates to, facilitate meetings with applicable counterparties, upon Buyer’s reasonable request, in connection with Buyer’s obligations set forth in Section 5.10(a) and Section 5.10(b).

(d)    Buyer acknowledges and agrees that, except as set forth in Section 5.10(e), effective upon the Closing, the insurance policies of Seller and its Affiliates related to the Companies shall be terminated or modified to exclude coverage of the Companies and their respective assets, and, as a result, it shall be the obligation of Buyer to obtain at its sole cost and expense replacement insurance effective from and after the Closing, including insurance required by any third party to be maintained by the Companies.

(e)    From and after the Closing and subject to Buyer’s compliance with its obligations in this Section 5.10(e), for any claim (including, without limitation, any third-party liability or workers compensation claim) that may be asserted against the Companies after the Closing arising out of or attributable to events, incidents, conduct or circumstances that occurred and/or existed prior to the Closing (such claims, “Prior Acts Claims”), Seller shall, and shall cause its Affiliates or any claims handler appointed by Seller to, at the request of Buyer, use commercially reasonable efforts to seek and obtain coverage or reasonably cooperate with the Companies to seek and obtain coverage, under, but subject to the terms of, each of the insurance policies of the Seller and its Affiliates existing as of the Closing Date that covered the Companies or their employees, properties or assets (including as acquired in connection with the Restructuring) prior to
Closing. Buyer shall (i) reasonably cooperate, and shall cause the Companies to reasonably cooperate, with Seller in order to enable Seller to comply with the requirements of the relevant insurer and its obligations under this Section 5.10(e), and shall provide, and shall cause the Companies to provide, such information and assistance as Seller may reasonably request in connection with any such Prior Acts Claim, and (ii) pay, incur, bear and otherwise be responsible for any self-insured retention or deductible or any gaps or limits on coverage that may apply with respect to coverage for any such Prior Acts Claims.  Buyer shall reimburse Seller for any Liabilities or expenses (including reasonable attorney’s fees) incurred by Seller or its Affiliates in connection with their obligations under this Section 5.10(e) within ten (10) Business Days of receipt of a request for reimbursement by Buyer. Subject to Buyer’s compliance with its obligations in this Section 5.10(e), Seller shall not, and shall cause its Affiliates not to, release, commute, buy-back or otherwise eliminate the coverage available to the Companies under any insurance policy referenced in the first sentence of this Section 5.10(e). Seller’s obligations under this Section 5.10(e) shall terminate on the one (1) year anniversary of the Closing Date.

Section 5.11     No Shop. Seller will not, and will not permit any of its Affiliates, a Company or any of their respective officers, directors, managers or employees to, directly or indirectly: (a) discuss, negotiate, undertake, authorize, recommend, propose or enter into, either as the proposed surviving, merged, acquiring or acquired corporation, any transaction involving a merger, consolidation, business combination, purchase or disposition of substantially all of the assets of the Companies or any equity interests in any Company other than the transactions contemplated or permitted by this Agreement (an “Acquisition Transaction”); (b) facilitate, solicit or initiate discussions, negotiations or submissions of proposals or offers in respect of an Acquisition Transaction; (c) furnish or cause to be furnished, to any Person, any information concerning the business, operations, properties or assets of any Company in connection with an Acquisition Transaction; or (d) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek any of the foregoing; provided, that, Buyer hereby acknowledges that prior to the date of this Agreement, Seller has provided information relating to the Companies and has afforded access to, and engaged in discussions with, other Persons in connection with the transactions contemplated by this Agreement and that such information, access and discussions prior to the date of this Agreement shall not constitute a breach of this Agreement so long as Seller does not continue any such discussions or provide any such information to such Persons after the date of this Agreement.

Section 5.12     Contacts.

(a)    In addition to and not in limitation of the restrictions contained in the Confidentiality Agreement, without the prior written consent of Seller, prior to the Closing, Buyer shall not contact, and shall prevent its Affiliates and their respective officers, directors, managers, employees, advisors, agents and other representatives from contacting, any suppliers or contractors to, or customers of, any of the Companies (including customers of Peabody COALSALES, LLC for coal sourced from the mining operations conducted by the Companies), any employees of any of the Companies or other business relations, or any Governmental Body (other than in connection with any filings made under the HSR Act or in connection with other consents, approvals or waivers required to be obtained by Buyer from Governmental Bodies in accordance with Section 5.04 or Section 5.05 or the substitution and release of any Company Bond or Parent Guarantee in accordance with Section 5.10), in each case in connection with or pertaining to the transactions contemplated in this Agreement.

(b)    Upon Buyer’s reasonable request, Seller shall use commercially reasonable efforts to afford Buyer an opportunity to engage in discussions with such employees, customers, suppliers and other business relations at reasonable times and subject to reasonable conditions and compliance with Applicable Laws.

Section 5.13     Environmental Assessments.      At Buyer’s request and at its sole cost, Seller: (a) shall permit or cause to be permitted Buyer and Buyer’s environmental consultant, upon reasonable notice at reasonable times, to conduct such investigations known as “Phase I” environmental site assessments (consistent with recognized industry standards, approved scopes of work, and applicable access rights) of any Owned Property, Leased Property or Contract Mining Right property and the operations conducted thereat; and (b) may, in its sole discretion, permit or cause to be permitted Buyer and Buyer’s environmental consultant to conduct such investigations known as “Phase II” environmental site assessments or any other site assessment involving sampling and analysis of environmental media, building materials, or any invasive sampling (consistent with recognized industry standards, approved scopes of work, and applicable access rights) at any Owned Property, Leased Property or Contract Mining Right (“Buyer’s Environmental Assessments”). Any and all Buyer’s Environmental Assessments shall be conducted by a qualified environmental consulting firm reasonably acceptable to Seller, possessing levels of insurance reasonably acceptable to Seller and which shall name Seller as an additional named insured, in compliance with Applicable Laws, requirements of any Governmental Bodies, procedures and protocols of the Companies and in a manner that minimizes the disruption of the operations of the Companies. Buyer shall indemnify, defend and hold harmless Seller and its Affiliates against, and reimburse Seller and its Affiliates for, any and all amounts paid or incurred by Seller or its Affiliates to the extent arising out of the activities of Buyer or its consultants in connection with the performance of any Buyer’s Environmental Assessments. At Seller’s request, Buyer shall deliver to Seller a copy of any completed Buyer’s Environmental Assessments.

Section 5.14     Restructuring. Prior to Closing, Seller shall, or shall cause its applicable Affiliate or Affiliates to assign, transfer and convey to Southwest Holdco the Target Companies Equity and otherwise complete the transactions contemplated in the Restructuring in accordance with the terms of the Contribution and Restructuring Agreement.

Section 5.15     Audited Financial Statements; Required Information. No later than January 8, 2016, Seller shall prepare (in a manner consistent in all material respects with the preparation of the Financial Statements and in accordance with GAAP) and deliver to Buyer an audited combined balance sheet of (i) CO Holdco and the Colorado Target Companies and (ii) NM Holdco and the New Mexico Target Companies as of December 31 in each of the years 2014 and 2013 and the related combined statement of operations of (x) CO Holdco and the Colorado Target Companies and (y) NM Holdco and the New Mexico Target Companies for each of the years then ended (the “Audited Financial Statements”); provided, however, that Seller does not make any representations or warranties with respect to such Audited Financial Statements. The Audited Financial Statements shall be accompanied by reports thereon (with no exception or qualification) of the auditor, including in each case the notes thereto.

Section 5.16     Subject Contract. The provisions of Schedule 5.16 shall apply with respect to that certain Contract set forth on Schedule 5.16.

ARTICLE VI
EMPLOYEES

Section 6.01     Employment and Benefit Arrangements.

(a)    Prior to the Closing Date, Seller shall take all action necessary to cause the Companies to, effective as of the Closing Date, cease as participating employers in any of the Plans that are not Subsidiary Plans. Buyer shall not assume any Plan other than any Subsidiary Plan and shall have no obligations or liabilities with respect to the Plans other than any Subsidiary Plan with respect to liabilities and obligations thereunder with respect to individuals who, immediately prior to the Closing, are employed by any of the Companies (each, a “Company Employee”). Except to the extent arising from any Seller Warranty Breach for purposes of Section 8.01(a) on and after the Closing Date, Buyer, the Companies and their Affiliates shall collectively be responsible and liable for all Employee Related Liabilities.

(b)    Regarding Company Employees considered to be actively employed who have, as of immediately prior to Closing, satisfied the eligibility requirements for retiree medical benefits as described under any post-retirement medical arrangement under any Seller Plan described on Schedule 6.01(b) as such Seller Plan exists on the Closing Date (each, a “Retiree Medical Plan”), Buyer shall reimburse Seller for payments made or benefits provided to or on behalf of any such Company Employee following the Closing pursuant to a Retiree Medical Plan as set forth in this Section 6.01(b). Subject to compliance with applicable provisions of, and regulations issued pursuant to, the Health Insurance Portability and Accountability Act as are then in effect, on the last day of each calendar month following Closing, Seller shall provide commercially reasonable evidence to Buyer of the amount of Benefit Costs actually paid by Seller during the immediately preceding calendar month (each a “Benefit Invoice”). Buyer shall remit to Seller the amount shown on each Benefit Invoice within 30 days of the receipt by Buyer of such Benefit Invoice. If any amount due under a Benefit Invoice remains unpaid thirty (30) calendar days or more after the date such Benefit Invoice is received by Buyer, such amount shall bear interest until paid at a rate per annum equal to five percent (5%) and Buyer shall pay all costs and expenses (including reasonable attorney’s fees) incurred by Seller and its Affiliates in connection with all measures taken to collect the unpaid Benefit Costs and interest (and where interest and such costs and expenses are payable pursuant to this Section 6.01(b), references in this Agreement to “Benefit Costs” will be deemed to be a reference to such Benefit Costs plus any interest, costs and expenses payable pursuant to this Section 6.01(b). For purposes of this Section 6.01(b), “Benefit Costs” means, with respect to each person described in this Section 6.01(b), the actual cost to Seller of benefits, including prescription drugs, provided to such person and their covered dependents under the Retiree Medical Plans for claims incurred under the Retiree Medical Plans.

(c)    For the period beginning on the Closing Date and ending on December 31, 2016 (the “Benefits Continuation Period”), Buyer shall cause the Companies to provide Company Employees with: (i) annual rates of base salary or wages, as applicable, and annual incentive compensation opportunities that are no less favorable, as reasonably determined by Buyer, to the annual rates of base salary or wages, as applicable and annual incentive compensation opportunities in effect for such Company Employees as of the Closing Date; and (ii) employee benefits (excluding post-retirement medical benefits) that are no less favorable in the aggregate, as reasonably determined by Buyer, than the employee benefits in effect for such Company Employees as of the Closing Date. During the Benefits Continuation Period, Buyer shall cause the Companies to honor all Subsidiary Plans as such plans are in effect on the Closing Date and shall not take, or cause and Person to take, any action that would adversely affect the rights of any Company Employee thereunder, subject to Buyer’s right to terminate a Subsidiary Plan. Nothing in this Section 6.01 is intended to represent a guarantee of employment or otherwise restrict the authority of any of the Companies or to terminate the employment of any of their employees, subject to Applicable Law.

(d)    With respect to any employee benefit plans in which any Company Employees participate on or after the Closing, Buyer shall cause the Companies to: (i) during the Benefits

Continuation Period waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees, except to the extent such pre-existing conditions, exclusions or waiting periods applied under the similar plan in effect immediately prior to the Closing; (ii) during the Benefits Continuation Period provide each such employee with credit for any co-payments and deductibles paid (to the same extent such credit was given for the year under the similar plan in effect immediately prior to the Closing) in satisfying any applicable deductible or out-of-pocket requirements; and (iii) recognize all continuous service of the Company Employees with the Companies, Seller or an Affiliate of Seller (including continuous service with any predecessor-in-interest to any of the Companies), as applicable, including for purposes of eligibility to participate, vesting credit and entitlement to benefits, including under any paid time off and severance plans or policies (but excluding benefit accrual under a defined benefit pension plan) under any employee benefit plan in which such employees may be eligible to participate after the Closing; provided, that, the foregoing shall not apply to the extent it would result in a duplication of benefits.

(e)    After the Closing Date, the Companies shall pay, or Buyer shall pay or shall cause one or more of Buyer’s Affiliates to pay, all Liabilities of any Company, Seller or any Affiliate of Seller with respect to any current or former employees of any Company or Seneca Coal Company, LLC (including retired employees who retired from a Company or Seneca Coal Company, LLC or any of their respective predecessors) under the Federal Mine Safety and Health Act of 1977, as amended, and other Applicable Law for any Claims for disability or death due to “black lung” or pneumoconiosis or any similar or related conditions, whenever created.

(f)    Buyer will notify Seller within ten (10) business days after an individual listed on Schedule 6.01(f) terminates employment with the Company for which he or she is employed as of the Closing Date so that Seller can timely pay benefits accrued under the Peabody Investments Corp. Supplemental Employee Retirement Account.

(g)    Buyer and Seller agree to comply with the Standard Procedure described in Section 4 of Revenue Procedure 2004-53, 2004-2 C.B. 320 (the “Standard Procedure”). With respect to each employee identified on Schedule 3.14(a) as an employee whose employment will be transferred to a Target Company in connection with the Closing (each, a “Transferred Employee”), Seller shall, in accordance with Revenue

Procedure 2004-53, assume all responsibility for preparing and filing any applicable Employer Form W-2, Wage and Tax Statements; Form W-3, Transmittal of Income and Tax Statements; Form 941, Employer’s Quarterly Federal Tax Returns; Form W-4, Employee’s Withholding Allowance Certificates; and Form W-5, Earned Income Credit Advance Payment Certificates (collectively, the “Employee Withholding Documents”) with regard to wages paid through the day before the Closing Date. Buyer shall assume all responsibility for preparing and filing the Employee Withholding Documents with regard to wages paid to employees engaged by Buyer or any Affiliate of Buyer on and after the Closing Date. Buyer and Seller shall cooperate in good faith to the extent necessary to permit each of them to comply with the Standard Procedure.

(h)    On the Closing Date, Buyer will designate a defined contribution plan to which the Company Employees may roll over their full account balances under the defined contribution plan maintained by Seller, including outstanding loans, to extent permitted by the plan administrator and terms of such plan.

(i)    This Section 6.01 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.01, express or implied, shall confer upon any other
Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.01. Nothing contained herein, express or implied, shall be construed to establish, amend or modify any benefit plan, program, agreement or arrangement. The parties hereto acknowledge and agree that the terms set forth in this Section 6.01 shall not create any right in any Company Employee or any other Person to any continued employment with any Company, Buyer or any of their respective Affiliates or compensation or benefits of any nature or kind whatsoever.

ARTICLE VII
TERMINATION

Section 7.01    Termination.

(a)    This Agreement may be validly terminated at any time prior to Closing only as follows:

(i)by the mutual written consent of Buyer and Seller at any time prior to the Closing;

(ii)by either Seller or Buyer, by written notice to the other party, if the Closing shall not have occurred on or prior to March 31, 2016 (the “Termination Date”);

(iii)by either Seller or Buyer, if any Prohibitive Order permanently prohibiting the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable; provided, that, no party may terminate this Agreement pursuant to this Section 7.01(a)(iii) if such party is then in breach of its obligations under Section 5.04(a)-(d) or Section 5.05;

(iv)by Seller or Buyer (so long as such party seeking to terminate this Agreement is not then in breach of any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform, either individually or in the aggregate, if occurring or continuing at the Closing, would result in the failure of any of the conditions set forth in Section 2.02(a), Section 2.02(b) or Section 2.02(k), if Seller is seeking to terminate this Agreement, or Section 2.03(a) or Section 2.03(b), if Buyer is seeking to terminate this Agreement), if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the other party pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article II and such breach, inaccuracy or failure has not been cured by the breaching party by the earlier of (i) thirty (30) days following such breaching party’s receipt of written notice of termination from the terminating party or such additional period of time so long as such breaching party is diligently pursuing remediation of the breach or failure to perform, and (ii) the Termination Date; or

(v)    by Seller if (i) all of the conditions set forth in Section 2.01 and Section 2.02 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing; provided, that, with respect to the conditions set forth in Section 2.02(e), such conditions set forth in Section 2.02(e) are capable of being satisfied at the Closing), (ii) Seller has provided written notice to Buyer that Seller (and the Companies) are ready, willing and able to consummate the Closing and (iii) Buyer has not consummated the Closing within two (2) Business Days of the date the Closing should have occurred pursuant to Section 1.03 or, if later, within two (2) Business Days after Seller has delivered the notice contemplated by the preceding clause (ii).

(b)    A party seeking to terminate this Agreement in accordance with Section 7.01 shall deliver written notice thereof as provided under Section 11.03.

Section 7.02     Effect of Termination.

(a)    In the event of the termination of this Agreement pursuant to Section 7.01, this Agreement shall thereafter become void and have no further force and effect and there shall be no liability on the part of any party to this Agreement or any of their respective former, current or future stockholders, controlling persons, directors, officers, employees, general or limited partners, members, managers, Affiliates, agents or assignees of any of the foregoing, except that: (i) the obligations of the parties hereto contained in this Section 7.02 and Article XI, the indemnity obligations of Buyer contained in Section 5.03, Section 5.04(g) and Section 5.13, and the necessary definitions set forth in Article X and the obligations of Buyer Guarantor under the Buyer Guaranty shall survive the termination of this Agreement; (ii) the Confidentiality Agreement shall survive the termination of this Agreement in accordance with its terms; and (iii) such termination shall not relieve any party of liability for any knowing and material breach by such party of any covenant or agreement in this Agreement.

(b)    In the event that this Agreement is terminated pursuant to Section 7.01, in addition to any requirements in the Confidentiality Agreement, Buyer shall, as promptly as practicable and in no event later than five (5) Business Days following such termination, return to Seller or destroy, and will cause its representatives to return to the Companies or destroy, all of the documents and other materials received from the Companies, Seller or their respective Affiliates and/or representatives relating to any of them or the transactions contemplated by this Agreement, whether so obtained before or after execution of this Agreement, and all information of, related to or regarding, the Companies, Seller or its respective Affiliates or their businesses received from or on behalf of the Companies, Seller or their respective Affiliates shall be treated in accordance with the Confidentiality Agreement and Section 5.01.

(c)    If the Agreement is terminated as provided in Section 7.01, the parties shall use commercially reasonable efforts to cause, to the extent practicable, all filings, applications and other submissions made pursuant to this Agreement to be withdrawn from the Governmental Body or other Person to which they were made.

(d)    If this Agreement is terminated by Seller pursuant to Section 7.01(a)(v) in connection with a Financing Failure, then Buyer shall, within three Business Days after the date of such termination, pay or cause to be paid to Seller by wire transfer of immediately available funds an amount equal to $20,000,000.00 without counterclaim or setoff (the “Termination Fee”) to the account specified by Seller in writing to Buyer. If Buyer fails to pay the Termination Fee when and as required pursuant to this Section 7.02(d), then (i) the Termination Fee shall accrue interest for the period commencing on the date that the Termination Fee became payable and ending on the date when the Termination Fee is paid, at a rate per annum equal to five percent (5%) plus the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York as its Prime Lending Rate on the date on which the Termination Fee became payable and Buyer shall pay such interest to Seller and (ii) Buyer shall pay all costs and expenses (including reasonable attorney’s fees) incurred by Seller and its Affiliates in connection with all measures taken to collect the unpaid Termination Fee and interest (and where interest and such costs and expenses are payable pursuant to this Section 7.02(d), references in this Agreement to “Termination Fee” will be deemed to be a reference to such Termination Fee plus any interest, costs and expenses payable pursuant to this Section 7.01(d)). For the avoidance of doubt, (x) the parties acknowledge and agree that in no event shall the Buyer be required to pay the Termination Fee on more than one occasion, and (y) notwithstanding anything to the contrary set forth herein, but subject to Seller’s rights set forth in Section 11.15(c), while Seller may seek both specific performance and any other remedy available to Seller at law or in equity, in circumstances in which the Termination Fee is payable in accordance with Section 7.02(d), Seller shall not be permitted or entitled to receive both (1) a grant of specific performance of this Agreement and any other remedy available to it at law or in equity, and (2) payment of the Termination Fee. In the event that the Termination Fee is payable to Seller pursuant to this Section 7.02(d), but subject to Seller’s rights set forth in Section 11.15(c), Seller’s right to receive payment of the Termination Fee (whether from the Buyer or the Buyer Guarantor under the Buyer Guaranty), together with any reimbursement of any amount payable pursuant to Section 5.03, Section 5.04(g) and Section 5.13 (collectively, the “Seller Additional Amounts”), shall be the sole and exclusive monetary remedy for any and all losses suffered or incurred by Seller or its Affiliates (including the Companies) in connection with this Agreement (and the actual or purported termination hereof), the transactions contemplated hereby (and the abandonment thereof), the Equity Commitment Letter or the Buyer Guaranty, or any matter forming the basis for such termination. In the event that the Termination Fee is payable hereunder, none of Buyer or any of the Buyer Related Parties shall have any liability of any nature whatsoever to Seller or its Affiliates (including the Companies) with respect to any breach of this Agreement or the failure of the Closing to occur, other than the liability of Buyer to pay the Termination Fee in accordance with this Section 7.02(d) and any Seller Additional Amounts.

(e)    The Parties acknowledge that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated hereby, and that, without these agreements, the Parties would not enter into this Agreement. In light of the difficulty of accurately determining actual losses or damages with respect to the foregoing, the Parties acknowledge that the Termination Fee, in the circumstances in which such fee becomes payable constitutes a reasonable estimate of the losses or damages that will be suffered by reason of any such termination of this Agreement and constitutes liquidated damages and is not a penalty.

ARTICLE VIII
INDEMNITY

Section 8.01     Seller’s Agreement to Indemnify. Upon the terms and subject to the conditions of this Article VIII, Seller shall, from and after the Closing, indemnify, defend and hold harmless Buyer and its Affiliates, which after the Closing shall include the Companies, (and their respective directors and officers) (the “Buyer Indemnified Parties”) from and against any and all Claims, liabilities, losses, damages, payments, deficiencies, awards, settlements, assessments, judgments, costs and expenses, including reasonable costs and expenses incurred in connection with investigating and defending any Claims and the reasonable fees and disbursements of counsel, consultants and other professionals (collectively, “Damages”) which any of them shall incur, suffer or sustain and which result from or arise out of: (a) any breach or inaccuracy by Seller of any representation or warranty in this Agreement or in the certificate delivered pursuant to Section 2.02(c) (each such breach and inaccuracy, a “Seller Warranty Breach”); (b) any breach or non-compliance by Seller of any covenant or agreement in this Agreement or in the certificate delivered pursuant to Section 2.02(c); (c) any Excluded Liabilities; and (d) the amount, if any by which the Final Reopener Adjustment exceeds the Reopener Adjustment included in the calculation of the Final Purchase Price (items (a), (b), (c) and (d) collectively, “Buyer Claims”).

Section 8.02     Seller’s Limitation of Liability.

(a)    Seller shall not be liable with respect to any Seller Warranty Breach if the amount of Damages resulting from such Seller Warranty Breach, or any series of related Seller Warranty Breaches, does not exceed $100,000 (“De Minimis Claim”) and such items shall not be aggregated for purposes of satisfying the Deductible; provided, that, to the extent Damages exceed the De Minimis Claim amount with respect to any Seller Warranty Breach, or series of related Seller Warranty Breaches, the full amount of Damages with respect to such Seller Warranty Breach, or series of related Seller Warranty Breaches, shall be applied to the Deductible without regard to such De Minimis Claim amount (and not only with respect to Damages in excess of the De Minimis Claim amount).

(b)    Seller shall not be liable with respect to any Seller Warranty Breach (other than those relating to a Seller Fundamental Representation or Section 3.11 or Section 3.13) unless the aggregate amount of Damages with respect to all Seller Warranty Breaches exceeds $5,100,000.00 (the “Deductible”), in which event the Buyer Indemnified Parties shall, subject to the other limitations herein, be indemnified only for Damages in excess of the Deductible.

(c)    Seller’s maximum liability in the aggregate for all Claims for indemnification for Seller Warranty Breaches (other than those relating to a Seller Fundamental Representation or Section 3.11 or Section 3.13) shall not exceed $25,500,000.00 and subject to the foregoing limitation, Seller’s maximum liability in the aggregate for all Claims for indemnification pursuant to this Agreement (other than in respect of Excluded Liabilities) shall not exceed the Final Purchase Price; provided, however, that the maximum liability limitations set forth in this Section 8.02(c) shall not apply with respect to any liability of Seller to Buyer relating to or arising from Seller Taxes described in clause (c) of the definition of Seller Taxes.

(d)    In view of the Deductible and De Minimis Claim requirement, for purposes of determining whether a Seller Warranty Breach has occurred, the representations and warranties of Seller set forth in this Agreement shall be considered without regard to any qualification based on materiality or “Material Adverse Effect” or other similar qualification contained in or otherwise applicable to such representations and warranties other than such qualifications or limitations contained in or otherwise applicable to Section 3.06, the first sentence of Section 3.07(a), Section 3.08(a), the first sentence of Section 3.08(d), Section 3.10(a)(viii), Section 3.10(a)(x), the second sentence of Section 3.13(a), Section 3.15(b), the first sentence of Section 3.20(a), the first sentence of Section 3.20(b), Section 3.21(a) or the definition and use of the terms “Permitted Lien” and “Permitted Liens”.

(e)    Notwithstanding anything in this Agreement to the contrary, Seller’s obligation to indemnify Buyer under Section 8.01 for the costs of remedial actions or corrective measures to address liabilities under or noncompliance with Environmental Laws shall be limited to only those costs required to implement the least costly remedy required by the applicable Governmental Body.

Section 8.03     Buyer’s Agreement to Indemnify. Upon the terms and subject to conditions of this Article VIII, Buyer shall, from and after the Closing, indemnify, defend and hold harmless Seller and its

Affiliates (and their respective directors and officers) (the “Seller Indemnified Parties”), from and against all Damages which any of them shall incur, suffer or sustain and which result from or arise out of: (a) any breach or inaccuracy by Buyer of any representation or warranty in this Agreement or in the certificate delivered pursuant to Section 2.03(c) (“Buyer Warranty Breach”); (b) any breach or non-compliance by Buyer of any covenant or agreement in this Agreement or in the certificate delivered pursuant to Section 2.03(c); or (c) the ownership or operation of the Companies, the conduct of their respective businesses and any other activities, errors or omissions on and after the Closing Date (including the indemnification set forth in Section 5.10(b)), other than any Excluded Liabilities (items (a), (b) and (c), collectively, “Seller Claims”).
Buyer’s obligation to indemnify the Seller Indemnified Parties under clause (c) of this Section 8.03 shall apply irrespective of whether any interests in Leased Property or any Environmental Permits, Target Company Permits, Company Bonds or Contracts, including any Parent Guarantees, remain in the name or under the control of, or continue to bind, any of the Seller Indemnified Parties or their assets or any Seller Indemnified Party is recognized as the owner or controller or obligor under any Environmental Permits, Target Company Permits, Company Bonds or Contracts, including any Parent Guarantees, by any Governmental Body or other Person, in any case pending the receipt of any required Consent, release or discharge from any Governmental Body or other Person.

Section 8.04     Buyer’s Limitation of Liability.

(a)    Buyer shall not be liable with respect to any Buyer Warranty Breach if the amount of Damages resulting from such Buyer Warranty Breach, or any series of related Buyer Warranty Breaches, does not exceed a De Minimis Claim and such items shall not be aggregated for purposes of satisfying the Deductible; provided, that, to the extent Damages exceed the De Minimis Claim amount with respect to any Buyer Warranty Breach, or series of related Buyer Warranty Breaches, the full amount of Damages with respect to such Buyer Warranty Breach, or series of related Buyer Warranty Breaches, shall be applied to the Deductible without regard to such De Minimis Claim amount (and not only with respect to Damages in excess of the De Minimis Claim amount).

(b)    Buyer shall not be liable with respect to any Buyer Warranty Breach unless the aggregate amount of Damages with respect to all Buyer Warranty Breaches (other than those relating to a Buyer Fundamental Representation) exceeds the Deductible, in which event the Seller Indemnified Parties shall, subject to the other limitations herein, be indemnified only for Damages in excess of the Deductible.

(c)    Buyer’s maximum liability in the aggregate for all Claims for indemnification for Buyer Warranty Breaches (other than those relating to a Buyer Fundamental Representation) shall not exceed $25,500,000.00 and subject to the foregoing limitation, Buyer’s maximum liability in the aggregate for all Claims for indemnification pursuant to this Agreement (other than in respect of the indemnification provided in Section 5.04(g), Section 5.10(b), Section 8.03(c) and Section 9.08 for which the maximum liability limitations set forth in this Section 8.04(c) shall not apply) shall not exceed the Final Purchase Price.

(d)    In view of the Deductible and De Minimis Claim requirement, for purposes of determining whether a Buyer Warranty Breach has occurred, the representations and warranties of Buyer set forth in this Agreement shall be considered without regard to any qualification based on materiality or “Buyer Material Adverse Effect” or other similar qualification contained in or otherwise applicable to such representations and warranties.

Section 8.05     Procedures for Indemnification.

(a)    If an indemnified party shall desire to assert any Claim for indemnification provided for under Section 5.03, Section 5.04(g), Section 5.10(b), Section 5.13, Section 9.08, Section 9.11 or this Article VIII (the “Indemnified Party”) it shall give prompt written notice to the party against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any Claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought and will provide such Indemnifying Party such information in the possession or under the control of the Indemnified Party with respect to such Claim that the Indemnifying Party may reasonably request; provided, that, the failure to give such notification shall not affect the indemnification provided for hereunder except to the extent the Indemnifying Party shall have been materially prejudiced by such failure or delay.

(b)    Each such notice by an Indemnified Party shall contain the following information:

(i)that Indemnified Party has incurred or paid or, in good faith, believes it will reasonably likely have to incur or pay, Damages in an aggregate stated amount (where practicable) arising from such Claim (which amount may be the amount of damages claimed by a third party in an action brought against any Indemnified Party based on alleged facts, that if true, would give rise to liability for Damages to such Indemnified Party under this Article VIII or Section 5.03, Section 5.04(g), Section 5.10(b), Section 5.13, Section 9.08 or Section 9.11 as applicable or otherwise); and

(ii)    a brief description, in reasonable detail (to the extent reasonably available to Indemnified Party), of the facts, circumstances or events giving rise to the alleged Damages based on the Indemnified Party’s good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Indemnified Party).

(c)    Following delivery of the notice (or at the same time if the Indemnified Party so elects) the Indemnified Party shall deliver copies of any demand or complaint, and the specific nature of the breach to which such item is related promptly after the same becomes available to the Indemnified Party.

Section 8.06     Third-Party Claims. The obligations and liabilities of Seller and Buyer with respect to Buyer Claims and Seller Claims, respectively, which arise or result from Claims for Damages made by third parties (“Third-Party Claims”) shall be subject to the following additional terms and conditions:

(a)    Subject to the provisions hereof, the Indemnifying Party on behalf of the Indemnified Party shall have the right to elect to defend any Third-Party Claim so long as: (i) the Indemnifying Party notifies the Indemnified Party in writing within thirty (30) days after the Indemnifying Party receives notice of such matter in accordance with Section 8.05; (ii) such claim does not seek an injunction or other equitable relief or involve any criminal proceeding, indictment, allegation or investigation; and (iii) the Indemnifying Party conducts the defense of such claim actively and diligently with counsel of its own choice. If the Indemnifying Party so elects to defend such Third-Party Claim, then the Indemnified Party may, at its sole expense, participate, through counsel of its own choice, in the defense of such Third-Party Claim and the Indemnifying Party shall have no responsibility for any expense incurred by the Indemnified Party.

(b)    If the Indemnifying Party has the right to and does not elect to defend any Third-Party Claim, the Indemnified Party may defend such Third Party Claim with counsel chosen by the Indemnified Party. Buyer and Seller shall make available to each other and each other’s counsel and accountants, without charge, all of its or their books and records relating to the Third-Party Claim, including books and records of the Companies, and each party will render to the other party such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith.

(c)    If the Indemnifying Party has the right to and elects to defend any Third-Party Claim, the Indemnifying Party shall have the right to enter into any settlement or compromise of a Third-Party Claim without the consent of the Indemnified Party; provided, that, (i) such settlement does not involve any injunctive or other equitable relief binding upon the Indemnified Party or any of its Affiliates; and (ii) such settlement expressly and unconditionally releases the Indemnified Party from all liability with respect to such Claim other than the obligation to pay any amount that the Indemnifying Party pays or causes to be paid subject to the limitations contained in this Agreement, and otherwise shall have the right to enter into any settlement or compromise of a Third-Party Claim with the consent of the Indemnified Party which shall not be unreasonably withheld, conditioned or delayed.

(d)    If the Indemnifying Party has the right to and does not elect to defend any Third-Party Claim, the Indemnified Party shall have the right to enter into any settlement or compromise of a Third-Party Claim only with the consent of the Indemnifying Party which shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party settles or compromises any such claim without the consent of the Indemnifying Party, then the Indemnifying Party shall have no liability hereunder for such Third-Party Claim or any Claims of the Indemnified Party arising therefrom or related thereto.

Section 8.07     Limitation on Damages.

(a)    The amount to which an Indemnified Party may become entitled under Section 9.11 or this Article VIII shall be net of any actual recovery (whether by way of payment, discount, credit, off‑set, counterclaim or otherwise) received from a third party (including any insurer) in respect of such Damages less any out-of-pocket cost associated with receiving such recovery in respect of a Claim and shall be further reduced to take account of any Tax benefit realized by the Indemnified Party arising from the incurrence or payment of any such Damages.

(b)    If an Indemnified Party determines not to pursue any amount recoverable from a third party (including any insurer) in respect of Damages suffered by such Indemnified Party for which the Indemnifying Party is liable under Section 9.11 or this Article VIII, such Indemnified Party shall promptly notify the Indemnifying Party, and the Indemnifying Party (in its name or in the name of such Indemnified Party) shall be entitled to pursue such recovery directly and such Indemnified Party shall cooperate with the Indemnifying Party and provide reasonable assistance to the Indemnifying Party in its pursuit of such recovery (including the assignment by such Indemnified Party to the Indemnifying Party of any rights to proceed against the applicable third party).

(c)    The Indemnifying Party shall not be liable under Section 9.11 or this Article VIII for and no Damages suffered by any Indemnified Party shall include, under any circumstances, and no Indemnifying Party shall be liable to any Indemnified Party in the event that Damages relate, directly or indirectly, to: (i) any matter to the extent that the Indemnified Party had otherwise been compensated for such matter pursuant to the Purchase Price adjustment mechanism contemplated by Section 1.04 (it being understood that the Indemnifying Party shall, subject to the terms and limitations of this Article VIII, be liable only for the excess of the Damages over the amount of the adjustment as finally determined pursuant to Section 1.04); (ii) any matter arising under a provision of this Agreement to the extent any Indemnified Party recovered or is to recover any amount with respect to such matter pursuant to any other provision of this Agreement; (iii) incidental or consequential Damages, special or indirect Damages, punitive Damages and exemplary Damages (except to the extent that any such Damages are components of any Third-Party Claim that may be indemnified pursuant to this Article VIII) or Damages arising from or relating to lost profits, lost revenues or income, loss of business reputation or opportunity or diminution of value or any Damages based on any type of multiple; (iv) the passing of, or any change in, after the Closing Date, Applicable Law (except with respect to Taxes (A) for taxable periods (or portions thereof) ending on the Closing Date or (B) described in clause (c) of the definition of Seller Taxes); (v) any action or inaction taken by Buyer, any Company or any of their respective Affiliates on or after the Closing Date; and (vi) any matter resulting from actions contemplated, permitted or required by this Agreement, provided that the limitations in the foregoing clauses (v) and (vi) shall not apply with respect to any claims for indemnification under Section 9.11(b), which shall be subject to any applicable limitations set forth in Section 9.11.

(d)    It being the intent of the parties that the Buyer Indemnified Parties or Seller Indemnified Parties (as applicable) shall receive a single recovery in respect of Damages subject to any Claim under this Agreement, the Indemnified Party shall pay to the Indemnifying Party any amounts described in this Section 8.07 (or the fair market value of any non-cash recoveries) that any Indemnified Party receives in respect of Damages for which any Indemnifying Party made any payment immediately on receipt of such funds.

Section 8.08     Sole Remedy. After the Closing, the indemnification rights set forth in Section 5.03, Section 5.04(g), Section 5.10(b), Section 5.13, Section 9.08, Section 9.11 and Article VIII are and shall be the sole and exclusive remedies of Buyer, the other Buyer Indemnified Parties, Seller and the other Seller Indemnified Parties with respect to this Agreement and the transactions contemplated by this Agreement, and, effective at Closing, each party hereto, for itself, its successors and assigns, irrevocably waives and releases, to the extent it may do so, any other rights, remedies, claims, actions, suits or causes of action that may arise at law or in equity, including under any Applicable Law. In furtherance of the foregoing, each party for itself, its successors and assigns, and other Buyer Indemnified Parties or Seller Indemnified Parties, as applicable, covenants and agrees that neither party nor any other Indemnified Party shall sue or initiate or maintain any Proceeding against the other party in connection with, related to or as a result of, this Agreement or the transactions contemplated herein, except as expressly provided in Section 5.03, Section 5.04(g), Section 5.10(b), Section 5.13, Section 9.08, Section 9.11 and Article VIII. Nothing in this Section 8.08 shall be deemed a waiver of any Person’s right to seek specific performance or injunctive relief in accordance with Section 11.15 in the case of another party’s failure to comply with the covenants made by such other party to be performed after the Closing or limit any Person’s right to seek any remedy with respect to claims for intentional fraud on the part of a party in connection with the execution and delivery of this Agreement.

Section 8.09     Tax Treatment. The amount of any payments made pursuant to Section 9.11 or this Article VIII shall be treated by Buyer and Seller and their respective Affiliates as adjustments to the Final Purchase Price for all Tax purposes, except to the extent that a contrary treatment is required by Applicable Law.

Section 8.10    Mitigation. Each Indemnified Party shall take, and cause its Affiliates to take, all commercially reasonable steps to mitigate any Damages upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Damages.

ARTICLE IX
ADDITIONAL COVENANTS AND AGREEMENTS

Section 9.01    Survival. The representations and warranties contained in Article III and Article IV shall survive the Closing through and including the date that is twelve (12) months after the Closing Date; provided, that, the representations and warranties of Seller set forth in Section 3.01, Section 3.02, Section 3.04, Section 3.05 and Section 3.23, (each, a “Seller Fundamental Representation”) shall survive indefinitely, the representations and warranties of Seller set forth in Section 3.13 and Section 3.18 shall survive the Closing through and including the three (3) year anniversary of the Closing Date, the representations and warranties of Buyer set forth in Section 4.01, Section 4.02, Section 4.05, Section 4.06, Section 4.08 and Section 4.11 (each, a “Buyer Fundamental Representation”) shall survive indefinitely, and that any representation or warranty contained in Section 3.11 shall survive until sixty (60) days following the expiration of all applicable periods of limitation for the Taxes or Tax Returns to which such representation or warranty relates (in each case, the “Survival Period”); provided, that, any claims for Damages that an Indemnified Party provided notice in good faith with reasonable specificity (to the extent known at such time) to the Indemnifying Party in accordance with Section 8.05 before the termination of the applicable Survival Period shall survive until finally resolved. For the avoidance of doubt, the parties hereto hereby agree and acknowledge that the Survival Period is a contractual statute of limitations and any Claim brought by a party hereto pursuant to this Agreement after Closing must be brought or filed prior to the expiration of the applicable Survival Period. Each party hereto waives any right, Claim or affirmative defense as to any time limitations on the assertion or prosecution of any indemnification Claim, including any and all statutes of limitation, statutes of repose, laches and any other time bars, with respect to any matter for which notice has been provided to the Indemnifying Party in accordance with Section 8.05 before the termination of the applicable Survival Period. All covenants of the parties hereto that require performance prior to, but not at or after, Closing shall terminate upon Closing without recourse (other than the covenant in Section 5.02(a) regarding the Budgeted Capital Expenditures), and each covenant that requires performance at or after Closing shall survive the Closing for the period contemplated by its terms.

Section 9.02     Further Assurances. From time to time, as and when requested by any party hereto and at such requesting party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting party may reasonably request to evidence and effectuate the transactions contemplated by this Agreement.

Section 9.03     Preservation of Books and Records; Access. From and after the Closing for a period of seven (7) years following the Closing Date, each party hereto agrees that such party shall not, and Buyer shall cause the Companies not to, destroy, alter or otherwise dispose of any books and records of the Companies or that otherwise relate solely to the Business, or any portions thereof, relating to periods prior to the Closing Date without first giving reasonable prior notice to the other party and offering to surrender to such party such books and records or a copy of such portions thereof. From and after the Closing and in addition to any requirements contained elsewhere in this Agreement, each party shall and shall cause its Subsidiaries to provide the other party and its authorized representatives with reasonable access (for the purpose of examining and copying), during normal business hours, to the personnel, books and records of the Companies and that relate solely the Business with respect to periods or occurrences prior to the Closing Date to the extent that such access may be reasonably requested by the other party and would not jeopardize an applicable privilege, including in connection with financial statements and reporting obligations under Applicable Law or the requirements of any securities exchange or in the event of litigation.

Section 9.04     Non-Solicit. Each party hereto covenants and agrees that for a period of eighteen (18) months following the Closing, neither it nor any of its Affiliates will, directly or indirectly, without the prior written consent of the other party: (a) solicit, recruit or employ any employee, officer or director of such other party or its Affiliates (including the Companies in the case of Buyer); or (b) intentionally induce or otherwise intentionally counsel or advise any employee, officer or director of such other party or its Affiliates (including the Companies in the case of Buyer) to leave the employment of such other party and its Affiliates (including the Companies in the case of Buyer); provided, that, this Section 9.04 shall be deemed not to apply to any Person (and shall not preclude the hiring of any employee or other Person) who: (i) responds to any public advertisement placed by or on behalf of such party (or its applicable Affiliates) that is not specifically targeted to the employees of the other party or its Affiliates (including the Companies in the case of Buyer); or (ii) whose employment has been terminated by such other party or its Affiliates (including the Companies in the case of Buyer) prior to the commencement of employment discussions between such party (or its applicable Affiliates) and such employee or other Person. For purposes of this Section 9.04 the Equity Investor and its Affiliates shall not be deemed to be Affiliates of Buyer.

Section 9.05    Confidentiality. From and after the Closing until the three (3) year anniversary of the Closing Date, Seller covenants and agrees that it will (and will cause of its Affiliates and each of Seller’s and its Affiliates’ members, managers, officers, directors, employees, agents and representatives to) treat and hold as such all Company Confidential Information, and refrain from, directly or indirectly, using any of such Company Confidential Information except in connection with this Agreement and the transactions contemplated by this Agreement, including the Transition Services Agreement. If Seller or any of its Affiliates or any of their respective members, managers, officers, directors, employees, agents or representatives is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Company Confidential Information, Seller will, to the extent practicable and permitted under Applicable Law or otherwise not prohibited by any Governmental Body, notify Buyer promptly of the request or requirement so that Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 9.05. If, in the absence of a protective order or the receipt of a waiver hereunder, Seller or any of its Affiliates or any of their respective members, managers, officers, directors, employees, agents or representatives is compelled to disclose any Company Confidential Information in response to any such legal process, that party may disclose the Company Confidential Information without any liability hereunder; provided, that, Seller shall cooperate in Buyer’s attempt, at Buyer’s sole cost and expense, to obtain an order or other assurance that confidential treatment will be accorded to Company Confidential Information subject to disclosure as Buyer shall designate. Nothing in this Section 9.05 shall prohibit the use or disclosure of Company Confidential Information in connection with the defense of any dispute under this Agreement or otherwise concerning the transactions contemplated in this Agreement. Notwithstanding anything herein to the contrary, Seller and its Affiliates and their respective members, managers, officers, directors, employees, agents and representatives may disclose to any and all Persons, without limitation of any kind and without any liability hereunder, the tax treatment and tax structure of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure or otherwise required to complete any Tax Return.

Section 9.06     Name Change. As promptly as practicable, but in any case within sixty (60) days after the Closing Date, Buyer shall: (a) eliminate (or cause to be eliminated) the use of the names “Peabody,” “Peabody Energy” and “BTU” and variants thereof from the properties, assets and businesses of the Companies; and (b) make (or cause to be made) all filings (including assumed name filings) required to reflect any change of name of each Company in all applicable records of Government Bodies. Except with respect to such grace period for eliminating existing usage, Buyer shall have no right to use any logos, trademarks, trade names or other similar rights owned by Seller or any of its Affiliates other than the

Companies. Buyer shall provide copies of such filings to Seller and be solely responsible for any direct or indirect costs or expenses resulting from the change in use of name, and any resulting notification or approval requirements.

Section 9.07    Labor Matters; WARN Act.

(a)    Buyer shall not, and shall cause the Companies not to, at any time prior to the sixty-first (61st) day following the Closing Date, without fully complying with the notice and other requirements of the WARN Act, effectuate: (i) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment of the Companies; or (ii) a “mass layoff” (as defined in the WARN Act) affecting any site of employment of the Companies.

(b)    If Buyer directly or indirectly takes any action within one hundred eighty (180) days after the Closing Date that independently, or in connection with any reduction in the size of the Companies’ work force occurring within the ninety (90) day period prior to the Closing Date, could be construed as a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act, Buyer shall be solely responsible for providing any notice required by the WARN Act and for making payments, if any, and paying all penalties and costs, if any, that may result from any failure to provide such notice to any Company employees.

(c)    Seller shall remain responsible and liable for any pre-Closing Date compliance with the WARN Act, if any, unless triggered by the actions of Buyer or any of its Affiliates on or after the Closing Date.

Section 9.08    Environmental Release. Buyer understands and agrees that its right to indemnification under Section 8.01 for breach of the representations and warranties contained in Section 3.18 hereof shall constitute its sole and exclusive remedy against Seller for any environmental matter or any other matters involving the posting of Company Bonds relating to the past, current or future facilities, properties or operations of the Companies, and all of their respective predecessors or Affiliates, including any such matter arising under any Environmental Law. From and after the Closing, aside from such right to indemnification, Buyer hereby waives (on its own behalf and on behalf of each other Buyer Indemnified Party) any rights or remedies, whether arising at law or in equity, to seek contribution, cost recovery, damages, or any other recourse or remedy, from or against Seller arising from any liabilities under Environmental Laws, any other environmental matters, or any other matters involving the posting of Company Bonds or any operations under Environmental Permits. To the extent that any Environmental Permits have not been transferred to Buyer (or any of the Companies operating on and after the Closing) as of the Closing, Buyer will assume, comply with, and be solely responsible for the satisfaction of all obligations under such Environmental Permits, including any such obligations imposed on the designated permittee under such Environmental Permits, and Seller and Buyer shall cooperate with each other and work with the relevant Governmental Body to effectuate the final transfer of such Environmental Permits as soon as reasonably practicable. From and after the Closing, aside from such right to indemnification, Buyer shall (and shall cause each other Buyer Indemnified Party to) release, acquit, forever discharge and indemnify and defend Seller and its Affiliates from any and all damages of whatever nature or type (including attorneys’ fees), including all claims, demands and causes of action for contribution and indemnity under statute or common law, that could be asserted now or in the future and that relate to or in any way arise out of, liabilities arising under Environmental Laws, any other environmental matters, or any other matters involving the posting of Company Bonds or compliance with any Environmental Permits, including any post-Closing operations under existing Environmental Permits not yet transferred to Buyer (or any of the Companies operating on and after the Closing), concerning any Company, its business, assets and operations (whether past, present or future) (other than the Excluded Assets and Excluded Liabilities).

Section 9.09     Software Rights and Shared Services. Except as expressly provided in the Transition Services Agreement, from and after Closing, neither Buyer nor any of the Companies shall have any: (a) ownership right or any right to use any software owned by or licensed to Seller or any of its Affiliates (other than software owned exclusively by or licensed solely to the Companies and not part of any umbrella, enterprise or shared ownership or licensing arrangement); or (b) right to any service, support or right to participate in or receive any benefits under or from, any procurement, supply, sourcing, sales, distribution, transportation, logistics, technical services or other shared, umbrella or enterprise arrangement involving the business or operations of Seller and its Affiliates (other than the Companies) in whole or in part or any employee or group of employees or any contractor of Seller or its Affiliates (other than the Companies).

Section 9.10     Releases. If as of the Closing, Seller or any of its Affiliates (other than the Companies) have not been released in respect of the obligations of Seller and any of its Affiliates (other than the Companies) under Permits for any obligations described therein, Buyer shall, as expeditiously as possible following the Closing, take all actions necessary to obtain the final release of Seller or its Affiliate, as applicable, under such obligations.

Section 9.11    Tax Matters.

(a)    Seller shall deliver to Buyer, on or prior to the Closing Date, a certificate, duly executed and acknowledged by Seller and signed under penalties of perjury, that satisfies the requirements set forth in U.S. Treasury Regulation Section 1.1445-2(b)(2) and is in a form reasonably acceptable to Buyer. Buyer shall not withhold any amount from the payment of the Estimated Purchase Price at Closing.

(b)    Subject to all applicable limitations and liability caps provided in Section 8.02(c) and Section 8.07, Seller shall be responsible for and shall indemnify and hold each of (i) the Buyer Indemnified Parties and (ii) any direct or indirect owners of Buyer harmless from and against any and all Seller Taxes, any and all Taxes payable in connection with the Restructuring (or otherwise regarding the Excluded Assets) and any and all Taxes of or imposed on Seller or any Affiliate of Seller (other than a Company) arising from the transactions described in this Agreement (other than Transfer Taxes required to be borne by Buyer pursuant to Section 9.11(e)), and (without duplication) any Damages resulting from any of the foregoing. Buyer shall be responsible for and shall indemnify and hold Seller harmless from and against all Taxes (other than Seller Taxes) payable by each Company attributable to periods (or portions thereof) beginning after the Closing Date. Each party hereto shall invoice the other party for the amount of Taxes that the other party is responsible for pursuant to this Section 9.11(b), and such amount shall be paid by the other party within twenty (20) days of receipt of such invoice.

(c)    For purposes of determining Seller’s and Buyer’s respective shares of Taxes that are payable with respect to any Straddle Period, the portion of any such Tax attributable to the portion of the period ending on the Closing Date and the portion beginning after the Closing Date shall be: (i) in the case of ad valorem and Property Taxes and other similar Taxes imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period, multiplied by a fraction, the numerator of which is the number of calendar days in the portion of the Straddle Period ending on the Closing Date and the denominator of which is the number of calendar days in the entire Straddle Period; and (ii) in the case of all other Taxes, determined based on an interim closing of the books as of the Adjustment Time. For the avoidance of doubt (and without double counting), any Taxes that were included as a current liability in the calculation of Working Capital for purposes of determining the Final Purchase Price shall be taken into account as amounts Seller has already paid for determining each party’s actual amount of share of Taxes that are payable with respect to any Straddle Period. To the extent the Taxes included as a current liability in the calculation of Working

Capital for purposes of determining the Final Purchase Price exceed Seller’s share of such Taxes as determined under this Section 9.11(c), Buyer shall pay Seller any such excess pursuant to Section 9.11(b), to the extent not received by Buyer.

(d)    Buyer shall pay to Seller the amount of any refund of Taxes received by Buyer or any Company (and the benefit of any credit applied against other Taxes of any Company) following the Closing to the extent such refund exceeds any refund for Taxes taken into account in the Statement (as finalized in accordance with Section 1.04) and is attributable to any period ending on or prior to the Closing Date. To the extent any refund of Taxes is not received by the Buyer within one year of the Closing Date and is included in the Statement, Seller shall pay the amount of such shortfall to Buyer. Buyer shall furnish or cause to be furnished to Seller, upon request and at the expense of Seller, as promptly as practicable, such information and assistance relating to the Companies as is reasonably necessary for Seller to obtain any refund or credit relating to any Company for any period ending on or prior to the Closing Date.

(e)    All sales (including bulk sales), use, value added, documentary, stamp, gross receipts, registration, transfer, conveyance, excise, recording, license, stock transfer, stamp and other similar Taxes and fees arising out of or in connection with or attributable to the transactions effected pursuant to this Agreement (“Transfer Taxes”) shall be borne by Buyer; provided, that, any Transfer Taxes incurred in connection with the Restructuring shall be borne exclusively by Seller. The parties hereto shall timely file their Tax Returns relating to Transfer Taxes as required by Applicable Law and shall notify the other party when such filings have been made. Seller and Buyer shall cooperate and consult with each other prior to filing such Tax Returns to ensure that all such returns are filed in a consistent manner and shall promptly reimburse a party who has paid more Transfer Taxes than the amount for which it is responsible. Seller and Buyer shall cooperate, in good faith and to the extent possible, in qualifying for available exemptions or exclusions from Transfer Taxes and in minimizing, to the extent permissible under Applicable Law, the amount of any such Transfer Taxes.

(f)    Each party hereto shall use commercially reasonable efforts to cooperate, as and to the extent reasonably requested by the other party, in connection with the preparation, execution and filing of Tax Returns of or including the assets or results of operations of any Company and in connection with any audit, litigation or other proceeding with respect to Taxes relating to any Company (each a “Tax Proceeding”). Such cooperation shall include the retention and, upon the other party’s request, the provision of records and information that are reasonably relevant to any such Tax Return or Tax Proceeding, making employees available on a mutually convenient basis to provide additional information, and explaining any materials provided pursuant to this Section 9.11(f). The party that may be liable under this Agreement or under Applicable Law for Taxes of the Companies (the “Controlling Party”) shall have the right, at its own expense, to control the portion of any audit, examination, or other administrative or judicial proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment relating to such Taxes (a “Tax Contest”). The non-controlling party shall have the right to participate in any proceeding, or portion thereof, relating to the Companies. To the extent that both Parties may be liable for any Taxes that are the subject of such Tax Proceeding, the Parties shall cooperate in good faith to divide such Tax Proceeding into separate Tax Proceedings controlled by the Party that is responsible for such Taxes, and if such division is not possible, Buyer shall be the Controlling Party with respect to such Tax Proceeding. Each party shall give prompt written notice of any Tax Contest to the other party and, as applicable, shall execute appropriate powers of attorney so as to allow the Controlling Party to control any such Tax Contest as described above; provided, that, the failure to provide such notice shall not release the Controlling Party from any indemnification obligation under this Agreement except to the extent that the Controlling Party is actually prejudiced by such failure. If a party elects to assume the defense of any Tax Contest, the Controlling Party shall keep the non-controlling party reasonably informed of all material developments and events relating to such Tax Contest. The Controlling Party shall not settle any Tax Contest without the prior written consent of the non-controlling party (such consent, not to be unreasonably withheld, conditioned, or delayed). If the Controlling Party does not elect to assume the defense of any Tax Contest, the party who received notice of such Tax Contest shall control such Tax Contest, and shall keep the other party reasonably informed of all material developments and events relating to such Tax Contest, and shall not settle such Tax Contest without the prior written consent of the other party (such consent, not to be unreasonably withheld, conditioned, or delayed).

(g)    Seller shall timely prepare and file, or shall cause to be timely prepared and filed, all Tax Returns of or for the Companies due on or prior to the Closing Date and any Tax Return for any consolidated, combined or unitary group that includes Seller or any Affiliate of Seller other than the Companies for a Pre-Closing Period or a Straddle Period, and pay any Tax shown as due thereon. Such Tax Returns shall be prepared in a manner consistent with past practices except as required by Applicable Law.

(h)    Buyer shall timely prepare and file, or shall cause to be timely prepared and filed, all Tax Returns of Companies due after the Closing Date other than Tax Returns required to be prepared by Seller under Section 9.11(g) (the “Buyer Prepared Tax Returns”). To the extent that a Buyer Prepared Tax Return relates to a Pre-Closing Period or Straddle Period, such Tax Returns shall be prepared in a manner consistent with past practices except as required by Applicable Law. Seller shall have the right to review and reasonably comment on the Tax Returns described in the preceding sentence during the fifteen (15) Business Day period following the receipt of such Tax Returns. Seller and Buyer shall consult with each other and attempt in good faith to resolve any issues arising as a result of such Tax Returns and, if they are unable to do so, the disputed items shall be resolved (within a reasonable time, taking into account the deadline for filing such Tax Return) by the Accounting Firm. Upon resolution of all such items, Buyer will cause the relevant Tax Return to be timely filed on that basis; provided, that, if after using commercially reasonable efforts, the parties are unable to resolve the matter in dispute before any Tax Return that is the subject of a disagreement is due, such Tax Return may be filed as prepared (or caused to be prepared) by Buyer, subject to adjustment or amendment upon resolution, and the making of any payments necessary to give effect to the resolution. Each party shall bear its own costs of presenting the issues before the Accounting Firm; provided, that, the fees of the Accounting Firm relating to the dispute resolution shall be borne by the parties in accordance with Section 1.04(d). Not later than five (5) days prior to the due date for payment of Taxes with respect to any Tax return for a Pre-Closing Period or Straddle Period, the Seller shall pay to Buyer the amount of any Seller Taxes that it has not yet paid with respect to such Tax Return.

(i)    Unless required by Applicable Law or except as set forth below, none of Buyer, its Subsidiaries or its Affiliates shall amend, and Buyer shall prevent the Companies from amending, any Tax Returns of any Company for any Pre-Closing Period without the prior written consent of Seller if such amended Tax Return would materially increase the amount of Seller Taxes or subject Seller or its Affiliates to additional Taxes under Applicable Law. Notwithstanding the above, Buyer may file or cause to be filed an amended Tax Return even if not required by Applicable Law without the consent of Seller if (and only if) Seller and its Affiliates would not be liable for such Taxes under Applicable Law, provided, that, any additional Taxes resulting therefrom will not be deemed to constitute Seller Taxes. Seller shall not be liable under Section 9.11 for any Taxes which arise by reason of any extraordinary item within the meaning of Section 1.1502-76(b)(2)(ii)(C) of the U.S. Treasury regulations that occurs or results from a transaction that takes place after the Closing, including any transaction entered into out of the Ordinary Course of Business by Buyer, any Company or any of their respective Affiliates (other than Seller or its Affiliates) on the Closing Date but after the Closing, but excluding, for the avoidance of doubt, in connection with any election made pursuant to Section 9.11(k).

(j)    Buyer shall prepare a schedule (the “Allocation Schedule”) allocating $358,000,000 and any other items constituting consideration for applicable Income Tax purposes (to the extent known at such time) in accordance with Section 1060 of the Code and the U.S. Treasury regulations promulgated thereunder. Buyer shall deliver the Allocation Schedule to Seller within twenty (20) days from the date of this Agreement. Seller shall have twenty (20) days after the receipt of the Allocation Schedule to review and to provide Buyer with written notice of Seller’s objection to the Allocation Schedule, which notice shall include a statementindicating the items in the Allocation Schedule disputed and the basis in reasonable detail for its objections. If Seller does not provide written notice of its objection to the Allocation Schedule within such twenty (20) day period, the Allocation Schedule shall be deemed final, binding and conclusive on Buyer and Seller (the “Final Allocation”). If Seller provides written notice of its objection to the Allocation Schedule within such twenty (20) day period, Buyer and Seller shall negotiate in good faith to agree upon a revised allocation, and any such agreed upon allocation shall become the Final Allocation. If Buyer and Seller cannot agree upon a revised allocation within ten (10) days following Seller’s written notice of its objection to the Allocation Schedule, then the items in dispute shall be submitted to the Accounting Firm, and the Accounting Firm’s decision on such disputed matters, together with any agreed upon matters, shall constitute the Final Allocation. Buyer and Seller shall use their commercially reasonable efforts to cause the Accounting Firm to make its determination as promptly as possible and in any event within thirty (30) days after the Accounting Firm has been retained, including, without limitation, by promptly complying with all reasonable requests for information, books, records and similar items (except to the extent privileged). The cost and expense of the Accounting Firm for purposes of the foregoing dispute resolution shall be borne fifty percent (50%) by Buyer and fifty percent (50%) by Seller. The Final Allocation, whether determined by the Accounting Firm or separately agreed to by the parties, shall be final, binding and conclusive on Buyer and Seller. In the event that any subsequent adjustment to the Purchase Price occurs as a result of (i) any indemnity payments made pursuant to this Agreement, (ii) any adjustment to the amount of assumed Liabilities or (iii) for any other reason, including the determination of the Final Purchase Price pursuant to Section 1.04, Buyer shall adjust the allocations under this Section 9.11(j) and if Seller objects to such allocation, the parties shall utilize the dispute mechanism set forth in this provision, as applicable. Seller and Buyer and their respective Affiliates shall report consistently with the Final Allocation in all Tax Returns, including Form 8594, which Buyer and Seller shall timely file with the IRS, and neither Seller nor Buyer (nor any of their respective Affiliates) shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by Applicable Laws. Seller shall timely and properly prepare, execute, file and deliver all such documents or other information as Buyer may reasonably request in preparing the Allocation Schedule and the Final Allocation, and Buyer shall timely and properly prepare, execute, file and deliver all such documents or other information as Seller may reasonably request in commenting on such Final Allocation. If Buyer fails to deliver the Allocation Schedule to Seller within twenty (20) days of the date of this Agreement, Seller shall have the right to cause the Accounting Firm to prepare the Allocation Schedule, which Allocation Schedule as and when prepared by the Accounting Firm shall constitute the Final Allocation and, in such case, Buyer shall promptly reimburse Seller fifty percent (50%) of the cost and expense of the Accounting Firm in preparing such Final Allocation.

(k)    In connection with the sale of the Holdco Equity contemplated hereby, PIC shall cause an express election pursuant to Section 336(e) of the Code (and any corresponding elections under state, local or foreign Tax Law) and Section 1.336-2(h) of the U.S. Treasury regulations (collectively, a “Section 336(e) Election”) to be made, as applicable for each of the Target Companies that is treated as a corporation for applicable Tax purposes, and Buyer and Seller shall comply with the rules and U.S. Treasury regulations applicable to such elections. PEC shall include any income, gain, loss, deduction, or other Tax item resulting from the Section 336(e) Election on its Tax Returns to the extent required by Applicable Laws. For purposes of making the Section 336(e) Election, Buyer shall allocate the “adjusted grossed-up basis” (within the meaning of Section 1.336-4 of the U.S. Treasury regulations) and Seller shall allocate the “aggregate deemed asset disposition price” (within the meaning of Section 1.336-3 of the U.S. Treasury regulations), in each case, among the assets of such Target Companies in a manner consistent with the Final Allocation and in accordance with the principles and dispute mechanisms set forth in Section 9.11(j). The Section 336(e) allocations prepared in accordance with this Section 9.11(k) (the “Final Section 336(e) Allocations”) shall be binding upon Buyer and Seller for purposes of allocating such “adjusted grossed-up basis” and “aggregate deemed asset disposition price” among the assets of such Target Companies, and no party shall file any Tax Return, or take a position with a Tax authority, that is inconsistent with the Final Section 336(e) Allocations. Seller and its Affiliates, on the one hand, and Buyer, on the other hand, shall report the transaction contemplated under this Agreement in the manner contemplated by the Section 336(e) Election and this Section 9.11(k), and Seller, PEC, PIC, Buyer, and the Target Companies shall (and PEC shall cause its Affiliates to) cooperate with each other, and supply such information to the other, as necessary in connection with the preparation and filing of the Section 336(e) Election and the matters and documents related thereto, including the preparation, filing, and retention of the written agreement contemplated by Section 1.336-2(h) of the U.S. Treasury regulations and the Section 336(e) election statement contemplated in Sections 1.336-2(h)(5) and (6) of the U.S. Treasury regulations. Seller shall be responsible for all Taxes incurred as a result of the elections contemplated by this Section 9.11(k), including federal income Taxes, state income and franchise Taxes (including any Taxes that result from the characterization of the gain from the deemed sale of assets pursuant to the Section 336(e) Election as business or non-business income for state income and franchise Tax apportionment purposes).

Section 9.12 MOU BB.

(a)    Each of Buyer and Seller acknowledges and agrees that the MOU BB Coal Lands are dormant surface lands and are not operational. Buyer and Seller each acknowledge and agree that MOU BB expires by its terms at 11:59 p.m. on September 16, 2019 (“Expiration Time”).

(b)    As an inducement to Seller to enter into this Agreement, to the maximum extent permitted by Applicable Law, Buyer shall not, nor shall Buyer permit any Company or any third party, to directly or indirectly: (i) engage in the production of coal from the Sage Creek Portal; or (ii) employ persons engaged in any activity related to the actual or intended production of coal on the MOU BB Coal Lands before the Expiration Time unless (and only unless) Buyer assumes and performs the obligations, if any, set forth in MOU BB at the time it employs such persons or begins the production of such coal and executes documentation in form and substance reasonably satisfactory to Seller to evidence such obligations.

(c)    Prior to any transfer, conveyance, assignment, lease or sublease of any MOU BB Coal Lands or any interest therein prior to the Expiration Time, Buyer shall ensure that any subsequent owner, lessee or licensee of MOU BB Coal Lands shall assume and agree to perform the obligations contained in this Section 9.12.

Section 9.13     Post-Closing Preparation of Audited Financial Statements. Seller will use its commercially reasonable efforts to provide such assistance as is reasonably requested by Buyer in connection with Buyer’s preparation, as soon as reasonably practicable following the Closing (but in no event later than May 1, 2016 with respect to the financial statements contemplated by clause (x) of this Section 9.13) of an audited combined balance sheet and the related combined statement of operations of (i) CO Holdco and the
Colorado Target Companies and (ii) NM Holdco and the New Mexico Target Companies that (x) relate to the 2015 fiscal year through the Closing Date, if the Closing occurs prior to or on December 31, 2015 or (y) relate to the 2015 fiscal year and the 2016 fiscal year through the Closing Date, if the Closing Date occurs after December 31, 2015, in each case, at Seller’s own expense except for out-of-pocket expenses, which out-of-pocket expenses Buyer will reimburse promptly following receipt from Seller of reasonable documentation evidencing such expenses. Notwithstanding the foregoing, nothing in this Section 9.13 shall require assistance to the extent the same would require Seller or any of its Affiliates to pay any fees, reimburse any expenses or give any indemnities or incur any other Liability or obligation (in the case of the Companies, prior to the Closing Date).

Section 9.14     Excluded Asset Storage. Following the Closing, Buyer will, and will cause a New Mexico Target Company to provide to Seller and its Affiliates, as appropriate, bailment services with respect to the Excluded Assets listed on Schedule 9.14 physically located at the property set forth in Schedule 9.14 (the “Bailed Excluded Assets”) for a period of two (2) years following the Closing Date (the “Bailment Period”). During the Bailment Period, Seller will assume all risk of loss or damage, and all costs of transportation, with respect to the Bailed Excluded Assets, and shall obtain and pay for any insurance with respect to any such loss or damage, and any liability arising in connection with the transportation of such assets. Seller will provide Buyer with notice of the removal date at least ten (10) Business Days prior thereto. Buyer will, and will cause the New Mexico Target Companies to cooperate fully with Seller and its Affiliates in the removal of the Bailed Excluded Assets.

Section 9.15    Post-Closing Cooperation. Following the Closing, Seller shall promptly pay or deliver to the Buyer (or a Company as instructed by Buyer) any monies or checks which have been sent to Seller or any of its Subsidiaries after the Closing Date by customers, suppliers or other contracting parties of the Business and which should have been sent to one of the Companies in accordance with the principles set forth in the Contribution and Restructuring Agreement, acknowledging that accounts receivable attributable to pre-Closing periods will not be included in Working Capital. Following the Closing, Buyer shall promptly pay or deliver, or shall cause its Affiliates to promptly pay or deliver, to Seller (or an Affiliate of Seller as instructed by Seller) any monies or checks which have been sent to Buyer or any of its Affiliates after the Closing Date by customers, suppliers or other contracting parties of the Business and which are properly payable to Seller. In furtherance of the foregoing, Buyer acknowledges and agrees that Seller and its Affiliates (other than the Companies following the Closing) shall be entitled, at its own cost and expense, to pursue and collect, in Seller’s sole discretion but in coordination with Buyer, all accounts receivable retained by Seller and its Affiliates (other than the Companies following the Closing).

ARTICLE X
DEFINITIONS

Section 10.01 Definitions. For purposes hereof, the following terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

“Accounting Firm” has the meaning set forth in Section 1.04(d).
“Accounting Principles” has the meaning set forth in Section 1.04(c).
“Acquisition Transaction” has the meaning set forth in Section 5.11.
“Adjustment Time” means 12:01 a.m. on the Closing Date.
“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person. For the purposes of this definition, “controlling,” “controlled” and “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.
“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 9.11(j).
“Antitrust Law” shall mean, collectively, (a) the Hart-Scott-Rodino Antitrust Improvements Act, as amended; (b) the Sherman Antitrust Act of 1890, as amended; (c) the Clayton Act of 1914, as amended; (d) the Federal Trade Commission Act of 1914, as amended; (e) any other Applicable Law designed or intended to prohibit, restrict, or regulate foreign investment or mergers or acquisitions, antitrust, monopolization, restraint of trade or competition; and (f) any Applicable Law that requires one or both parties to certain mergers, acquisitions and joint ventures to submit notifications to Governmental Bodies charged with enforcing any Applicable Laws specified in (a) through (e) of this definition (commonly known as merger control).
“Antitrust Litigation” has the meaning set forth in Section 5.05(d).
“Applicable Laws” means all applicable federal, state, local or foreign laws (including common law), statutes, rules, regulations, ordinances, directives, judgments, orders (judicial or administrative), decrees, injunctions and writs of any Governmental Body or any similar provisions having the force or effect of law.
“AR Adjustment Amount” means $18,000,000.00.
“Audited Financial Statements” has the meaning set forth in Section 5.15.
“Baca Spur LP Interest” means that certain 27.56% limited partnership interest of LRCS Limited Partnership, a New Mexico limited partnership, owned by Peabody Natural Resources Company (one of the New Mexico Target Companies).
“Bailed Excluded Assets” has the meaning set forth in Section 9.14.
“Bailment Period” has the meaning set forth in Section 9.14.
“Balance Sheet Date” means September 30, 2015.
“Benefit Costs” has the meaning set forth in Section 6.01(b).
“Benefit Invoice” has the meaning set forth in Section 6.01(b).
“Benefits Continuation Period” has the meaning set forth in Section 6.01(b).
“BRP” has the meaning set forth in Section 4.07(a).
“Budgeted Capital Expenditures” means the total budgeted capital expenditures in respect of the Business between the date hereof and the Termination Date as set forth on Schedule 10.01(a).
“Business” means the business of the exploration for and mining of coal, and reclamation activities, as presently conducted by Seller and its Affiliates (including the Companies) in the Ordinary Course of Business as of the date hereof in Northwest Colorado and in New Mexico, including at the Twentymile (Foidel Creek) Mine in Colorado, the Sage Creek Mine in Colorado, the Yoast Mine in Colorado, the Seneca 2 Mine in Colorado, the Seneca 2W Mine in Colorado, the Williams Fork (Empire) Mine in Colorado, the Hayden Gulch Terminal in Colorado, the Mesa Gravel Pit in Colorado, the Red Rock Gravel Pit in Colorado, the El Segundo Mine in New Mexico and the Lee Ranch Mine in New Mexico, but not at the locations referenced in Schedule 3.08(f).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.
“Buyer” has the meaning set forth in the preamble.
“Buyer Claims” has the meaning set forth in Section 8.01.
“Buyer Fundamental Representation” has the meaning set forth in Section 9.01.
“Buyer Guarantor” means Bowie Resource Holdings, LLC, a Delaware limited liability company.
“Buyer Guaranty” means the Guaranty issued by Buyer Guarantor included in the signature page hereto.
“Buyer Indemnified Parties” has the meaning set forth in Section 8.01.
“Buyer Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, is or would reasonably be expected to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.
“Buyer Prepared Tax Return” has the meaning set forth in Section 9.11(h).
“Buyer Related Parties” means Buyer, the Buyer Guarantor, the Debt Financing Sources and the Equity Investor, or any of their respective former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees.

“Buyer Warranty Breach” has the meaning set forth in Section 8.03.
“Buyer’s Environmental Assessments” has the meaning set forth in Section 5.13.
“Buyer’s knowledge” means the actual knowledge of John Siegel, Manie Dreyer, Jim Wolff, Grant Quasha and Brian Settles.
“Charter Documents” has the meaning set forth in Section 3.01.
“Claim” shall mean any demand, claim, citation or notice including notices of violation sent or given by a Person to another Person in which the former asserts that it has suffered Damages or has become party to a Proceeding that is the responsibility of the latter or that the latter otherwise has Liability under, or has violated any Applicable Laws including Environmental Laws or any Environmental Permit.
“Claimant” has the meaning set forth in Section 3.14(k).
“Closing” has the meaning set forth in Section 1.03.
“Closing Date” has the meaning set forth in Section 1.03.
“Closing Date Balance Sheet” has the meaning set forth in Section 1.04(b).
“CO Holdco” means Peabody Colorado Operations, LLC, a Delaware limited liability company.
“Code” means the Internal Revenue Code of 1986, as amended.

“Colorado Target Companies” Twentymile Holdings, LLC, a Delaware limited liability company, Twentymile Coal, LLC, a Delaware limited liability company, Sage Creek Holdings, LLC, a Delaware limited liability company, Peabody Sage Creek Mining, LLC, a Delaware limited liability company, Hayden Gulch Terminal, LLC, a Delaware limited liability company, Colorado Yampa Coal Company, a Delaware corporation, Juniper Coal Company, a Delaware corporation, Peabody Williams Fork Mining, LLC, a Delaware limited liability company, Moffat County Mining, LLC, a Delaware limited liability company, Peabody Colorado Services, LLC, a Delaware limited liability company, Peabody Rocky Mountain Management Services, LLC, a Delaware limited liability company, Peabody Rocky Mountain Services, LLC, a Delaware limited liability company, Peabody Twentymile Mining, LLC, a Delaware limited liability company, Seneca Property, LLC, a Delaware limited liability company, Twentymile Equipment Company, LLC, a Delaware limited liability company.
“Company” has the meaning set forth in the recitals. References in this Agreement to “Company” or “Companies,” insofar as such references to “Company” or “Companies” refer to Southwest Holdco, refer to Southwest Holdco taking into account the Restructuring as if such actions had occurred on January 1, 2015 unless otherwise specified.
“Company Bond” means any deposit, letter of credit, trust fund, bid bond, performance bond, reclamation bond, surety bond and obligation under any self-bonding or similar payment or performance security or credit enhancement arrangement, including any guarantee or similar obligation, under any Permit, Applicable Law, lease-by-application or any other lease for surface property or mineral rights (and all such similar undertakings).
“Company Confidential Information” means any information concerning the business and affairs of any Company that is not generally available to the public (other than through a breach of a confidentiality obligation or similar obligation owed to the Companies).
“Company Employee” has the meaning set forth in Section 6.01(a).
“Company Intellectual Property Rights” has the meaning set forth in Section 3.09(a).
“Company Transaction Expenses” means, without duplication and to the extent unpaid as of the Closing and not taken into account in the calculation of Working Capital, the collective amount of all out-of-pocket fees, costs and expenses incurred by the Companies or Seller (to the extent that any Company is responsible for the payment thereof) in connection with the sale of the Companies (including, without limitation, fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses).
“Confidentiality Agreement” has the meaning set forth in Section 5.01.
“Consent” means any consent, approval, Permit, or other authorization obtained from any Person, including any Governmental Body.
“Contract” means any written contract, lease, indenture, note, bond, license, agreement, instrument or commitment.
“Contract Mining Right” has the meaning set forth in Section 3.08(d).
“Contribution and Restructuring Agreement” is attached hereto as Exhibit B.
“Controlling Party” has the meaning set forth in Section 9.11(f).

“Cooperation Covenant” has the meaning set forth in Section 5.04(g).
“Damages” has the meaning set forth in Section 8.01.
“De Minimis Claim” has the meaning set forth in Section 8.02(a).
“Debt” means (without duplication) the Companies’ combined amount of all obligations for the principal of and premium (if any) for borrowed money or other obligations evidenced by notes, bonds, debentures or similar instruments determined as of the Adjustment Time and in accordance with Section 1.04(c) and specifically excluding: (a) liabilities related to intercompany balances between or among any of the Companies; (b) liabilities related to balances between or among any of the Companies and their respective Affiliates (other than the Companies) or Affiliates of Seller to the extent terminated or otherwise satisfied at Closing; (c) any liabilities included in the calculation of the Working Capital; (d) any obligation under operating leases; and (e) any Excluded Liabilities. For the avoidance of doubt, “Debt” shall include the Companies’ capital leases.

“Debt Financing” has the meaning set forth in Section 5.04(e).
“Debt Financing Sources” means any lender, underwriter or any other Person who is a party to any agreement, arrangement or understanding with Buyer, its Subsidiaries or their respective Affiliates in relation to any actual or prospective Debt Financing.
“Deductible” has the meaning set forth in Section 8.02(b).
“DOJ” means the United States Department of Justice.
“Employee Benefit Plan” has the meaning set forth in Section 3.13(a).
“Employee Related Liabilities” means, collectively, any liability related to the Company Employees, to the extent such liability relates to, results from, arises out of or was incurred in connection with such employees’ employment with Seller or any of its Affiliates prior to the Closing, or termination of employment on or after the Closing Date, other than with respect to any liability relating to any Plan that is not a Subsidiary Plan or with respect to any liability for or otherwise related to any retiree welfare arrangements not assumed by Buyer pursuant to Section 6.01(b).
“Employee Withholding Documents” has the meaning set forth in Section 6.01(g).
“Enterprise Value” means $358,000,000.00, plus the amount of the Working Capital Overage, if any or minus the amount of the Working Capital Underage, if any.
“Environmental Laws” means all Applicable Laws relating to the protection of the environment (including air, water and soil), including for the avoidance of doubt the federal Surface Mining Control and Reclamation Act, as amended and all analogous state statutes and all implementing regulations, and all Applicable Laws relating to the generation, handling, transportation, treatment, storage, disposal, release or cleanup of any Hazardous Substance, as such of the foregoing are in effect on or prior to the Closing Date.
“Environmental Permits” has the meaning set forth in Section 3.18(a).
“Equity” has the meaning set forth in the recitals.
“Equity Commitment Letter” has the meaning set forth in Section 4.07(a).

“Equity Financing” has the meaning set forth in Section 4.07(a).
“Equity Investor” has the meaning set forth in Section 4.07(a).
“ERISA” has the meaning set forth in Section 3.13(a).
“ERISA Affiliate” has the meaning set forth in Section 3.13(e).
“Estimated Purchase Price” has the meaning set forth in Section 1.04(a).
“Estimated Purchase Price Statement” has the meaning set forth in Section 1.04(a).
“Excluded Assets” means the assets designated on Exhibit C.
“Excluded Liabilities” means (i) any liabilities, obligations and costs relating to or arising from the Excluded Assets, (ii) so long as Buyer is in compliance with Section 9.12, any UMWA Liabilities, (iii) any liabilities related to a Plan that is not a Subsidiary Plan, including any Seller Pension Plan, including any PBGC Claims thereunder, (iv) any liabilities, claims or costs for or otherwise relating to, arising out of or resulting from any post-retirement medical or other retiree welfare obligations with respect to any current or former employees, consultants, contractors, officers, directors or other service provider of the Seller or any of its Affiliates (including the Companies), except in the case of this clause (iv) to the limited extent otherwise specified in Section 6.01(b), and (v) any liabilities related to interest rate, currency or other hedging or swap arrangements.
“Expiration Time” has the meaning set forth in Section 9.12(a).
“Final Allocation Schedule” has the meaning set forth in Section 9.11(j).
“Final Purchase Price” has the meaning set forth in Section 1.04(d).
“Final Reopener Adjustment” means, in the event the customer under the Subject Contract delivers written notice (including via email) that it disputes in good faith the invoiced price included in the first invoice submitted to such customer for the first shipment of coal to the customer under the Subject Contract on or after January 1, 2016 (which invoice includes coal shipped at the “Contract Price” (as such term is used in Section 10.3 of the Subject Contract) in effect as of January 1, 2016), and the parties to the Subject Contract have not resolved such dispute in writing or otherwise prior to Closing, the Reopener Adjustment as calculated using the Inflated Ceiling Total Billing Price and PRB Total Billing Price as finally determined pursuant to the Subject Contract upon resolution of such dispute in accordance with Section 8.05 hereof.
“Final Section 336(e) Election” has the meaning set forth in Section 9.11(k).
“Financial Statements” has the meaning set forth in Section 3.06.
“Financing” has the meaning set forth in Section 5.04(e).
“Financing Failure” means any failure by Buyer to obtain a combination of Debt Financing and Equity Financing in an amount that will provide Buyer with sufficient funds to consummate the Closing.
“FLSA” means the Fair Labor Standards Act of 1938, as amended.
“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles as in effect on the date hereof, applied in a manner consistent with the Companies’ past practice.
“Governmental Body” means any federal, state, local, municipal, foreign or other government or quasi-governmental authority or any department, agency, commission, board, subdivision, bureau, agency, instrumentality, court or other tribunal of any of the foregoing.
“Hazardous Substance” means any material classified, defined or identified as hazardous, extremely hazardous, toxic or radioactive or a contaminant or a pollutant under Environmental Laws.
“Holdco Equity” has the meaning set forth in the recitals.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“Income Tax” means any federal, state, local or foreign Tax measured by or imposed on net income.
“Indemnified Party” has the meaning set forth in Section 8.05(a).
“Indemnifying Party” has the meaning set forth in Section 8.05(a).
“Intellectual Property” means: (a) patents and statutory invention registrations; (b) trademarks, service marks, trade dress, logos, trade names, corporate names, business names and Internet domain names, and all goodwill associated therewith; (c) copyrighted works and copyrights; (d) trade secrets, confidential information, proprietary information, and know-how; and (e) as applicable, all registrations, applications, renewals, divisions, continuations, continuations-in-part, re-issues, re-examinations and foreign counterparts for any of the foregoing.
“Interim Financial Statements” has the meaning set forth in Section 3.06.
“Inflated Ceiling Total Billing Price” means the Ceiling Price (as such term is used in the Subject Contract) in effect as of January 1, 2016 as determined pursuant to Section 10.5 of the Subject Contract.
“Judgment” has the meaning set forth in Section 3.03(a).
“Leased Property” has the meaning set forth in Section 3.08(b).
“Legal Advisors” has the meaning set forth in Section 11.16.
“Liability” means any debt, damage, liability or obligation (whether direct or indirect, known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due, and whether in contract, tort, strict liability or otherwise).
“Liens” means any lien, mortgage, security interest, pledge, charge or other encumbrance of any kind, and, solely with respect to any equity interests in any business entity, any pledge, option, right of first refusal, proxy, voting trust or agreement, or transfer restriction under any shareholder or similar agreement.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on: (a) the business, results of operations, financial condition or assets or properties of the Companies (or the business, results of operations, financial condition or assets or properties of the Companies taking into account the Restructuring), taken as a whole; or (b) the ability of Seller or the Companies to consummate the transactions contemplated hereby; provided, that, no event, occurrence, fact, condition or change that arises from or relates to the following shall be deemed to constitute or shall be taken into account in determining whether there has been, a Material Adverse Effect: (i) the United States or foreign economic, financial or geopolitical conditions or events in general; (ii) changes in the financial or capital markets (including any disruption thereof, suspension of trading in, or limitation on prices for, securities on any exchange or any decline in the price of any security or any market index) or changes in interest rates; (iii) changes in Applicable Law, directives issued by any Governmental Body, regulations or standards affecting any of the Companies, its clients or customers or GAAP; (iv) changes in the coal industry or power generation industry generally, including increased competition in any market in which the Companies conduct business; (v) any shutdown, retirement or decommissioning of or alteration to or any planned or announced shutdown, retirement or decommissioning of or alteration to any power plant or other power generation facility; (vi) seasonal fluctuations in the Business; (vii) fluctuations in the price or supply of any commodities, raw materials or supplies; (viii) military conflicts or acts of foreign or domestic terrorism; (ix) any action required or permitted by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of Buyer; (x) the identity of Buyer as the purchaser of the Companies pursuant to this Agreement, the process leading to the execution or announcement of this Agreement, or the execution, announcement, pendency or completion of the transactions contemplated by this Agreement; (xi) any action or omission of Buyer or any of its Affiliates in violation of this Agreement; (xii) the initiation, anticipation, or pendency of any Proceeding relating to Antitrust Law seeking to restrain, preclude, enjoin, prevent or otherwise prohibit the sale of the Equity to Buyer as contemplated by this Agreement; or (xiii) any failure to meet financial projections or any estimates of revenues or earnings; provided, that, the underlying causes of any such failures described in this clause (xiii) (subject to the other provisions of this definition) shall not be excluded; except, in the case of the foregoing clauses (i), (ii), (iii), (iv), (vii) or (viii), to the extent such event, occurrence, fact, condition or change has had a material disproportionate adverse impact on the Companies, taken as a whole, relative to other businesses operating in the industry and geographic areas in which the Companies operate, and then only such material disproportionate impact shall be considered for purposes of this definition.
“Material Contract” has the meaning set forth in Section 3.10(a).
“Material Personal Property” has the meaning set forth in Section 3.07(a).
“MOU BB” means that certain Memorandum of Understanding BB attached as Exhibit E.
“MOU BB Coal Lands” means that certain Owned Property identified in MOU BB.
“New Mexico Target Companies” means El Segundo Coal Company, LLC, a Delaware limited liability company, Peabody New Mexico Services, LLC, a Delaware limited liability company, Peabody America, Inc., a Delaware corporation, Gallo Finance Company, a Delaware corporation, Peabody Natural Resources Company, a Delaware general partnership, American Land Holdings of New Mexico, LLC, a Delaware limited liability company, Peabody Southwestern Coal Company, a Delaware corporation, and NM Equipment Company, LLC, a Delaware limited liability company.
“NM Holdco” means New Mexico Coal Resources, LLC, a Delaware limited liability company.
“Notice of Disagreement” has the meaning set forth in Section 1.04(d).
“Obligations” has the meaning set forth in the Buyer Guaranty.
“Order” has the meaning set forth in Section 5.05(d).

“Ordinary Course of Business” means with respect to any Person or Persons the ordinary and usual course of day-to-day operations of the business of such Person or Persons through the date hereof consistent with past practice.
“Owned Property” has the meaning set forth in Section 3.08(a).
“Parent Guarantee” means any guarantee, indemnity, surety bond, letter of credit or letter of comfort issued by Seller or any of its Affiliates (other and any of the Companies) relating solely to the Business, other than Company Bonds.
“PBGC” has the meaning set forth in Section 3.13(e).
“PBGC Claims” has the meaning set forth in Section 3.13(e).
“Permit” means any consent, approval, permit, license, certificate, exemption, order, declaration, filing, registration or other authorization issued by, or obtained from a Governmental Body.
“Permitted Liens” means any of: (a) Liens imposed by Applicable Law or any Governmental Body (but excluding any such Liens arising due to the Companies’ failure to fulfill an undisputed monetary obligation such as late payment of Taxes or contractual obligations); (b) Liens arising under leases or otherwise affecting the interest of the lessor in leased property; (c) easements, covenants, rights-of-way, restrictions and other encumbrances of record that run with the land and do not materially detract from the value of the assets used in connection with the Business or materially interfere with the operation of the Business; (d) all exceptions, restrictions, easements, charges, rights-of-way and monetary and non-monetary Liens which are set forth in any Permit; (e) cashiers’, landlords’, mechanics’, materialmens’, carriers’, workmens’, repairmens’, contractors’, warehousemens’ and similar Liens arising or incurred in the Ordinary Course of Business and for amounts which are not delinquent more than thirty (30) days; (f) Liens for current period Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings and, in each case, for which adequate reserves have been provided in any of the Financial Statements in accordance with GAAP; (g) purchase money security interests in respect of personal property; (h) matters disclosed on title surveys, title policies or preliminary title reports or other documents or writings included in the public records, in each case that do not materially detract from the value of the assets used in connection with the Business or materially interfere with the operation of the Business; (i) Liens pursuant to the express terms of an agreement set forth on Schedule 3.08(b), Schedule 3.08(d), or Schedule 3.08(e); (j) any Liens with respect to assets of the Companies (or assets the Companies will obtain in connection with the Restructuring), which, individually or in the aggregate, do not materially detract from the value of the Companies, or materially interfere with the present use of, the assets affected by such Liens or the conduct of the Business; and (k) Liens granted at the Closing by Buyer and/or any of its Affiliates.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Body.
“PEC” means Peabody Energy Corporation, a Delaware corporation.
“PIC” means Peabody Investments Corp., a Delaware corporation.
“Plan” has the meaning set forth in Section 3.13(a).
“PRB Total Billing Price” means the Total Billing Price (as such term is used in the Subject Contract) in effect as of January 1, 2016 resulting from the calculation of the Contract Price pursuant to Section 10.3 of the Subject Contract (which references Sections 10.2 of the Subject Contract) without regard to the adjustment provision in the initial clause of Section 10.2 of the Subject Contract prior to the formula contained in Section 10.2 of the Subject Contract.
“Pre-Closing Period” shall mean any taxable year or period that ends on or before the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year or period ending on and including the Closing Date.
“Proceeding” has the meaning set forth in Section 3.09(b).
“Prohibitive Order” has the meaning set forth in Section 2.01(b).
“Property Taxes” means ad valorem, property, excise, or similar Taxes (including any interest, fine, penalty, or additions to tax imposed by any Governmental Body in connection with such Taxes) based upon operation or ownership of assets but excluding, for the avoidance of doubt, Income Taxes and Transfer Taxes.
“Pull and Refile” has the meaning set forth in Section 5.05(b).
“Purchase Price” has the meaning set forth in Section 1.01.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing into the environment.
“Reopener Adjustment” means the product of (x) the amount, reflected as a whole number, for each $0.01 difference (rounded to the nearest $0.01), of the difference of (i) the Inflated Ceiling Total Billing Price, minus (ii) the PRB Total Billing Price, multiplied by (y) $220,000, provided that in no event shall such amount exceed $15,000,000. For example, if the Inflated Ceiling Total Billing Price is set at $26.92 and the PRB Total Billing Price is set at $26.89, the Reopener Adjustment would equal $660,000 (i.e., 3 multiplied by $220,000). For the avoidance of doubt, if the PRB Total Billing Price is greater than the Inflated Ceiling Total Billing Price, then the Reopener Adjustment would be $0.00.
“Required Information” means (a) the Audited Financial Statements in accordance with and subject to Section 5.15, (b) quarterly unaudited financial statements of (i) CO Holdco and the Colorado Target Companies and (ii) NM Holdco and the New Mexico Target Companies for quarters (other than the fourth fiscal quarter) ended more than forty-five (45) days prior to the Closing Date, (c) monthly production and cost reports of the Business prepared in the Ordinary Course of the Business for the periods contemplated by the immediately preceding clauses (a) and (b) and for any monthly period thereafter prior to the Closing Date prepared in the Ordinary Course of the Business, and (d) such other information reasonably requested by Buyer (or Buyer on behalf of its financing sources) in order to consummate the Financing to the extent such other information is available to Seller without obligation to generate any such other information.
“Resolution Period” has the meaning set forth in Section 1.04(d).
“Restructuring” means the transactions set forth in the Contribution and Restructuring Agreement.
“Retiree Medical Plan” has the meaning set forth in Section 6.01(b).
“Sage Creek Portal” means the mine shaft located on the MOU BB Coal Lands.
“Schedule Supplement” has the meaning set forth in Section 5.07.

“Schedules” has the meaning set forth in Article III.
“SEC” means the United States Securities and Exchange Commission.
“Second Request” has the meaning set forth in Section 5.05(b).
“Section 336(e) Election” has the meaning set forth in Section 9.11(k).
“Securities Act” means the Securities Act of 1933, as amended.
“Seller” has the meaning set forth in the preamble.
“Seller Additional Amounts” has the meaning set forth in Section 7.02(d).
“Seller Claims” has the meaning set forth in Section 8.03.
“Seller Fundamental Representation” has the meaning set forth in Section 9.01.
“Seller Guarantor” means PEC.
“Seller Guaranty” means the Guaranty issued by Seller Guarantor included in the signature page hereto.
“Seller Indemnified Parties” has the meaning set forth in Section 8.03.
“Seller Pension Plan” has the meaning set forth in Section 3.13(e).
“Seller Plans” has the meaning set forth in Section 3.13(a).
“Seller Taxes” means any and all Taxes imposed on or with respect to the Companies or any Affiliate of the Companies or for which any Company is otherwise liable: (a) for any Pre-Closing Period and for the portion of any Straddle Period ending on the Closing Date (determined in accordance with Section 9.11(c)); (b) resulting from a breach of the representations and warranties set forth in Section 3.11 or a breach by Seller of covenants set forth in Section 9.11; (c) of any member of any consolidated group of which any Company is or was a member on or prior to the Closing Date by reason of U.S. Treasury Regulation Section 1.1502-6(a) or any analogous or similar foreign, state, or local law; (d) resulting from any Section 336(e) Election as provided in Section 9.11(k); or (e) of any other Person for which any Company is or has been liable as a transferee or successor, by contract or otherwise with respect to a transaction, relationship or contract occurring or entered into during the periods or partial periods ending prior to Closing; provided, that no such Tax will constitute a Seller Tax to the extent such Tax was included as a current liability in the determination of Working Capital.
“Seller Warranty Breach” has the meaning set forth in Section 8.01.
“Seller’s knowledge” means the actual knowledge of Christopher J. Hagedorn, Robert A. Mentle, Mark Scimio, Delbert L. Lobb, Allen T. Capdeboscq and Bradley E. Phillips.
“SMCRA” means the Surface Mining Control and Reclamation Act of 1977.
“Southwest Holdco” has the meaning set forth in the Recitals.
“Standard Procedure” has the meaning set forth in Section 6.01(g).

“Statement” has the meaning set forth in Section 1.04(b).
“Straddle Period” means a taxable period beginning on or before the Closing Date and ending after the Closing Date.
“Subject Contract” has the meaning set forth in Section 5.16.
“Subject Guarantee” has the meaning set forth in Section 5.10(b).
“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity.
“Subsidiary Plans” has the meaning set forth in Section 3.13(a).
“Support Materials” has the meaning set forth in Section 1.04(b).
“Survival Period” has the meaning set forth in Section 9.01.
“Target Companies” has the meaning set forth in the recitals.
“Target Companies Equity” has the meaning set forth in the recitals.
“Target Company Permits” has the meaning set forth in Section 3.21(a).
“Target Water Rights” has the meaning set forth in Section 3.08(e).
“Tax” or “Taxes” means: (a) any federal, state, local or foreign income, gross receipts, capital stock, franchise, business license, profits, withholding, social security, payroll, unemployment, workers’ compensation, disability, social security, real property, ad valorem/personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other similar tax, charge, fee, duty, levy, impost or other similar assessment imposed by any Governmental Body, including any interest, penalty or addition thereto, whether disputed or not; (b) any liability for payment of amounts described in clause (a) payable by reason of being a member of an affiliated, consolidated, combined, or unitary group including liability pursuant to U.S. Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law); and (c) any liability for payment of amounts described in clauses (a) or (b) as a result of transferee or successor liability, any tax sharing, tax indemnity or tax allocation agreement or any other contract to indemnify any other Person for taxes; provided that the definition of “Tax” shall not include any royalties payable to any Governmental Body.
“Tax Contest” has the meaning set forth in Section 9.11(f).

“Tax Proceeding” has the meaning set forth in Section 9.11(f).
“Tax Returns” means any return, declaration, report, claim for refund, information return or other document (including schedules or any related or supporting information, and including any amendment thereof) filed or required to be filed with any Governmental Body or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.
“Termination Date” has the meaning set forth in Section 7.01(a)(ii).
“Termination Fee” has the meaning set forth in Section 7.02(d).
“Third-Party Claim” has the meaning set forth in Section 8.06.
“Transfer Taxes” has the meaning set forth in Section 9.11(e).
“Transferred Employee” has the meaning set forth in Section 6.01(g).
“Transition Services Agreement” shall mean the transition services agreement, in substantially the form of Exhibit D, entered into on the Closing Date by and between Buyer and PIC.
“UMWA Liabilities” means all Liabilities that relate to, are based on, or arise from any collective bargaining agreement that Seller or any of its Affiliates is a party to, including without limitation the WSA and any amendments or memorandums of understanding related thereto, including without limitation MOU BB, successorship obligations, hiring obligations, notice obligations, bargaining obligations, pay obligations, and obligations relating to or arising under or from any Plans, including without limitation, any pension plan withdrawal or other pension plan obligations.
“WARN Act” has the meaning set forth in Section 3.14(i).
“Water Rights” means all ditches, ditch rights, springs, spring rights, wells, well rights, storage rights, reservoirs, reservoir rights, appropriative rights of exchange, plans for augmentation, substitute supply plans, rights to water represented by shares of stock in mutual ditch or reservoir companies, water allotment contracts, water supply agreements and leases, water taps, rights in tributary, nontributary, and not nontributary ground water, and other rights in and to the use of water, whether or not adjudicated, together with any and all rights, claims and entitlements associated with the historic beneficial use of said water rights, and all ditches, reservoirs, embankments, flumes, headgates, measuring devices, wells, pumps, motors, pipelines, utilities and other structures and devices used for or associated with the diversion, conveyance, measurement, storage or use of the water and water rights, and all easements, rights of way, licenses, use permits, well permits, covenants, and contract rights therefore or pertaining thereto.
“WC Target” means $15,000,000.
“Working Capital” means the aggregate amount of the current assets of the Companies, excluding (x) all accounts receivable, (y) all intercompany receivable balances between or among any of the Companies and (z) any assets from Affiliates of such Company that will not remain on a Company’s balance sheet immediately after Closing, less the aggregate amount of the current liabilities of the Companies, calculated in accordance with Exhibit A hereto, in each case determined as of the Adjustment Time and in accordance with Section 1.04(c) and specifically excluding: (a) liabilities related to intercompany payables or other balances between or among any of the Companies; (b) liabilities related to balances between or among any of the Companies and their respective Affiliates (other than the Companies) or Affiliates of Seller to the extent terminated or otherwise satisfied at Closing; (c) any pushdowns or other allocations to any Company of accrued expenses from their Affiliates that will not remain on a Company’s balance sheet immediately after Closing, including any out-of-pocket expenses incurred prior to Closing by any of the Companies solely in connection with the negotiation, execution and performance of this Agreement; (d) any Excluded Liabilities and (e) the current portion of Debt.

“Working Capital Overage” means the amount by which the Working Capital exceeds the WC Target.
“Working Capital Underage” means the amount by which the WC Target exceeds the Working Capital.
“WSA” means the 2013 Western Surface Agreement between Peabody Western Coal Company, Seneca Coal Company, LLC and International Union, United Mine Workers of America, as amended.
Section 10.02     Other Definitional Provisions. In this Agreement, unless a clear contrary intention appears:

(a)    All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Articles, Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.

(b)    Exhibits, Schedules and other Attachments to this Agreement, including the Buyer Guaranty and Seller Guaranty, are attached hereto and by this reference incorporated herein for all purposes.

(c)    The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to the Article, Section or subsection hereof in which such words occur unless expressly provided otherwise. The words “or,” “either” and “any” are not exclusive, and ”including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term. The words “shall” and “will” have equivalent meanings, and no distinction should be deemed to exist between them.

(d)    All references to “$” and dollars shall be deemed to refer to United States currency unless otherwise specifically provided.

(e)    Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

(f)    The singular number includes the plural number and vice versa.

(g)    Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually.

(h)    Reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof.

(i)    Reference to any statute, law, rule or regulation means such statute, law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any statute, law, rule or regulation means that provision of the same from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

ARTICLE XI
MISCELLANEOUS

Section 11.01     Press Releases and Communications. No press release or public announcement related to this Agreement or the transactions contemplated herein, or prior to the Closing, any other announcement or communication to the employees, clients or suppliers of the Companies, shall be issued or made by any party hereto without the written approval of each of Buyer and Seller, unless required by Applicable Law or the rules of any securities exchange (in the reasonable opinion of counsel to the party issuing such press release, announcement or communication) in which case Buyer and Seller shall have the right to review such press release, announcement or communication prior to its issuance, distribution or publication. Notwithstanding anything contained herein to the contrary, in no event shall Buyer or, after the Closing, the Companies have any right to use the name or mark of Seller or any of its Affiliates (including the names and marks that are the subject of Section 9.06), or any abbreviation, variation or derivative thereof, in any press release, public announcement or other public document or communication without the express written consent of Seller.

Section 11.02     Expenses. Whether or not the Closing takes place, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided, that, Buyer and Seller shall each bear and pay fifty percent (50%) of the filing fees, if any, incurred under the HSR Act.

Section 11.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given: (a) when personally delivered; (b) when transmitted via telecopy (or other electronic or facsimile device) to the number or email address set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid); (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service; or (d) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address, individual, facsimile number or email address set forth below (or to such other address, individual, facsimile number or email address as a party hereto may designate by notice to the other party):

Notices to Seller:
Peabody Investments Corp.
701 Market Street

St. Louis, Missouri 63101
Attn: Chief Legal Officer
Facsimile: (314) 342-3419
E-Mail: vdorch@peabodyenergy.com

with a copy (which shall not constitute notice) to:

Baker & McKenzie LLP
300 East Randolph Street
Suite 5000
Chicago, Illinois 60601
Attn: Lewis D. Popoff
Facsimile: (312) 861-2899
E-Mail: Lewis.Popoff@bakermckenzie.com

Notices to Buyer:
Bowie Resource Partners, LLC
6100 Dutchmans Lane, 9th Floor
Louisville, KY 40205
Attn: Brian S. Settles, Senior VP, Secretary & General Counsel
Email: bsettles@bowieresources.com
with a copy (which shall not constitute notice) to:
Holland & Hart LLP
222 South Main Street, Suite 200
Salt Lake City, Utah 84101
Attn: A. John Davis
Email: ajdavis@hollandhart.com

Section 11.04     Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party hereto without the prior written consent of the other parties hereto; provided, that, Buyer may, without relieving Buyer from its liabilities or obligations hereunder, assign this Agreement and its rights, interests or obligations hereunder to any of its Affiliates without the consent of any other party; provided, further, that, after the Closing, (i) either party may assign this Agreement and its rights, interests or obligations hereunder to any of its beneficial owners or successors by operation of law, without relieving such party from its liabilities or obligations hereunder and (ii) Buyer may assign this Agreement and its rights, interests or obligations hereunder to any Debt Financing Source (so long as Buyer remains fully liable for all of its obligations hereunder) pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing.

Section 11.05     Severability.     Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under Applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and the parties hereto shall amend or otherwise modify this

Agreement to replace any prohibited or invalid provision with an effective and valid provision that gives effect to the intent of the parties to the maximum extent permitted by Applicable Law.

Section 11.06     No Strict Construction; Schedules. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The Schedules have been arranged for purposes of convenience in separately titled sections corresponding to sections of this Agreement; provided, that, each section of the Schedules shall be deemed to incorporate by reference all information disclosed in any other section of the Schedules to the extent such disclosure and the applicability of such information is readily apparent on its face. Capitalized terms used in the Schedules and not otherwise defined therein have the meanings given to them in this Agreement. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement and the specification of any dollar amount or the inclusion of any item in the Schedules or Exhibits is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the Ordinary Course of Business. The description of the provisions of any agreement, relationship or other matter with third parties contained herein is solely for the benefit of the parties to this Agreement and shall not constitute an admission by Seller vis-à-vis such third parties as to the interpretation or effect of such agreement, relationship or other matter, or otherwise modify the terms of such agreement, relationship or other matter. In disclosing any information in the Schedules, Seller and its Affiliates expressly do not waive any attorney-client privilege associated with any such information or any protection afforded by the

“work product doctrine” or “common interest doctrine” with respect to any of the matters disclosed or discussed herein. The inclusion in any part of the Schedules of information or the exclusion of information from any part of the Schedules will not be deemed to establish any level of materiality for purposes of this Agreement. The information contained in this Agreement and in the Schedules and Exhibits is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party or any of its Affiliates to any third party of any matter whatsoever (including any violation of law or breach of contract). The representations and warranties of the parties hereto are made and given subject to the disclosures in the Schedules in addition to the requirements set forth in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

Section 11.07 Amendment and Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party hereto shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 11.08     Complete Agreement. This Agreement and the documents referred to herein (including the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 11.09     Counterparts. This Agreement may be executed in multiple counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf)), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

Section 11.10     Governing Law. This Agreement and any Claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transactions leading to this Agreement or contemplated hereby, the relationship of the parties hereto, and/or the interpretation and enforcement of the rights and duties of the parties hereunder or related in any way to the foregoing, shall be governed by and construed in accordance with the internal, substantive laws of the State of Delaware applicable to agreements entered into and to be performed solely within such state without giving effect to the principles of conflict of laws thereof.

Section 11.11 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ANY LEGAL ACTION, SUIT OR PROCEEDING ARISING UNDER OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE TRANSACTIONS LEADING TO THIS AGREEMENT OR CONTEMPLATED HEREBY, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER OR RELATED IN ANY WAY TO THE FOREGOING MAY ONLY BE INSTITUTED IN THE DELAWARE COURT OF CHANCERY (UNLESS SUCH COURT SHALL LACK SUBJECT MATTER JURISDICTION, IN WHICH CASE, IN ANY STATE OR FEDERAL COURT LOCATED IN DELAWARE) AND EACH PARTY

WAIVES ANY OBJECTION WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH ACTION, SUIT OR PROCEEDING, AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING. SERVICE OF PROCESS WITH RESPECT THERETO MAY BE MADE UPON A PARTY BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS AS PROVIDED IN SECTION 11.03. EACH OF THE PARTIES HERETO AGREES THAT IT WILL NOT BRING OR SUPPORT ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR IN EQUITY, AGAINST THE DEBT FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR, IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF).

Section 11.12     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY CREDIT AGREEMENT ENTERED INTO WITH ANY DEBT FINANCING SOURCES IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY CREDIT AGREEMENT ENTERED INTO WITH ANY DEBT FINANCING SOURCES. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY

UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY CREDIT AGREEMENT ENTERED INTO WITH ANY DEBT FINANCING SOURCES BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12.

Section 11.13     No Third-Party Beneficiaries. No Person other than the parties hereto shall have any rights, remedies, obligations or benefits under any provision of this Agreement, except for Persons entitled to indemnification pursuant to Section 5.03, Section 5.13, Section 8.01, Section 8.03, Section 9.08 and Section 9.11; provided that the Debt Financing Sources shall be considered third party beneficiaries with respect to Sections 7.02(d), 7.02(f), 11.04, 11.11, 11.12 and this Section 11.13 and the Equity Investor shall be considered a third party beneficiary with respect to Sections 7.02(d) and 7.02(e).

Section 11.14     Conflict Between Transaction Documents. The parties hereto agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

Section 11.15 Remedies

(a)    Except as otherwise provided in this Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy expressly conferred hereby and the exercise by a party of any one such remedy will not preclude the exercise of any other such remedy.
(b)    The parties hereto understand and agree that the covenants and undertakings on each of their parts herein contained are uniquely related to the desire of the parties and their respective Affiliates to consummate the transactions contemplated herein, that the transactions contemplated herein represent a unique business opportunity at a unique time for each of Seller and Buyer and their respective Affiliates and further agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its terms and further agree that, although monetary damages may be available for the breach of such covenants and undertakings, monetary damages would be an inadequate remedy therefor. Accordingly, each party hereto agrees that, subject to the limitations set forth in Section 11.15(c), in the event of any breach or threatened breach by Seller, on the one hand, or Buyer, on the other hand, of any of their respective covenants or obligations set forth in this Agreement, Seller, on the one hand, and Buyer, on the other hand, shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of or to enforce compliance with, the covenants and obligations of the other under this Agreement. Without limiting the foregoing, in the event of any breach or threatened breach by Buyer, subject to the limitations set forth in Section 11.15(c), and without being required to pursue or exhaust all remedies against Buyer, Seller may enforce the Buyer Guaranty in order to compel Buyer’s performance of this Agreement. Without limiting the foregoing, in the event of any breach or threatened breach by Seller, and without being required to pursue or exhaust all remedies against Seller, Buyer may enforce the Seller Guaranty in order to compel Seller’s performance of this Agreement. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction.

(c)    Notwithstanding the foregoing, it is explicitly agreed that Seller shall be entitled to seek an injunction, specific performance and/or other equitable remedies to specifically enforce Buyer’s obligations (i) to effect the Closing on the terms and conditions set forth in this Agreement if and only if (A) the conditions set forth in Section 2.01 and Section 2.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing; provided, that, with respect to the conditions set forth in Section 2.02(e), such conditions set forth in Section 2.02(e) are capable of being satisfied at the Closing) or have been waived (in writing) by Buyer in each case at the time the Closing is required to have occurred pursuant to Section 1.03, (B) Seller has irrevocably confirmed to Buyer in writing that, if specific performance is granted and the Financing is funded, Seller and the Companies are ready, willing and able to (and shall) perform their obligations in connection with effectuating the Closing and the Closing will occur pursuant to Article I (and Seller has not revoked such notice), (C) the Financing has been funded or the financing sources thereunder have indicated to Buyer in writing that the Financing will be funded at the Closing, and such indication does not express any reservation as to whether the applicable conditions to fund have been or will be satisfied, and (D) Buyer fails to consummate the Closing by the date the Closing is required to have occurred in accordance with Section 1.03 and (ii) to pay the Termination Fee and any Seller Additional Amounts in circumstances where such amounts are payable in accordance with Section 7.02(d).

Section 11.16     Privilege and Related Matters. Buyer acknowledges that Seller and the Companies have been represented by Seller’s legal department and the law firms of Baker & McKenzie LLP, Dechert LLP, Thompson Coburn, Hunton & Williams and, only with respect to advice on water right, Holland & Hart (collectively, “Legal Advisors”) in connection with the transactions contemplated herein. Buyer acknowledges that, while the representation by the Legal Advisors in the transactions contemplated herein has, in part, nominally been of the Companies, the true clients have been Seller and its Affiliates (other than the Companies). As a consequence, Buyer acknowledges and agrees that: (a) the holder of the privilege with respect to any discussions with any client of the Legal Advisors relative to the transactions contemplated herein on or prior the Closing Date will be Seller and no Company shall have any rights thereto; (b) it shall not take, and after Closing shall prevent any Company from taking, any action to attempt to disqualify any Legal Advisor from representing Seller or any of its Affiliates in connection with any dispute relating to this Agreement, any transaction agreements or documents related to this Agreement or the transactions contemplated herein based on the representation by any Legal Advisor of any Company in connection therewith on or prior to the Closing Date; and (c) after Closing, it shall, and shall cause any Company to, waive any conflicts that may arise in connection with any Legal Advisor representing Seller or any of its Affiliates.

Section 11.17 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, Buyer and Seller agree and acknowledge that, except for the obligations of Buyer Guarantor under the Buyer Guaranty and except for the obligations of Seller Guarantor under the Seller Guaranty, no recourse under this Agreement or any other agreement or document executed and delivered in connection with the transactions contemplated herein shall be had against any former, current or future direct or indirect director, officer, manager, employee or owner of Seller or Buyer (including the Equity Investor) or any of their respective Affiliates, excluding Seller and Buyer (except to the extent any such Person is a party to the same and then only to the extent such Person is individually bound), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any such Person for any obligation of Seller or Buyer, as applicable, under this Agreement or any other agreement or document executed and delivered in connection with the transactions contemplated hereby. For the avoidance of doubt, notwithstanding anything to the contrary set forth herein or in any agreement or document executed and delivered in connection with the transactions contemplated herein, neither the Equity Investor nor any of its former, current and future direct or indirect equityholders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees, will have any Liability to any Person (other than Buyer and its Affiliates to the extent expressly set forth in the Equity Commitment Letter or other definitive document between such parties) whatsoever, including Seller or its Affiliates (including the Companies) as a result of the Equity Investor’s execution and delivery of the Equity Commitment Letter or any other agreement or document contemplated therein.
* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

SELLER:		FOUR STAR HOLDINGS, LLC

	By:	/s/ Christopher J. Hagedorn
	Name:	Christopher J. Hagedorn
	Title:	Group Executive - Strategy & Development

BUYER:		WESTERN MEGAWATT RESOURCES, LLC

	By:	/s/ John Siegel
	Name:	John Siegel
	Title:	Executive Chairman

BUYER GUARANTY
The undersigned Buyer Guarantor hereby irrevocably and unconditionally guarantees to and for the benefit of Seller the due, full and prompt payment and performance of all obligations of Buyer to pay any amounts and perform any obligations under the Purchase and Sale Agreement (the “Agreement”) dated the date hereof, by and between Four Star Holdings, LLC, a Delaware limited liability company (“Seller”), and Western Megawatt Resources, LLC, a Delaware limited liability company (“Buyer”) when and if the same become due and payable in accordance with the terms of the Agreement (the “Obligations”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.
The Buyer Guarantor acknowledges that valuable consideration supports this Buyer Guaranty and that the Buyer Guarantor executed this Buyer Guaranty below and agreed to perform its obligations under this Buyer Guaranty as an inducement to Seller to enter into the Agreement and consummate the transactions contemplated in the Agreement on the terms and subject to the conditions contained herein. This Buyer Guaranty is an absolute, unconditional, present and continuing Buyer Guaranty of payment and performance, and not merely of collection of the Obligations and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever. The Buyer Guarantor acknowledges and agrees that a separate action or actions may be brought against the Buyer Guarantor to enforce its obligations under this Buyer Guaranty. At the option of Seller and upon notice to the Buyer Guarantor, the Guarantor may be joined in any action or proceeding commenced by Seller against Buyer in respect of any Obligation, and recovery may be had against the Buyer Guarantor in such action or proceeding or any independent action or proceeding against the Buyer Guarantor, without any requirement that Seller first assert, prosecute or exhaust any remedy or claim against Buyer or any other Person. The Buyer Guarantor’s obligations hereunder shall, to the fullest extent permitted by law, be unaffected by any event of bankruptcy, reorganization or insolvency with respect to Seller; by amendment, supplement, reformation or other modification of the Agreement, any other agreement, document or instrument relating thereto, or any Obligation; by Seller’s exercise or non-exercise or delay in exercising of any rights under this Buyer Guaranty, the Agreement or any other agreement, document or instrument relating thereto; by any change in the time, manner or place of payment, or any other amendment or waiver of, or any consent or departure from, the Agreement; by the permitted assignment or transfer of the Agreement or any other agreement, document or instrument relating thereto in whole or in part; or by any change in the ownership or control of any of Seller, the Buyer Guarantor or Buyer; and the absence of any notice to, or knowledge by, the Buyer Guarantor of the existence of any of the aforesaid matters or events.
The Buyer Guarantor hereby irrevocably, unconditionally and expressly waives, and agrees that it shall not at any time assert any claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, any bankruptcy, insolvency or similar proceedings, or exemption, whether now or any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Buyer Guarantor of its obligations hereunder. The Buyer Guarantor also hereby irrevocably, unconditionally and expressly waives all notices, promptness, diligence, presentment, demand and protest of every kind and any requirement that Seller exhaust any rights or first proceed against Buyer or any other Person. Buyer Guarantor shall have no right of subrogation under this Buyer Guaranty until all of the Obligations have been fully satisfied and discharged and the Buyer Guarantor agrees that it will not exercise any subrogation rights it may acquire, by payment made hereunder or otherwise, until the obligation to pay the Obligations in accordance with the Agreement to Seller have been fully satisfied and discharged. If, the preceding sentence notwithstanding, any amount shall be paid to the Buyer Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Seller, segregated from other funds of the Buyer Guarantor, and shall forthwith be applied to the payment of the Obligations in accordance with the terms of the Agreement. No delay or omission by Seller in exercising any right or remedy under this Buyer Guaranty shall operate as a waiver thereof or any other rights or remedy. No single or partial exercise of any rights or remedy under this Buyer Guaranty shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Seller may seek to enforce any right or remedy under this Buyer Guaranty directly against Buyer Guarantor with respect to any of the Obligations without first seeking to exercise any right or remedy against Buyer. No modification of the Obligations shall release or otherwise affect this Buyer Guaranty. THE OBLIGATION OF BUYER GUARANTOR UNDER THIS BUYER GUARANTY SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, NOT BE AFFECTED, IMPAIRED, LESSENED, MODIFIED, WAIVED OR RELEASED BY THE INVALIDITY OR UNENFORCEABILITY OF THE OBLIGATIONS AND THE BUYER GUARANTOR HEREBY SPECIFICALLY WAIVES ANY AND ALL DEFENSES WHICH IT MIGHT OTHERWISE HAVE TO ANY ACTION OR PROCEEDING TO ENFORCE THIS BUYER GUARANTY, EITHER AT LAW OR IN EQUITY, EXCEPT THE DEFENSE THAT THE SUM CLAIMED HAS ACTUALLY BEEN INDEFEASIBLY PAID TO BUYER.

The Buyer Guarantor represents and warrants to Seller that it is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into this Buyer Guaranty and perform the terms and conditions hereof; the execution, delivery and performance by Buyer Guarantor of this Buyer Guaranty, and the consummation of the transactions contemplated by the Agreement have been duly authorized by all necessary company action on the part of the Buyer Guarantor; the Buyer Guarantor has duly executed and delivered this Buyer Guaranty which constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies, do not require the consent, approval or authorization of any other Governmental Body or third party, and do not and will not violate the organizational documents of the Buyer Guarantor or any Applicable Laws. The representations and warranties contained in this Buyer Guaranty shall survive Closing indefinitely.

BUYER GUARANTOR:

Bowie Resource Holdings, LLC

By:	/s/ John Siegel
Name:	John Siegel
Title:	Executive Chairman
Date:	November 20, 2015

SELLER GUARANTY
The undersigned Seller Guarantor hereby irrevocably and unconditionally guarantees to and for the benefit of Buyer the due, full and prompt payment and performance of all obligations of Seller to pay any amounts and perform any obligations under the Purchase and Sale Agreement (the “Agreement”) dated the date hereof, by and between Four Star Holdings, LLC, a Delaware limited liability company (“Seller”), and Western Megawatt Resources, LLC, a Delaware limited liability company (“Buyer”) when and if the same become due and payable in accordance with the terms of the Agreement (the “Obligations”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Agreement.
Seller Guarantor acknowledges that valuable consideration supports this Seller Guaranty and that Seller Guarantor executed this Seller Guaranty below and agreed to perform its obligations under this Seller Guaranty as an inducement to Buyer to enter into the Agreement and consummate the transactions contemplated in the Agreement on the terms and subject to the conditions contained herein. This Seller Guaranty is an absolute, unconditional, present and continuing guaranty of payment and performance, and not merely of collection of the Obligations and shall not be changed or affected by any representation, oral agreement, act or thing whatsoever. The Seller Guarantor acknowledges and agrees that a separate action or actions may be brought against Seller Guarantor to enforce its obligations under this Seller Guaranty. At the option of Buyer and upon notice to Seller Guarantor, Seller Guarantor may be joined in any action or proceeding commenced by Buyer against Seller in respect of any Obligation, and recovery may be had against Seller Guarantor in such action or proceeding or any independent action or proceeding against Seller Guarantor, without any requirement that Buyer first assert, prosecute or exhaust any remedy or claim against Seller or any other Person. Seller Guarantor’s obligations hereunder shall, to the fullest extent permitted by law, be unaffected by any event of bankruptcy, reorganization or insolvency with respect to Buyer; by amendment, supplement, reformation or other modification of the Agreement, any other agreement, document or instrument relating thereto, or any Obligation; by Buyer’s exercise or non-exercise or delay in exercising of any rights under this Seller Guaranty, the Agreement or any other agreement, document or instrument relating thereto; by any change in the time, manner or place of payment, or any other amendment or waiver of, or any consent or departure from, the Agreement; by the permitted assignment or transfer of the Agreement or any other agreement, document or instrument relating thereto in whole or in part; or by any change in the ownership or control of any of Buyer, Seller Guarantor or Seller; and the absence of any notice to, or knowledge by, Seller Guarantor of the existence of any of the aforesaid matters or events.
Seller Guarantor hereby irrevocably, unconditionally and expressly waives, and agrees that it shall not at any time assert any claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshalling of assets or redemption laws, any bankruptcy, insolvency or similar proceedings, or exemption, whether now or any time hereafter in force, which may delay, prevent or otherwise affect the performance by Seller Guarantor of its obligations hereunder. Seller Guarantor also hereby irrevocably, unconditionally and expressly waives all notices, promptness, diligence, presentment, demand and protest of every kind and any requirement that Buyer exhaust any rights or first proceed against Seller or any other Person. Seller Guarantor shall have no right of subrogation under this Seller Guaranty until all of the Obligations have been fully satisfied and discharged and Seller Guarantor agrees that it will not exercise any subrogation rights it may acquire, by payment made hereunder or otherwise, until the obligation to pay the Obligations in accordance with the Agreement to Buyer have been fully satisfied and discharged. If, the preceding sentence notwithstanding, any amount shall be paid to Seller Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Buyer, segregated from other funds of Seller Guarantor, and shall forthwith be applied to the payment of the Obligations in accordance with the terms of the Agreement. No delay or omission by Buyer in exercising any right or remedy under this Seller Guaranty shall operate as a waiver thereof or any other rights or remedy. No single or partial exercise of any rights or remedy under this Seller Guaranty shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Buyer may seek to enforce any right or remedy under this Seller Guaranty directly against Seller Guarantor with respect to any of the Obligations without first seeking to exercise any right or remedy against Seller. No modification of the Obligations shall release or otherwise affect this Seller Guaranty. THE OBLIGATION OF SELLER GUARANTOR UNDER THIS SELLER GUARANTY SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, NOT BE AFFECTED, IMPAIRED, LESSENED, MODIFIED, WAIVED OR RELEASED BY THE INVALIDITY OR UNENFORCEABILITY OF THE OBLIGATIONS AND SELLER GUARANTOR HEREBY SPECIFICALLY WAIVES ANY AND ALL DEFENSES WHICH IT MIGHT OTHERWISE HAVE TO ANY ACTION OR PROCEEDING TO ENFORCE THIS SELLER GUARANTY, EITHER AT LAW OR IN EQUITY, EXCEPT THE DEFENSE THAT THE SUM CLAIMED HAS ACTUALLY BEEN INDEFEASIBLY PAID TO SELLER.

Seller Guarantor represents and warrants to Buyer that it is validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to enter into this Seller Guaranty and perform the terms and conditions hereof; the execution, delivery and performance by Seller Guarantor of this Seller Guaranty, and the consummation of the transactions contemplated by the Agreement have been duly authorized by all necessary company action on the part of Seller Guarantor; Seller Guarantor has duly executed and delivered this Seller Guaranty which constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies, do not require the consent, approval or authorization of any other Governmental Body or third party, and do not and will not violate the organizational documents of Seller Guarantor or any Applicable Laws. The representations and warranties contained in this Seller Guaranty shall survive Closing indefinitely.

SELLER GUARANTOR:

Peabody Energy Corporation

By:	/s/ Christopher J. Hagedorn
Name:	Christopher J. Hagedorn
Title:	Group Executive - Strategy & Development
Date:	November 20, 2015